Schedule 14A
                               (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant    / /

Check the appropriate box:

/X/ Preliminary Proxy Statement      / / Confidential, for Use of the
                                     Commission Only (as permitted by Rule
                                     14a-6(e) (2))

/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Cohoes Bancorp, Inc.
------------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required.

/X/ Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        Common Stock

    (2) Aggregate number of securities to which transaction applies: 7,834,685 shares and 803,085 options

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):Each of the 7,834,685 issued and outstanding shares of Common Stock (except for certain restricted shares referenced below) will, upon consummation of the merger, be converted into the right to receive $19.50 in cash. With respect to 205,906 restricted shares of common stock subject to stock awards which generally vest in three equal installments in 2002, 2003 and 2004, such shares will be converted into the right to receive $15.77584, $12.14933 and $8.61530, respectively. With respect to 513,633 options to purchase shares of Registrant's common stock at $12.0625 per share which vest in three equal installments in 2002, 2003 and 2004, holders thereof will receive, in consideration for the cancellation thereof, an amount per option share in cash equal to $6.01707, $4.63411 and $3.28596, respectively. With respect to 289,452 options to purchase Registrant's common stock at $12.0625 per share which are already vested or will vest in 2001, holders thereof will receive, in consideration for the cancellation thereof, an amount per option share in cash equal to $7.4375.

    (4) Proposed maximum aggregate value of transaction: $155,808.193.50

    (5) Total fee paid: $31,161.64

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:_________________________________

    (2) Form, schedule or registration statement no.:___________

    (3) Filing party:___________________________________________

    (4) Date filed:_____________________________________________


                    [Cohoes Bancorp, Inc. letterhead]




                                                             January ___, 2001

Dear Fellow Stockholder:

    We cordially invite you to attend a special meeting of the stockholders of Cohoes Bancorp, Inc. The meeting will be held at the Cohoes Music Hall, 58 Remsen Street, Cohoes, New York, on Thursday, February 15, 2001 at 2:00 p.m., Eastern Time.

    At the special meeting, you will be asked to adopt a merger agreement which provides for Cohoes Bancorp, Inc. to be merged with a subsidiary of Hudson River Bank & Trust Company. If the merger is completed, you will be entitled to receive a cash payment of $19.50 for each share of Cohoes stock that you own, other than certain shares covered by restricted stock awards. Upon completion of the merger, you will not own any stock or other interest in Cohoes Bancorp, Inc. nor will you receive, as a result of the merger, any stock of Hudson River Bank & Trust Company or its parent holding company, Hudson River Bancorp, Inc.

    Your exchange of shares of Cohoes stock for cash generally will cause you to recognize income for federal, and possibly state and local, tax purposes. You should consult your personal tax advisor for a full understanding of the tax consequences of the merger to you.

    Completion of the merger is subject to certain conditions, including receipt of various regulatory approvals and adoption of the merger agreement by the affirmative vote of a majority of our outstanding shares of common stock. As of January 2, 2001, the directors and officers of Cohoes Bancorp, Inc. beneficially owned 7.9% of the shares of Cohoes stock. We expect that all of the shares held by our directors and officers will be voted in favor of the merger.

    We urge you to read the attached proxy statement carefully. It describes the merger agreement in detail and includes a copy of the merger agreement as Appendix A.

    Your Board of Directors has unanimously approved the merger agreement and recommends that you vote "FOR" the merger because the Board believes it to be in the best interests of our stockholders.

    It is very important that your shares be represented at the special meeting. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy form and return it promptly in the postage-paid envelope provided.

    On behalf of the Board of Directors, I thank you for your prompt attention to this important matter.

                                     Sincerely,


                                     Harry L. Robinson
                                     President and Chief Executive Officer


                            Cohoes Bancorp, Inc.
                              75 Remsen Street
                          Cohoes, New York 12047
                              (518) 233-6500

                NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON FEBRUARY 15, 2001

    NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Cohoes Bancorp, Inc. will be held at the Cohoes Music Hall, 58 Remsen Street, Cohoes, New York on February 15, 2001 commencing at 2:00 p.m., Eastern Time.

    A proxy form and a proxy statement for the special meeting are enclosed. The meeting is for the purpose of considering and acting upon:

    1.  The adoption of the Agreement and Plan of Merger, dated November
24, 2000, by and between Hudson River Bancorp, Inc., Hudson River Bank & Trust Company and Cohoes Bancorp, Inc. Pursuant to the terms of the merger agreement, we will be merged with a wholly owned subsidiary of Hudson River Bank and will become a wholly owned subsidiary of Hudson River Bank. You will be entitled to receive $19.50 in cash for each share of Cohoes common stock that you own, other than certain shares covered by restricted stock awards. A copy of the merger agreement is included as Appendix A to the accompanying proxy statement;

    2. The potential adjournment of the special meeting of stockholders if necessary to solicit additional proxies; and

    3. Such other matters as may properly come before the special meeting or any adjournments or postponements thereof. We are not aware of any other business to come before the special meeting.

    Our stockholders of record at the close of business on January 2, 2001 are entitled to vote at the special meeting, and any adjournments or postponements of the special meeting. You have a right to dissent from the merger and obtain payment of the fair value of your shares by complying with the Delaware law provisions contained in Appendix C.

    You are cordially invited to attend the special meeting. However, to ensure your representation at the special meeting, please complete, sign, date and promptly mail your proxy form in the enclosed postage-paid envelope. The proxy form will not be used if you attend and vote at the special meeting in person. If you are a stockholder whose shares are not registered in your name, you will need additional documentation from the holder of record of your shares to vote in person at the meeting. The prompt return of your proxy will save us the expense of further requests for proxies.

                                 By Order of the Board of Directors,


                                 Harry L. Robinson
                                 President and Chief Executive Officer

Cohoes, New York
January ___, 2001

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

                             TABLE OF CONTENTS

                                                                      Page

Questions and Answers About Voting
  Procedures for the Special Meeting . . . . . . . . . . . . . . . .    1
Summary Term Sheet . . . . . . . . . . . . . . . . . . . . . . . . .    2
Selected Consolidated Financial and
  Other Information About Cohoes . . . . . . . . . . . . . . . . . .    5
Where You Can Find More Information. . . . . . . . . . . . . . . . .    6
The Special Meeting. . . . . . . . . . . . . . . . . . . . . . . . .    7
   Place, Time and Date. . . . . . . . . . . . . . . . . . . . . . .    7
   Matters to Be Considered. . . . . . . . . . . . . . . . . . . . .    7
   Record Date; Vote Required. . . . . . . . . . . . . . . . . . . .    7
   Beneficial Ownership of Cohoes Common Stock . . . . . . . . . . .    8
   Cohoes Common Stock . . . . . . . . . . . . . . . . . . . . . . .    8
   Proxies. .. . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
   The Companies . . . . . . . . . . . . . . . . . . . . . . . . . .   10
   Background of the Merger. . . . . . . . . . . . . . . . . . . . .   10
   Our Reasons for the Merger; Recommendation
     of Your Board of Directors. . . . . . . . . . . . . . . . . . .   12
   The Consideration is Fair According to
     Keefe, Bruyette & Woods, Inc., Our
     Financial Advisor . . . . . . . . . . . . . . . . . . . . . . .   14
   You Will Receive Cash for Your Shares of Cohoes Stock . . . . . .   19
   Treatment of Options and Restricted Shares. . . . . . . . . . . .   19
   Procedure for Surrendering Your Certificates. . . . . . . . . . .   20
   Representations and Warranties Made by Us,
   Hudson River and Hudson River Bank  . . . . . . . . . . . . . . .   21
   Conditions to the Merger. . . . . . . . . . . . . . . . . . . . .   22
   Conduct of Business Prior to Completion of the Merger . . . . . .   23
   Approvals Needed to Complete the Merger . . . . . . . . . . . . .   26
   Waiver and Amendment of the Merger Agreement. . . . . . . . . . .   27
   Termination of the Merger Agreement . . . . . . . . . . . . . . .   28
   Interests of Directors and Officers in
     the Merger that are Different from Your Interests . . . . . . .   29
   Employees and Benefit Plans . . . . . . . . . . . . . . . . . . .   32
   You Have Dissenters' Rights of Appraisal. . . . . . . . . . . . .   32
   Federal Income Tax Consequences of the Merger to You. . . . . . .   35
   Accounting Treatment of the Merger. . . . . . . . . . . . . . . .   36
   Who Pays for What . . . . . . . . . . . . . . . . . . . . . . . .   36
Certain Related Agreements . . . . . . . . . . . . . . . . . . . . .   36
   Plan of Liquidation . . . . . . . . . . . . . . . . . . . . . . .   36
   Bank Merger Agreement . . . . . . . . . . . . . . . . . . . . . .   36
   Voting Agreement. . . . . . . . . . . . . . . . . . . . . . . . .   37
Adjournment of the Special Meeting . . . . . . . . . . . . . . . . .   37
Beneficial Ownership of Cohoes Common Stock. . . . . . . . . . . . .   38
Stockholder Proposals. . . . . . . . . . . . . . . . . . . . . . . .   40
Other Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

Appendix A -- Agreement and Plan of Merger
  (excluding the exhibits thereto) . . . . . . . . . . . . . . . . .  A-1
Appendix B -- Opinion of Our Financial Advisor . . . . . . . . . . .  B-1
Appendix C -- Section 262 of the Delaware General Corporation Law. .  C-1

                                     i



                           QUESTIONS AND ANSWERS
                ABOUT VOTING PROCEDURES OF THE SPECIAL MEETING


Q:   What do I need to do now?            Q:   Can I change my vote?

A:   After you have carefully read        A:   Yes.  If you have not voted
     this proxy statement, indicate on         through your broker or other
     your proxy form how you want your         nominee, there are three ways you
     shares to be voted.  Then sign,           can change your vote after you
     date and mail your proxy form in          have sent in your proxy form.
     the enclosed prepaid return
     envelope as soon as possible.             *  First, you may send a written
     This will enable your shares to              notice to the person to whom
     be represented and voted at the              you submitted your proxy
     special meeting.                             stating that you would like to
                                                  revoke your proxy.
Q:   Why is my vote important?
                                               *  Second, you may complete and
A:   The merger must be approved by a             submit a new proxy form.  Any
     majority of the outstanding                  earlier proxies will be
     shares of Cohoes common stock.               revoked automatically.
     If you do not return your proxy
     form or vote in person at the             *  Third, you may attend the
     special meeting, it will have the            special meeting and vote in
     same effect as a vote against the            person.  Any earlier proxy
     merger.                                      will be revoked.  However,
                                                  simply attending the special
Q:   If my shares are held in street              meeting without voting will
     name by my broker, will my broker            not revoke your proxy.
     automatically vote my shares for
     me?                                       If you have instructed a broker
                                               or other nominee to vote your
A:   No.  Your broker will not be able         shares, you must follow
     to vote your shares without               directions you receive from your
     instructions from you.  You               broker or other nominee to change
     should instruct your broker to            your vote.
     vote your shares, following the
     directions your broker provides.     Q:   Should I send in my stock
                                               certificates now?
Q:   What if I fail to instruct my
     broker?                              A:   No.  You should not send in your
                                               stock certificates at this time.
A:   If you fail to instruct your
     broker to vote your shares, it            Instructions for surrendering
     will have the same effect as a            your Cohoes stock certificates in
     vote against the merger                   exchange for $19.50 per share in
     agreement.                                cash will be sent to you after we
                                               complete the merger.
Q:   Can I attend the meeting and vote
     my shares in person?                 Q:   Whom should I call with
                                               questions?
A:   Yes.  All stockholders are
     invited to attend the special        A:   You should call our proxy
     meeting.  Stockholders of record          solicitor, Regan & Associates,
     can vote in person at the special         Inc. at (800) 737-3426.
     meeting.  If your shares are held
     in street name, then you are not
     the stockholder of record and you
     must ask your broker or other
     nominee how you can vote at the
     special meeting.

                                      1



                            SUMMARY TERM SHEET

     This summary term sheet highlights selected information from this proxy statement. It does not contain all the information that may be important to you. We urge you to read carefully the entire document and the other documents to which we refer, including the merger agreement, to fully understand the merger.


You Are Entitled to Receive $19.50             Hudson River Bank with Hudson
in Cash Per Share of Cohoes Common             River Bank as the surviving bank
Stock (see page ____).                         (see pages _______).

     When the merger is completed,        *    The merger cannot occur unless
each Cohoes stockholder will be                our stockholders approve the
entitled to receive $19.50 in cash             merger by the affirmative vote of
for each share of Cohoes common                a majority of the outstanding
stock held, other than certain                 shares of Cohoes common stock and
shares covered by restricted stock             we receive approvals from banking
awards.  For example, if you own 50            regulators (see pages ______).
shares of Cohoes common stock, you
will be entitled to receive $975.00       *    If the merger is not completed on
upon the surrender of your                     or before August 31, 2001, the
certificate for those shares.                  merger may be terminated by
                                               either Hudson River or Cohoes,
Our Reasons for the Merger (see                unless the failure to close is
pages _______).                                due to a breach of the party
                                               seeking to terminate (see page
     Our Board of Directors believes           _____).
that the merger is in the best
interests of Cohoes and Cohoes'           *    Harry L. Robinson, our President
stockholders and recommends that               and Chief Executive Officer, will
stockholders vote "FOR" the proposal           be appointed to the Board of
to adopt the merger agreement.  The            Directors of Hudson River with
proposed merger will enable our                the title of Vice Chairman.  Mr.
stockholders to realize significant            Robinson, Duncan S. MacAffer and
value on their investment in Cohoes.           two other directors of Cohoes
In reaching its decision to approve            Savings Bank will be elected to
the merger agreement, our Board                the Board of  Directors of Hudson
considered various factors which are           River Bank.  Mr. Robinson will
discussed in detail in this proxy              also be appointed the Vice
statement.                                     Chairman of the Hudson River Bank
                                               Board of Directors (see page
Some Material Terms of the Merger              _____).
Agreement.
                                          *    In connection with the merger,
*    Cohoes will first merge with a            each of our directors and
     newly formed, wholly owned                executive officers entered into a
     subsidiary of Hudson River Bank           voting agreement with Hudson
     and will become a subsidiary of           River.  Each of our directors and
     Hudson River Bank; simultaneously         executive officers agreed, among
     with the merger, Cohoes will be           other things, to cause all of
     liquidated and dissolved by               their shares of Cohoes common
     transferring all of its assets            stock to be voted in favor of the
     and liabilities to Hudson River           merger (see page ____).
     Bank (see pages _______).
                                          *    We have agreed not to solicit or
*    Cohoes Savings Bank will                  encourage a competing transaction
     subsequently merge with                   to acquire us or Cohoes Savings
                                               Bank, except where failure to do
                                               so would cause our Board to
                                               breach its fiduciary duties (see
                                               page _____).

                                      2



*    We will pay Hudson River a           dated November 24, 2000 and
     liquidated damages fee of $4.7       updated as of January _______,
     million upon the occurrence of       2001 that states the cash
     certain events  (see page _____).    consideration to be paid to our
                                          stockholders is fair from a
*    We and Cohoes Savings Bank have      financial point of view.  A copy
     agreed to conduct our business       of the opinion is attached to
     according to particular              this proxy statement as Appendix
     requirements (see pages ______).     B.  You should read it completely
                                          to understand the assumptions
*    The completion of the merger         made, matters considered and
     depends on a number of conditions    limitations on the review
     being satisfied or waived (see       performed by our financial
     page _____).                         advisor in issuing its
                                          opinion.  We have agreed to pay
The Merger Will be Taxable to Our         Keefe, Bruyette & Woods a fee
Stockholders (see pages ______).          equal to 1% of the total merger
                                          consideration, which is estimated
     Our stockholders will recognize      to amount to approximately
income for federal, and possibly          $1,558,000.  Of this amount,
state and local, tax purposes, on         $350,000 has been paid.
the exchange of their Cohoes shares
for cash.  You will recognize gain        You Have Dissenters' Rights (see
or loss equal to the difference           pages ______).
between the amount of cash you
receive and your tax basis in the              Under Delaware law, you have
Cohoes common stock.  You should          dissenters' appraisal rights with
determine the actual tax                  respect to your Cohoes shares.  If
consequences of the merger to you.        you do not wish to accept the $19.50
They will depend on your specific         per share merger consideration, you
situation and factors not within our      can dissent from the merger and
control.  You should consult your         instead choose to have the fair
personal tax advisor for a full           value of your shares judicially
understanding of the merger's             determined and paid to you in cash.
specific tax consequences to you.         However, in order to exercise your
                                          rights, you must follow specific
Our Board of Directors Recommends         procedures.  You should carefully
Stockholder Approval (see pages           read Section 262 of the Delaware
______).                                  General Corporation Law which is
                                          included as Appendix C.
     Our Board of Directors believes
that the merger is in the best            The Merger Is Expected to Occur in
interests of Cohoes and our               the Second Quarter of Year 2001 (see
stockholders and has unanimously          page ____).
approved the merger.  Our Board
recommends that Cohoes stockholders            This merger will only occur after
vote "FOR" adoption of the merger         all the conditions to its completion
agreement.                                have been satisfied or waived.
                                          Currently, we anticipate that the
Our Financial Advisor Says the            merger will occur in the second
Merger Consideration is Fair from a       quarter of 2001.
Financial Point of View to Our
Stockholders (see pages ______).          Financial Interests of Cohoes'
                                          Officers and Directors in the Merger
     Our financial advisor, Keefe,        (see pages ______).
Bruyette & Woods, Inc. has given us
a written opinion                              Our directors and executive
                                          officers have interests in the
                                          merger as individuals in addition
                                          to, or different from, their
                                          interests as stockholders, such as
                                          receiving severance payments,
                                          indemnification and insurance
                                          coverage, and other benefits.

                                      3




*    Mr. Robinson and Richard A. Ahl,          also be eligible to receive
     our Executive Vice President and          special bonuses aggregating
     Chief Financial Officer, will be          approximately $81,000.
     entitled to receive payments
     under their employment agreements    *    Each director and director
     with Cohoes and Cohoes Savings            emeritus of Cohoes Savings Bank
     Bank.  Because the full amount of         who continues in such capacity
     these payments, together with             until completion of the merger
     other benefits they will receive          will receive a special bonus of
     in connection with the merger,            approximately $28,000.
     will include excess parachute
     payments under the Internal          *    Four members of the Board of
     Revenue Code, Messrs. Robinson            Directors of Cohoes Savings Bank
     and Ahl have agreed to                    will be elected to Hudson River
     voluntarily reduce these payments         Bank's Board of Directors and
     to facilitate the merger and to           will receive the fees received by
     reduce the non-deductibility of           Hudson River Bank board members.
     these payments to us or Hudson            In addition, Mr. Robinson will be
     River Bank.  As reduced, the              appointed to the Board of
     payments under the employment             Directors of Hudson River.
     agreements are approximately $2.6
     million to Mr. Robinson and $1.3     *    Each director and executive
     million to Mr. Ahl, excluding             officer of Cohoes and Cohoes
     payments for stock options,               Savings Bank has entered into a
     restricted stock awards and               cancellation agreement with
     excise taxes.  Messrs. Robinson           respect to their unvested Cohoes
     and Ahl will receive tax gross up         stock options and restricted
     payments  which are estimated to          shares.  The cancellation
     be approximately $1.6 million and         agreements provide for the
     $849,000, respectively.                   cancellation of the stock options
                                               and restricted shares, in
*    Albert J. Picchi, the Senior Vice         exchange for each director and
     President of Cohoes Savings Bank,         executive officer  receiving a
     is entitled to receive a                  cash payment for his or her
     severance payment under his               unvested stock options and
     employment agreement with Cohoes          restricted shares pursuant to a
     Savings Bank.  The payment to Mr.         fixed schedule.  The aggregate
     Picchi is estimated to be                 value of these payments will be
     approximately $329,000, excluding         approximately $2.8  million for
     payments for stock options and            the unvested stock options and
     restricted stock awards.                  approximately $2.9 million for
                                               the unvested restricted shares.
*    Five other officers of Cohoes             In addition, other officers and
     Savings Bank are entitled to              employees of Cohoes Savings Bank
     severance payments pursuant to            will also have the right to enter
     change of control severance               into cancellation agreements.
     agreements entered into by each
     of them and Cohoes Savings Bank.     *    Hudson River has agreed to
     The aggregate payments due under          indemnify our and our
     the change of control severance           subsidiaries' officers and
     agreements is estimated to be             directors for events that
     approximately $423,000.  In               occurred before the merger and to
     addition, if these five officers          provide directors' and officers'
     remain employed until the                 insurance coverage for a period
     completion of the merger and              of six years after the merger.
     agree to cancel their stock
     options and restricted shares,            Our Board of Directors was aware
     they will receive special bonuses    of these interests and considered
     aggregating approximately            them in its decision to approve the
     $110,000.  Other officers and        merger agreement.
     employees of Cohoes Savings Bank
     will

                                     4


                    SELECTED CONSOLIDATED FINANCIAL AND OTHER
                             INFORMATION ABOUT COHOES

     The following tables set forth selected historical consolidated financial and other data about Cohoes at the dates and for the periods shown. The historical consolidated financial data for the three months ended September
30, 2000 and 1999 are derived from unaudited consolidated financial statements. However, in the opinion of management, all adjustments consisting of normal recurring accruals, necessary for a fair presentation at September 30, 2000 and for such quarterly periods have been made. Operating results for the three months ended September 30, 2000 are not necessarily indicative of the results that may be expected for any other interim period or for the entire year ended June 30, 2001. The financial information for the five years ended June 30, 2000 of Cohoes is based on, and qualified in its entirety by, our consolidated financial statements, including the notes thereto, which have been filed previously with the SEC.



                                                                                     At
                                                At September                      June 30,
                                                    30,      --------------------------------------------------
                                                   2000       2000       1999       1998       1997       1996
                                                ----------------------------------------------------------------
Selected Consolidated Financial Condition Data:                     (Dollars in thousands)

     Total assets . . . . . . . . . . . . . . .  $739,335   $727,014   $650,470   $535,716   $491,700   $463,363
     Cash and cash equivalents. . . . . . . . .    12,010     12,658     11,114     14,229     16,664      8,900
     Loans, net . . . . . . . . . . . . . . . .   614,719    600,413    521,005    412,759    398,530    393,970
     Investment securities  . . . . . . . . . .    51,649     55,129     54,455     45,424     25,273     25,969
     Securities available-for-sale  . . . . . .    40,174     40,074     44,742     48,720     35,475     20,886
     Deposits . . . . . . . . . . . . . . . . .   497,632    494,875    446,123    449,541    429,390    404,539
     Borrowings . . . . . . . . . . . . . . . .   109,316     96,201     49,045     19,897         --      2,116
     Stockholders' equity . . . . . . . . . . .   123,632    121,306    139,430     53,282     49,092     44,290
     Real estate owned  . . . . . . . . . . . .     1,073        561        724        509      1,874        421
     Nonperforming loans. . . . . . . . . . . .     4,113      4,043      4,993      5,649      6,688      7,793

                                                For the Three Months                          For the
                                                Ended September 30,                     Year Ended June 30,
                                                --------------------   ----------------------------------------------------
                                                    2000      1999       2000       1999       1998       1997       1996
                                                --------------------   ----------------------------------------------------
Selected Operating Data:                                 (Dollars in thousands, except per share data)

     Interest income. . . . . . . . . . . . . .   $13,383    $11,753    $49,685    $43,038    $38,423    $36,285    $35,383
     Interest expense . . . . . . . . . . . . .     6,495      5,114     22,540     20,334     19,262     17,821     18,164
                                                   ------     ------     ------     ------     ------     ------     ------
       Net interest income. . . . . . . . . . .     6,888      6,639     27,145     22,704     19,161     18,464     17,219
     Provision for loan losses. . . . . . . . .       300        340      1,600      1,235      1,400      1,325        490
                                                   ------     ------     ------     ------     ------     ------     ------
       Net interest income after provision
         for loan losses. . . . . . . . . . . .     6,588      6,299     25,545     21,469     17,761     17,139     16,729

     Noninterest income . . . . . . . . . . . .     1,026        662      2,381      2,916      2,743      2,790      2,467
     Noninterest expense. . . . . . . . . . . .     5,445      4,311     18,655     20,443     13,767     12,314     11,919
                                                    -----      -----     ------     ------     ------     ------     ------
     Income before income taxes . . . . . . . .     2,169      2,650      9,271      3,942      6,737      7,615      7,277
     Income taxes . . . . . . . . . . . . . . .       786      1,005      3,392      1,511      2,650      2,972      2,882
                                                    -----      -----      -----     -------    ------     ------     ------
       Net income . . . . . . . . . . . . . . .   $ 1,383    $ 1,645    $ 5,879    $ 2,431    $ 4,087    $ 4,643    $ 4,395
                                                    =====      =====      =====      =====      =====      =====      =====

     Basic earnings per share(1). . . . . . . .     $0.19      $0.19      $0.74      $0.37        N/A        N/A        N/A
     Diluted earnings per share(1). . . . . . .     $0.19      $0.19      $0.74      $0.37        N/A        N/A        N/A

___________________________
(1)  Earnings per share for fiscal 1999 reflect earnings since the mutual to stock conversion of Cohoes Savings Bank on
     December 31, 1998.

                                     5


                                                For the Three Months                             For the
                                                Ended September 30,                          Year Ended June 30,
                                                --------------------   ----------------------------------------------------
                                                    2000      1999       2000       1999       1998       1997       1996
                                                --------------------   ----------------------------------------------------

Selected Operating Ratios and Other Data:
Performance Ratios:
     Yield on average interest-earning assets .    7.52%     7.27%      7.42%      7.42%      7.96%      8.04%      7.98%
     Rate paid on average interest-bearing
       liabilities. . . . . . . . . . . . . . .    4.28      3.86       4.02       4.06       4.33       4.27       4.42
     Net interest rate spread . . . . . . . . .    3.24      3.41       3.40       3.36       3.63       3.77       3.56
     Net interest income after provision for
       loan losses to noninterest expense . . .  120.99    146.11     136.93     105.02     129.01     139.18     140.36
     Noninterest expense as a percent of
       average assets . . . . . . . . . . . . .    2.96      2.57       2.69       3.40       2.75       2.62       2.59
     Return on average assets . . . . . . . . .    0.75      0.98       0.85       0.40       0.82       0.99       0.95
     Return on average equity . . . . . . . . .    4.47      4.92       4.62       2.53       7.88       9.87      10.28
     Ratio of average equity to
       average assets . . . . . . . . . . . . .   16.81     19.96      18.35      15.95      10.35      10.03       9.28
     Efficiency ratio . . . . . . . . . . . . .   68.80     59.05      63.18      79.79      62.85      57.94      60.55
     Dividend payout ratio. . . . . . . . . . .   36.84     31.58      35.14      16.22        N/A        N/A        N/A
     Book value per share . . . . . . . . . . .   15.62     14.35      15.33      14.62        N/A        N/A        N/A
Asset Quality Ratios:
     Nonperforming loans as a percent of
       total loans. . . . . . . . . . . . . . .    0.66      0.76       0.67       0.95       1.36       1.66       1.96
     Nonperforming assets as a percent of
       total assets . . . . . . . . . . . . . .    0.70      0.80       0.63       0.88       1.15       1.74       1.77
     Allowance for loan losses as a percent
       of total loans . . . . . . . . . . . . .    0.84      0.79       0.83       0.77       0.85       0.77       0.82
     Allowance for loan losses as a percent
       of nonperforming loans . . . . . . . . .  126.70    103.14     123.99      80.62      62.54      46.43      41.69
     Net loans charged-off to average loans . .    0.07      0.02       0.11       0.16       0.24       0.37       0.10


                        WHERE YOU CAN FIND MORE INFORMATION

    As a public company, we are obligated to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our public filings are available to the public from commercial document retrieval services and on the Internet World Wide Website maintained by the SEC at "http://www.sec.gov."


                                     6


                           THE SPECIAL MEETING

Place, Time and Date

    The special meeting is scheduled to be held at 2:00 p.m., Eastern Time, on Thursday, February 15, 2001, at the Cohoes Music Hall, 58 Remson Street, Cohoes, New York.

Matters to Be Considered

    At the special meeting, you will be asked to approve a proposal to adopt the merger agreement, a proposal to adjourn the special meeting if necessary to solicit additional proxies and such other matters as are properly brought before the special meeting. As of January 2, 2001, we do not know of any business that will be presented for consideration at the special meeting other than the approval of the merger agreement.

Record Date; Vote Required

    Only our stockholders of record at the close of business on January 2, 2001 are entitled to notice of and to vote at the special meeting. As provided in our certificate of incorporation, no one who beneficially owns, either directly or indirectly, in excess of 10% of our outstanding shares will be entitled to vote any shares held in excess of the 10% limit. As of January 2, 2001, there were 7,834,685 shares of our common stock outstanding and entitled to vote at the special meeting.

    Each outstanding share of our common stock will be entitled to cast one vote per share at the special meeting. You may vote in person or by submitting a properly executed proxy. The presence, in person or by properly executed proxy, of the holders of at least one-third of all the shares entitled to vote at the special meeting will constitute a quorum. Abstentions and broker non-votes will be treated as shares present at the special meeting for purposes of determining the presence of a quorum. A broker non-vote is an unvoted proxy submitted by a broker. Under applicable rules, brokers or other nominees who hold shares in street name for customers who are the beneficial owners of such shares may not vote those shares with respect to the merger agreement unless they have received specific instructions from their customers.

    To approve and adopt the merger agreement, the holders of a majority of the outstanding shares of Cohoes common stock entitled to vote must vote in favor of the merger agreement. Consequently, a failure to vote, an abstention or a broker non-vote will have the same effect as voting against the merger agreement. In addition, a majority of the votes cast at the special meeting must vote in favor of the proposal to adjourn the special meeting. Accordingly, abstentions will have the same effect as voting against the proposal to adjourn the special meeting. Broker non-votes will have no effect on this proposal.

    Approval of the merger agreement by our stockholders is one of the conditions that must be satisfied to complete the merger. See "The Merger - Conditions to the Merger."


                                     7


Beneficial Ownership of Cohoes Common Stock

    As of January 2, 2001, our directors and executive officers and their affiliates beneficially owned in the aggregate 616,904 shares (excluding stock options) of our common stock, or 7.9% of our outstanding shares of common stock entitled to vote at the special meeting. Our executive officers, directors and emeritus director have entered into a voting agreement with Hudson River agreeing to vote their shares of Cohoes common stock in favor of the merger. As of January 2, 2001, Hudson River did not own any shares of Cohoes common stock.

Cohoes Common Stock

    Our common stock is traded on the Nasdaq National Market under the symbol "COHB." On November 22, 2000, the last trading day prior to the joint announcement by Cohoes and Hudson River that they had entered into the merger agreement, the closing price per share of our common stock was $17.00. On January _____, 2001, which is the last practicable date prior to printing this proxy statement, the closing price per share of our common stock was $______.

Proxies

    Shares of our common stock represented by properly executed proxies received prior to or at the special meeting will, unless they have been revoked, be voted at the special meeting in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted "FOR" the adoption of the merger agreement.

    You should complete and return the proxy form accompanying this proxy statement to ensure that your vote is counted at the special meeting, regardless of whether you plan to attend the special meeting. You can revoke your proxy at any time before the vote is taken at the special meeting by:

    *    submitting written notice of revocation to the Secretary of Cohoes,

    *    submitting a properly executed proxy of a later date, or

    * voting in person at the special meeting, but simply attending the special meeting without voting will not revoke an earlier proxy.

    Written notice of revocation and other communications about revoking your proxy should be addressed to:

         Cohoes Bancorp, Inc.
         75 Remsen Street
         Cohoes, New York 12047
         Attention:  Richard A. Ahl, Secretary

    If any other matters are properly presented at the special meeting for consideration, the proxy holders will have discretion to vote on such matters in accordance with their best judgment. As of January __, 2001, we know of no other matters to be presented at the meeting.


                                     8

    Certain material events or changes in circumstances including a material amendment to the merger agreement or a material revision of the fairness opinion issued by Keefe, Bruyette & Woods may result in a resolicitation of your vote. Under those circumstances, we will provide you with supplemental information about the material event or change in circumstances and give you an opportunity to recast your vote.

    If your Cohoes common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via telephone or the Internet. Please see your instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

    In addition to solicitation by mail, our directors, officers and employees, who will not receive additional compensation for such services, may solicit proxies from our stockholders, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. We will bear our own expenses in connection with the solicitation of proxies for the special meeting.

    We have retained Regan & Associates, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. We will pay Regan & Associates a fee of $6,000, plus expenses. We also will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of Cohoes common stock. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telephone without additional compensation.

    You are requested to complete, date and sign the accompanying proxy form and to return it promptly in the enclosed postage-paid envelope.

    You should not forward stock certificates with your proxy forms.


                                 THE MERGER

    The information in this proxy statement concerning the terms of the merger is qualified in its entirety by reference to the full text of the merger agreement, which is attached as Appendix A and incorporated by reference herein. All stockholders are urged to read the merger agreement in its entirety, as well as the opinion of our financial advisor attached as Appendix B.

General

    As soon as possible after the conditions to consummation of the merger described below have been satisfied or waived, and unless the merger agreement has been terminated as discussed below, Cohoes and a subsidiary of Hudson River Bank will merge in accordance with Delaware law. Cohoes will be the surviving corporation of the merger and will become a subsidiary of Hudson River Bank. Simultaneously with the merger, Cohoes will be liquidated and dissolved by transferring all of its assets

                                     9

and liabilities to Hudson River Bank. Immediately after the liquidation is completed, Cohoes Savings Bank will merge with and into Hudson River Bank. Hudson River Bank will be the surviving bank.

    Upon completion of the merger, our stockholders will be entitled to receive $19.50 in cash for each share of Cohoes common stock they hold (other than certain restricted shares subject to restricted stock awards) and will cease to be stockholders of Cohoes. Four directors from Cohoes will become directors of Hudson River Bank, with Mr. Robinson as Vice Chairman. Mr. Robinson also will become Vice Chairman of the Board of Directors of Hudson River.

The Companies

    Cohoes Bancorp, Inc.
    75 Remen Street
    Cohoes, New York 12047
    (518) 233-6500

    Cohoes is a Delaware corporation and the parent bank holding company of Cohoes Savings Bank. Cohoes Savings Bank is a New York-chartered stock savings bank which is headquartered in Cohoes, New York. Cohoes Savings Bank operates 21 branch offices located in Albany, Greene, Rensselaer, Saratoga, Schenectady and Warren counties.

    Hudson River Bancorp, Inc.
    Hudson River Bank & Trust Company
    One Hudson City Centre
    Hudson, New York 12534
    (518) 828-4600

    Hudson River Bank is a New York-chartered savings bank which is headquartered in Hudson, New York. Hudson River Bank operates 17 branch offices located throughout the greater Albany, New York region. Hudson River Bancorp, Inc. is the parent company of Hudson River Bank.

Background of the Merger

    Over the last several years, the financial services industry has become increasingly competitive and has undergone industry-wide consolidation. The market in which Hudson River and Cohoes operate has been affected by this trend, experiencing a period of rapid acquisition and consolidation that has affected many of the banks and thrift institutions. In addition, large financial institutions have entered this market through acquisitions of local financial institutions. In response to these developments, the board of each of Hudson River and Cohoes has, on an ongoing basis, considered strategic options for increasing stockholder value, including potential acquisitions of other institutions.

    At a trade association meeting during the summer of 1999, the chief executive officers of each of Hudson River and Cohoes discussed the possibility of increasing stockholder value through a merger of equals of the two companies. On the basis of this discussion, the chief financial officers of each company met on August 3, 1999 to further explore the possibility of a merger of equals. From January through March of 2000, the two chief executive officers met several more times to explore common ground and discuss the possible terms of a merger of equals.

                                     10

    On April 13, 2000, the Cohoes board formally authorized retaining Keefe Bruyette & Woods, Inc. to act as Cohoes' financial advisor in connection with the proposed merger of equals. KBW has provided general merger and acquisition advisory services to Cohoes since the completion of Cohoes' initial public offering in December 1998.

    On April 13, 2000, the boards of each company met and considered the terms of the proposed transaction. After consultation with each company's executive officers and financial advisors, the consensus of each board was to move ahead with the transaction. During the period from April 14 to April 25, 2000, the parties negotiated the terms of the merger of equals agreement and completed their respective due diligence efforts.

    On April 25, 2000, the board of each company met with its respective financial advisors and special counsel to review the financial and legal arrangements of the definitive agreement. After careful consultation, each board authorized the execution of the merger of equals agreement. Following the conclusion of the board meetings, Hudson River and Cohoes executed and delivered the merger of equals agreement and reciprocal stock option agreements. Each director of both companies also executed a voting agreement obligating them to vote their shares for the adoption of the merger of equals agreement.

    After the merger of equals had been publicly announced, each of Hudson River and Cohoes received an unsolicited acquisition proposal from TrustCo Bank Corp NY in early June 2000. The proposals were exchange offers of TrustCo's common stock equal to $14.00 per Hudson River share and $16.00 per Cohoes share. The unsolicited TrustCo proposals were each contingent upon, among other factors, Hudson River and Cohoes terminating their merger of equals agreement with the other party. A week later, Cohoes received an unsolicited acquisition proposal from Ambanc Holding Co., Inc. This proposal was a cash offer of $14.75 for each share of Cohoes common stock. Ambanc subsequently increased its proposal to $15.25 per share in cash and indicated that it would be willing to have the consideration paid in a combination of cash and stock. After considering their duties and responsibilities to stockholders, including the price of each proposal, the respective boards of directors of Hudson River and Cohoes each decided not to pursue any discussions with the third parties making the proposals.

    On June 26, 2000, TrustCo publicly announced its intent to make a hostile tender offer for the Cohoes shares at $16.00 per share in TrustCo stock. On July 27, 2000, Ambanc announced its intent to make a hostile tender offer for the Cohoes shares at $16.50 per share in cash, which offer commenced on August 9, 2000. TrustCo and Ambanc also solicited proxies against the merger of equals agreement with Hudson River. On August 17, 2000, the stockholders of Cohoes did not approve the merger of equals agreement with Hudson River by the requisite vote.

    In August 2000, Ambanc nominated three persons to be elected as directors of Cohoes at the 2000 annual meeting of Cohoes stockholders. TrustCo nominated two persons in August 2000 and an additional two persons in September 2000 to be elected as directors of Cohoes at the 2000 annual meeting.

    On August 30, 2000, Cohoes received a letter from TrustCo proposing to revise their offer to $18.00 per share in TrustCo common stock or a mixture of stock and cash and requesting a meeting. We agreed to such meeting and arrived at the meeting only to be told by TrustCo's chairman that he would not proceed with discussions in the absence of our chairman. On September 7, 2000, we received a second letter reiterating TrustCo's offer. On September 15, 2000, we requested to meet with TrustCo to

                                     11

discuss the latest letter, which we did on September 20, 2000. Immediately after such meeting, we received a letter from TrustCo withdrawing the offer.

    On September 28, 2000, we announced the mutual termination of the merger of equals agreement with Hudson River and the amendment of the April 25, 2000 reciprocal stock options to limit the economic value realizable thereon by each party to $3.5 million. On the same day, we announced that our Board of Directors was committed to exploring all of our strategic options, including a sale of Cohoes to a larger financial institutions. On October 19, 2000, in furtherance of our analysis of our strategic options, we announced a 14% increase in our quarterly cash dividend and the receipt of regulatory approval to repurchase approximately 12.5% of our stock.

    In September and early October, KBW contacted 12 bank or thrift holding companies on behalf of Cohoes to explore the market for a potential sale of Cohoes. Nine companies signed confidentiality agreements in October 2000 and received earnings projections and a cost savings analysis. TrustCo and Ambanc elected not to sign the confidentiality agreement, and the remaining company declined to proceed. Ambanc allowed its tender offer to expire on October 6, 2000 and subsequently withdrew its director nominees on November 3, 2000. In late October 2000, TrustCo commenced a proxy solicitation in favor of its director nominees, and on November 1, 2000 TrustCo commenced its tender offer for Cohoes shares at $18.00 per share. The Cohoes Board recommended on November 2, 2000 that its shareholders not tender their shares to TrustCo, stating that it believed it could obtain a better price for its stockholders.

    Of the nine companies who received the confidential information, eight of them declined in late October or early November to proceed further at this time. Of these nine companies, only Hudson River indicated a firm interest in acquiring Cohoes at this time. TrustCo re-affirmed its price of $18.00 per share, and Ambanc re-affirmed its price of $16.50 per share. As a result, the Board of Directors authorized management to negotiate a definitive agreement with Hudson River.

    On November 13, 2000, the Board of Directors of Cohoes met with its financial and legal advisors to review a draft of a merger agreement with Hudson River. Additional negotiations occurred over the next week and a half. A revised draft of the agreement was delivered to the Cohoes Board on November 22, 2000.

    On November 24, 2000, the board of each company met with its respective financial advisors and special counsel to review the financial and legal arrangements of the definitive agreement. After careful consultation, each board authorized the execution of the merger agreement. Following the conclusion of the board meetings, Hudson River and Cohoes executed and delivered the merger agreement and issued a joint press release. Each of the directors and executive officers of Cohoes also executed a voting agreement obligating them to vote their shares for adoption of the merger agreement.

Our Reasons for the Merger; Recommendation of Your Board of Directors

    Our Board of Directors believes that the terms of the merger agreement, which are the product of arm's length negotiations between representatives of Hudson River and Cohoes, are in the best interests of our stockholders. In the course of reaching its determination, our Board of Directors considered the following factors:

                                     12


    * the merger consideration to be paid to our stockholders in relation to the market value, book value and earnings per share of our common stock,

    * information concerning our financial condition, results of operations, capital levels, asset quality and prospects,

    *    industry and economic conditions,

    * our assessment of Hudson River Bank's ability to pay the aggregate merger consideration,

    * the opinion of our financial advisor as to the fairness of the merger consideration from a financial point of view to the holders of our common stock,

    * the termination of the stock option we granted to Hudson River on April 25, 2000, the requirement to pay Hudson River $4.7 million of liquidated damages under certain circumstances, and the retention of our April 25, 2000 option to purchase Hudson River common stock under certain circumstances,

    * the general structure of the transaction and the compatibility of management and business philosophy,

    * the greater resources and product offerings that Hudson River Bank will have after the merger than we currently have,

    * the impact of the merger on the depositors, employees, customers and communities served by us through expanded commercial, consumer and retail banking products and services,

    * the results of our due diligence investigation of Hudson River Bank, including the likelihood of receiving the requisite regulatory approvals in a timely manner,

    * the ability of Hudson River Bank after the merger to compete in relevant banking and non-banking markets, and

    * our strategic alternatives to the merger, including the continued operation of Cohoes Savings Bank as an independent financial institution.

In making its determination, our Board of Directors did not ascribe any relative or specific weights to the factors which it considered. The foregoing discussion of the factors considered by our Board is not intended to be exhaustive, but it does include the material factors considered by our Board.

    Our Board of Directors believes that the merger is in the best interests of Cohoes and our stockholders. The Board of Directors unanimously recommends that our stockholders vote for the adoption of the merger agreement.


                                     13


The Consideration is Fair According to Keefe, Bruyette & Woods, Our Financial Advisor

    On September 12, 2000, Cohoes entered into a new agreement with KBW for KBW to act as Cohoes' exclusive financial advisor in connection with the merger. KBW agreed to assist Cohoes in analyzing, structuring, negotiating and effecting a transaction with a potential acquiror, which after discussions with several possible acquirors was Hudson River. Cohoes selected KBW because KBW is a nationally recognized investment-banking firm with substantial experience in transactions similar to the merger and is familiar with Cohoes and its business. As part of its investment banking business, KBW is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

    As part of its engagement, representatives of KBW participated in the telephonic meeting of the Board of Directors of Cohoes held on November 24, 2000 during which the Board considered and approved the merger agreement. During the November 24, 2000 meeting, KBW rendered an oral opinion (subsequently confirmed in writing by delivering a written opinion to the Cohoes Board dated November 24, 2000) that, as of that date, the cash consideration was fair to Cohoes and its stockholders from a financial point of view. That opinion was reconfirmed in writing as of the date of this proxy statement.

    The full text of KBW's updated written opinion is attached as Appendix B to this proxy statement and is incorporated herein by reference. Stockholders of Cohoes are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW. No limitations were imposed by the Cohoes board upon KBW with respect to the investigations made or procedures followed by KBW in rendering its opinion.

    KBW's opinion is directed to the Board of Cohoes and addresses only the cash consideration. It does not address the underlying business decision to proceed with merger and does not constitute a recommendation to any stockholder of Cohoes as to how the stockholder should vote at Cohoes' meeting with respect to the merger or any matter related thereto.

    In rendering its opinion, KBW:

1.  Reviewed the merger agreement;

2. Reviewed certain historical financial and other information concerning Cohoes for the two fiscal years ending June 30, 2000, including Cohoes' Annual Reports to Stockholders, Annual Reports on Form 10-K, and interim Quarterly Reports on Form 10-Q;

3. Reviewed certain historical financial and other information concerning Hudson River for the three fiscal years ending March 31, 2000, including Hudson River's Annual Reports to Stockholders, Annual Reports on Form 10-K, and interim Quarterly Reports on Form 10-Q;

4. Reviewed and studied the historical stock prices and trading volumes of the common stock of both Cohoes and Hudson River;


                                     14


5. Held discussions with senior management of Cohoes and Hudson River with respect to their past and current financial performance, financial condition and future prospects;

6. Reviewed certain internal financial data, projections and other information of Cohoes and Hudson River, including financial projections prepared by management;

7. Analyzed certain publicly available information of other financial institutions that KBW deemed comparable or otherwise relevant to its inquiry, and compared Cohoes and Hudson River from a financial point of view with certain of those institutions;

8. Reviewed the financial terms of certain recent business combinations in the banking industry that KBW deemed comparable or otherwise relevant to its inquiry; and

9. Conducted such other financial studies, analyses and investigations and reviewed such other information as KBW deemed appropriate to enable it to render its opinion.

  In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available. KBW did not attempt to verify such information independently. KBW relied upon the management of Cohoes as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefor) provided to KBW. KBW assumed that those forecasts and projections reflected the best available estimates and judgments of the management of Cohoes and that those forecasts and projections will be realized in the amounts and in the time periods estimated by the management of Cohoes. KBW also assumed, without independent verification, that the aggregate allowances for loan losses for Cohoes and Hudson River are adequate to cover those losses. KBW did not make or obtain any evaluations or appraisals of the property of Cohoes or Hudson River, and KBW did not examine any individual credit files.

  The projections furnished to KBW and used by it in certain of its analyses were prepared by the senior management of Cohoes and Hudson River. Cohoes and Hudson River do not publicly disclose internal management projections of the type provided to KBW in connection with its review of the merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.

  The following is a summary of the material analyses performed, procedures followed, findings and recommendations made, the bases for and methods of arriving at such findings and recommenda-tions, as presented by KBW to the Cohoes Board at its meeting on November 24, 2000 in connection with KBW's opinion dated that date. We have presented some of these summaries in tabular form. In order to understand the analyses used by KBW, you must read the tables together with the accompanying text. The tables alone do not constitute a complete summary of KBW's financial analyses.

  Financial Impact Analysis. KBW performed pro forma merger analysis that combined projected income statement and balance sheet information of Cohoes and Hudson River. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of Hudson River. This analysis


                                     15


indicated that the merger is expected to be accretive to estimated earnings per share and cash earnings per share in 2001 and 2002. The analysis also indicated that the merger is expected to be dilutive to Hudson River's book value per share and tangible book value per share, but that Hudson River would maintain a healthy leverage ratio and thus had the financial ability to execute the merger. This analysis was based on internal projections provided by Cohoes' senior management and Hudson River's financial advisor. For all of the above analysis, the actual results achieved by Hudson River following the merger will vary from the projected results, and the variations may be material.

  Selected Transaction Analysis. KBW reviewed certain financial data related to three sets of comparable bank and thrift acquisitions and compared them with the consideration received in the merger.

  The first group of comparable transactions included nationwide highly capitalized thrift acquisitions announced after January 1, 1999 with seller equity/asset ratios above 8.00% and deal values between $50 million and $200 million. The transactions included in the group were:

  Glacier Bancorp, Inc. / WesterFed Financial Corp.
  Union Planters Corporation / Jefferson Savings Bancorp, Inc. BB&T Corporation / FirstSpartan Financial Corp.
  Seacoast Financial Services / Home Port Bancorp, Inc.
  Troy Financial Corporation / Catskill Financial Corporation Richmond County Financial / South Jersey Financial Corp. Mutual Savings Bank / First Northern Capital Corp.
  SouthBanc Shares, Inc. / Heritage Bancorp, Inc.
  Niagara Bancorp, Inc. / CNY Financial Corp.
  Old National Bancorp / Permanent Bancorp, Inc.
  First Bancorp / First Savings Bancorp, Inc.
  NewSouth Bancorp, Inc. / Green Street Financial Corp. Provident Financial Group / OHSL Financial Corp.
  First M&F Corporation / Community Federal Bancorp Independence Community Bank Corp. / Statewide Financial Corp. Hudson United Bancorp / Little Falls Bancorp, Inc.

  The second group of comparable transactions included recent nationwide bank acquisitions announced after June 30, 2000 with transaction values above $50 million. The transactions included in this group were:

  Fifth Third Bancorp / Old Kent Financial Corp.
  Prosperity Bancshares, Inc. / Commercial Bancshares Inc. Financial Institutions, Inc. / Bath National Corp. Comerica Incorporated / Imperial Bancorp
  Wachovia Corporation / Republic Security Financial Corp. Fifth Third Bancorp / Capital Holdings, Inc.
  Sterling Bancshares, Inc. / CaminoReal Bancshares of Texas Southwest Bancorporation of Texas / Citizens Bankers, Inc. Firstar Corporation / U.S. Bancorp
  FleetBoston Financial Corp. / Summit Bancorp


                                     16


  Whitney Holding Corporation / American Bank
  Synovus Financial Corp. / Carolina Southern Bank
  Valley National Bancorp / Merchants New York Bancorp
  Compass Bancshares, Inc. / FirsTier Corporation
  BB&T Corporation / BankFirst Corporation
  BOK Financial Corporation / CNBT Bancshares, Inc.
  BB&T Corporation / FCNB Corp.
  M&T Bank Corporation / Premier National Bancorp, Inc.
  Wells Fargo & Company / Brenton Banks, Inc.
  F&M National Corporation / Atlantic Financial Corporation

  The third group of comparable transactions included recent nationwide thrift acquisitions announced after June 30, 2000 with transaction values above $50 million. The transactions included in this group were:

  Glacier Bancorp, Inc. / WesterFed Financial Corp.
  Union Planters Corporation / Jefferson Savings Bancorp, Inc.
  BB&T Corporation / FirstSpartan Financial Corp.
  Fifth Third Bancorp / Ottawa Financial Corporation
  Washington Mutual, Inc. / Bank United Corporation
  Seacoast Financial Services / Home Port Bancorp, Inc.

  Comparisons were made with the multiples derived from the $19.50 per share deal price and financial data as of September 30, 2000 for Cohoes. The multiples referred to as "Deal Price / Adjusted Book Value" and "Deal Price / Adjusted Tangible Book Value" were calculated by assuming the seller had an 8.00% equity/assets and tangible equity/assets ratio, respectively, and that all excess equity was deducted from the transaction value. The resulting transaction value was then divided by the remaining equity. The results of the analysis are set forth in the following table.


                          Hudson          Highly          Highly       Recent    Recent   Recent   Recent
                        River/Cohoes    Capitalized     Capitalized     Bank      Bank    Thrift   Thrift
                        Transaction   Thrift Average   Thrift Median   Average   Median   Average  Median
                     -------------------------------------------------------------------------------------
Deal Price/Book Value      125%            149%            139%          259%     243%     162%     156%

Deal Price/Tangible
  Book Value               125%            147%            133%          279%     261%     178%     165%

Deal Price/Adjusted
  Book Value               158%            171%            165%           N/A      N/A      N/A      N/A

Deal Price/Adjusted
  Tangible Book Value      158%            174%            170%           N/A      N/A      N/A      N/A

Deal Price/Trailing
  12 Months Earnings
  per Share              21.98x          20.96x          20.99x        17.36x   17.23x   13.57x   12.70x

Deal Price/Forward
  12 Months Earnings
  per Share              18.57x          17.83x          17.71x        16.24x   15.50x   13.20x   12.32x

Deal Price/Total Assets  21.33%          20.79%          20.73%        20.23%   20.09%   13.64%    3.10%

Core Deposit Premium     10.83%          13.61%          11.20%        19.96%   19.05%   11.34%   10.54%


                                     17

  No company or transaction used as a comparison in the above analysis is identical to Cohoes, Hudson River or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

  Discounted Cash Flow Analysis. KBW estimated the present value of Cohoes' common stock by adding (1) the present value of the estimated future dividend stream that Cohoes could generate over the period beginning January 2001 and ending in December 2005, and (2) the present value of the "terminal value" of the Cohoes common stock. For purposes of this analysis, internal projections of Cohoes were used for earnings and dividend assumptions. A sensitivity table was presented with a range of discount rates from 11.0% to 17.0% and a range of terminal multiples from 10.0 times to 16.0 times applied to the 2005 earnings per share estimate. This resulted in a range of values from $12.08 to $23.89 per share.

  KBW stated that the discounted cash flow present value analysis is a widely used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Cohoes common stock.

  In connection with its opinion dated as of the date of this proxy statement, KBW performed procedures to update, as necessary, certain of the analyses described above. KBW reviewed the assumptions on which the analyses described above were based and the factors considered in connection therewith. KBW did not perform any analyses in addition to those described above in updating its November 24, 2000 opinion.

  The Board of Cohoes has retained KBW as an independent contractor to act as financial adviser to Cohoes regarding the merger. As part of its investment banking business, KBW is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, Cohoes and Hudson River. As a market maker in securities, KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of Cohoes and Hudson River for KBW's own account and for the accounts of its customers.

  Cohoes and KBW have entered into an agreement relating to the services to be provided by KBW in connection with the merger. Cohoes agreed to pay KBW a cash fee equal to the sum of $250,000 on November 1, 2000, and Cohoes had previously paid a $100,000 fee to KBW in connection with the terminated merger of equals agreement with Hudson River. In addition, Cohoes has agreed to pay KBW at the time of closing a cash fee equal to 1.0% of the market value of the aggregate consideration offered in exchange for the outstanding shares of common stock of Cohoes in the merger minus $350,000. Pursuant to the KBW engagement agreement, Cohoes also agreed to reimburse KBW for its reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify against certain liabilities, including liabilities under the federal securities laws.

                                     18


You Will Receive Cash for Your Shares of Cohoes Stock

  Upon completion of the merger, each outstanding share of Cohoes common stock (other than shares as to which dissenters' rights have been asserted and perfected in accordance with Delaware law, treasury shares and certain restricted shares subject to restricted stock awards) shall be converted into and represent the right to receive $19.50 in cash without any interest thereon. The aggregate amount of the cash payment represents the merger consideration. The merger consideration to be paid in connection with the merger is expected to be approximately $155.8 million, including payment for the cancellation of all Cohoes stock options and unvested restricted shares, assuming all such options and unvested restricted shares are cancelled.

Treatment of Options and Restricted Shares

  At the effective time of the merger, each vested stock option to purchase Cohoes common stock issued pursuant to the Cohoes 1999 Stock Option and Incentive Plan that has not been exercised before the merger is completed will be canceled and the holder of the unexercised stock option will be entitled to receive a cash payment equal to $19.50 less the exercise price per share of the stock option, multiplied by the number of shares of Cohoes common stock subject to the stock option, less any required tax withholding.

  At the effective time of the merger, each unvested stock option to purchase Cohoes common stock issued pursuant to the Cohoes stock option plan will be converted into an option to purchase shares of Hudson River common stock under the same terms as the Cohoes option plan, except that the converted Cohoes option will represent the right to purchase shares of Hudson River common stock equal to the product of (1) the number of shares of Cohoes common stock subject to the Cohoes stock option and (2) the exchange ratio, as defined in the merger agreement. The exercise price for the converted Cohoes options will be adjusted by dividing the per share exercise of the Cohoes option by the exchange ratio. At the effective time of the merger, all of the unvested restricted shares of Cohoes common stock issued pursuant to the Cohoes 1999 Recognition and Retention Plan will be converted into restricted shares of Hudson River common stock under the same terms as the Cohoes recognition plan, except that the converted Cohoes restricted shares will represent a number of shares of Hudson River common stock equal to the product of (1) the number of Cohoes restricted shares held and (2) the exchange ratio, as defined in the merger agreement.

  At least 25 days prior to the effective time of the merger, each holder of an unvested Cohoes option and/or unvested restricted shares will have the opportunity to enter into cancellation agreements with Hudson River. Each of the directors and executive officers of Cohoes and Cohoes Savings Bank have executed cancellation agreements. The cancellation agreements provide that Hudson River will pay cash to the holder of converted Cohoes options and/or unvested restricted shares for cancellation of his or her options and unvested restricted shares. The amount paid for cancellation of the converted Cohoes options will be equal to:

  * the number of converted Cohoes options to purchase shares of Hudson River common stock that vest on July 2, 2001 multiplied by the quotient of $7.4375 and the exchange ratio (provided that the merger occurs before July 2, 2001), plus


                                     19


  * the number of converted Cohoes options to purchase shares of Hudson River common stock that vest on July 2, 2002 multiplied by the quotient of $6.01707 and the exchange ratio, plus

  * the number of options to purchase shares of Hudson River common stock that vest on July 2, 2003 multiplied by the quotient of $4.63411 and the exchange ratio, plus

  * the number of options to purchase shares of Hudson River common stock that vest on July 2, 2004 multiplied by the quotient of $3.28596 and the exchange ratio, less any required tax withholding.

  The amount paid for cancellation of the converted Cohoes restricted shares will be equal to:

  * the number of converted Cohoes restricted shares that vest on July 2, 2001 multiplied by the quotient of $19.50 and the exchange ratio (provided that the merger occurs before July 2, 2001), plus

  * the number of converted Cohoes restricted shares that vest on July 2, 2002 multiplied by the quotient of $15.77584 and the exchange ratio, plus

  * the number of converted Cohoes restricted shares that vest on July 2, 2003 multiplied by the quotient of $12.14993 and the exchange ratio, plus

  * the number of converted Cohoes restricted shares that vest on July 2, 2004 multiplied by the quotient of $8.61530 and the exchange ratio, plus

  * the amount of the accrued but unpaid cash dividends on the Cohoes restricted shares of the holder, less any required tax withholding.

  To receive the payment described above, the holder of unvested Cohoes options and/or unvested restricted shares must sign and deliver a cancellation agreement to Hudson River no later than the 15th day after it is provided to the holder. Hudson River is not obligated to pay the amount described above to the holder of unvested Cohoes options and/or unvested restricted shares if the cancellation agreement is not timely delivered to Hudson River.

Procedure for Surrendering Your Certificates

  At or prior to the effective time of the merger, or at such other time or times as the bank or trust company that will serve as exchange agent may otherwise request, Hudson River Bank will deliver to the exchange agent an amount of cash equal to the aggregate merger consideration. The exchange agent receiving the deposit will act as paying agent for the benefit of the holders of certificates of Cohoes common stock in exchange for the merger consideration. Each holder of Cohoes common stock (other than unvested restricted shares) who surrenders his or her Cohoes shares to the exchange agent will be entitled to receive a cash payment of $19.50 per share of Cohoes common stock upon acceptance of the shares by the exchange agent.


                                     20

  No later than five business days after the effective time of the merger, a letter of transmittal will be mailed by the exchange agent to Cohoes stockholders. The letter of transmittal will contain instructions for surrendering your certificates of Cohoes common stock.

  You should not return your Cohoes common stock certificates with the enclosed proxy, and you should not send your stock certificates to the exchange agent until you receive the letter of transmittal.

  If a certificate for Cohoes common stock has been lost, stolen or destroyed, the exchange agent is not obligated to deliver payment until the holder of the shares delivers:

  * an appropriate affidavit by the person claiming the loss, theft or destruction of his or her certificate,

  *    an indemnity agreement, and

  *    if required by the exchange agent or Hudson River Bank, a bond.

  After six months following the effective time of the merger, the exchange agent will deliver to Hudson River Bank any funds not claimed by former Cohoes stockholders. Thereafter, the payment obligation for any certificate representing Cohoes common stock which has not been satisfied will become the responsibility of Hudson River Bank.

  If certificates for Cohoes common stock are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental agency, the unclaimed amounts will become the property of Hudson River Bank to the extent permitted by applicable law, free and clear of all claims or interest of any person previously entitled to such property. None of Hudson River Bank, Cohoes, the exchange agent or any other party to the merger will be liable to any former holder of Cohoes common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

Representations and Warranties Made by Us, Hudson River and Hudson River Bank

  The merger agreement contains representations and warranties made by us, Hudson River and Hudson River Bank which are customary in merger transactions, including, among others, representations and warranties concerning:

  * the organization and registration of Cohoes, Hudson River and Hudson River Bank,

  * the due authorization, execution, delivery and performance of the merger agreement,

  *    the financial statements of Hudson River and us,

  * the receipt of a fairness opinion from each of Cohoes' financial advisor and Hudson River's financial advisor regarding the merger consideration,

  * the regulatory reports filed by Cohoes and Hudson River and their subsidiaries,

                                     21


  * governmental approvals required for the consummation of the merger,

  * the absence of actions, facts or circumstances that would materially impede or delay consummation of the merger, and

  *    the accuracy of the information in this proxy statement.

  We made certain additional representations and warranties (which are also customary), among others, regarding our capitalization, our subsidiaries, the absence of certain interim events, the absence of any broker's and finder's fees other than that owed KBW, our equity holdings in other companies, other material agreements, employee and officer benefit plans, registration of our securities, our compliance with laws, absence of certain violations as a result of the merger, litigation and environmental matters, the adequacy of insurance coverage, labor matters, any claims for indemnification, the status of our loan and investment portfolios, the absence of certain defaults, the value of real estate loans and investments, the liquidation account created in our mutual-to-stock conversion, tax matters, the absence of derivative contracts, real estate owned or leased by us, material interests of certain persons and the accuracy of our disclosures. Hudson River Bank has represented that it will have the funds sufficient to pay the merger consideration required of it under the merger agreement and that it is and will be immediately after the merger in compliance with all capital, debt and financial and nonfinancial provisions applicable to it under federal and state financial institution laws and regulations.

  Some of the representations and warranties made by us are qualified by materiality. The representations, warranties, agreements and covenants in the merger agreement will expire at the effective time of the merger, except for agreements and covenants that by their terms are to be performed after the effective time of the merger. If the merger is terminated, there will be no liability on the part of either us or Hudson River and Hudson River Bank other than the possible payment of liquidated damages to Hudson River as discussed below under "-Termination of the Merger Agreement," and except that no party shall be relieved or released from any liability arising out of a willful breach by it of any covenant, undertaking representation or warranty in the merger agreement.

Conditions to the Merger

  The respective obligations of Hudson River, Hudson River Bank and Cohoes to effect the merger are subject to the satisfaction or waiver of the following conditions specified in the merger agreement:

  *    approval of the merger agreement by our stockholders,

  * the receipt of all required regulatory and third party approvals, consents or waivers; provided that none of such approvals, consents or waivers contain in the reasonable opinion of Hudson River, any conditions or requirements that are unduly burdensome or would materially reduce the value of the merger transactions to Hudson River,

  * the absence of any statute, rule, regulation, injunction or other order which prohibits, restricts or makes illegal the completion of the merger transactions,

  * the absence of any order, decree or injunction of a court or agency of competent jurisdiction which prevents the completion of the merger transactions,


                                     22


  * the accuracy of the other party's representations and warranties in all material respects,

  * the performance by the other party of its obligations contained in the merger agreement in all material respects, and

  *    the receipt of certain certificates.

  Hudson River's and Hudson River Bank's obligation to effect the merger also is subject to the following conditions:

  * from the date of the merger agreement to the closing of the merger, Cohoes will not have been affected by any event which has had or caused, or is reasonably likely to have or cause, a material adverse effect, and

  * each director and executive officer of Cohoes and Cohoes Savings Bank signs and delivers cancellation agreements to Hudson River with respect to their options and restricted shares of Cohoes common stock, which condition has been met.

  There can be no assurance that the conditions to consummation of the merger will be satisfied or waived. The merger will become effective when the certificate of merger is filed with the Secretary of State of the State of Delaware. It is currently anticipated that the effective time of the merger will occur during the second quarter of 2001.

Conduct of Business Prior to the Completion of the Merger

  Hudson River, Hudson River Bank and we have agreed that during the period from the date of the merger agreement to the completion of the merger we will not, except with prior written consent of the other party:

  * take any action that would cause our, Hudson River's or Hudson River Bank's representations and warranties contained in the merger agreement not to be true and correct in any material respect at the effective time of the merger or that would cause any of the conditions to the merger not to be satisfied,

  * voluntarily take any action that would materially impede or delay the completion of the merger transactions or the ability of the parties to perform their respective covenants and agreements under the merger agreement, or

  *    agree to do any of the foregoing.

  We also have agreed that during the period from the date of the merger agreement to the effective time of the merger (except as expressly provided in the merger agreement), we and our subsidiaries will:

  * conduct our business in the ordinary course consistent with our past practice,

  *    preserve intact our business organization,


                                     23

  *    keep available the services of our employees,

  * preserve the good will of our customers and business relationships,

  * confer regularly with Hudson River regarding our consolidated financial condition, operations and business and matters relating to the completion of the merger transactions; deliver to Hudson River or Hudson River Bank all reports and documents filed by us or Cohoes Savings Bank with the SEC or under banking regulations; and deliver to Hudson River or Hudson River Bank monthly consolidated balance sheets and statement of income, and

  * if requested by Hudson River or Hudson River Bank within 10 days of the acquisition or lease by us of any real property after the date of the merger agreement, we will provide to it a report of a phase one environmental investigation, or a phase two environmental investigation if required, on real property owned or leased by us or our subsidiaries, with the costs of the environmental reports to be paid by Hudson River or Hudson River Bank.

  We also agreed, among other things, that, except as contemplated by the merger agreement or unless Hudson River or Hudson River Bank provides its written consent, we and our subsidiaries will not:

  * declare, set aside, make or pay any dividend or other distribution, except for regularly quarterly dividends not to exceed $0.08 per share of Cohoes common stock or dividends by Cohoes Savings Bank to Cohoes to facilitate the regular quarterly dividend paid to Cohoes stockholders or any other cash payments to be made by Cohoes pursuant to the merger,

  * issue, grant, modify, authorize or purchase shares of our common stock, with certain exceptions,

  * amend our certificate of incorporation, charter or bylaws, except for the deletion of Section 7 of the charter of Cohoes Savings Bank,

  * waive or release any material right or cancel or compromise any material debt or claim,

  * increase the compensation or benefits of our directors or employees, or pay or agree to pay any bonus, severance or any other new benefit to our directors or employees, with certain exceptions,

  * enter into or, except as may be required by law or as permitted by the merger agreement, modify any employee benefit plan,

  * originate or purchase any new brokered loans, any unsecured loan in excess of $50,000, any loan secured by a first trust or mortgage on a one- to four-family residential property in excess of $250,000, any loan secured by a first trust or mortgage on commercial real property in excess of $400,000 or any other loan in excess of $100,000,

                                     24

  * except as otherwise permitted, enter into or amend any agreement, arrangement, commitment, contract, indenture or other instrument:

       * for the purchase, sale, transfer, encumbrance or other disposition of any properties or assets,

       *    not made in the ordinary course of business,

       * relating to the borrowing of money or guarantee of any obligations, with certain exceptions,

       *    relating to the employment of any employee or consultant, or

       *    with a labor union.

  * change any of our methods of accounting or any of our methods of reporting income and deductions for federal income tax purposes, except as required by changes in laws, regulations or generally accepted accounting principles,

  * enter into or renew any lease of real or personal property or any service contract; fail to give any required notice to prevent a lease or service contract from being renewed; or make any new capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than expenditures necessary to maintain existing assets in good repair,

  * enter into or agree to enter into certain agreements, arrangements or commitments with any present or former employees, consultants, directors, which limit the ability of Cohoes' subsidiaries to engage in any line of business, which relate to the sale with recourse of loans or subservicing, or which are required to be filed with the SEC.

  * file any applications or make any contract for branching, site location or relocation,

  * purchase any security or acquire control over or any equity interest in any business or entity, other than marketable securities (of less than 1% of such securities outstanding) in the ordinary course of business,

  * except for real estate acquired in foreclosure or repossessed assets, enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of our assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights,

  * materially change or modify any of our lending, investment or deposit gathering policies, except to the extent required by law, regulatory authority or except as necessitated, in Cohoes Savings Bank's reasonable opinion, due to changes in interest rates,

  * enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of our interest-earning assets and interest-bearing liabilities to changes in market interest rates, or

                                     25


  *    agree to do any of the foregoing.

  In addition, we have agreed that neither us nor any of our subsidiaries or any of our respective officers, directors, employees, representatives or agents will solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any alternative proposal with any person other than Hudson River or Hudson River Bank. An alternative proposal is a written proposal by a third party to engage in a merger, consolidation, purchase or lease of substantially all of our assets, purchase securities representing more than 20% of the voting power of Cohoes shares or any similar transaction. We are permitted, however, to furnish information to or engage in discussions or negotiations with third parties if, after having consulted with and received the advice of our counsel, we determine that the failure to do so may cause our Board of Directors to breach its fiduciary duties. We are required to promptly inform Hudson River or Hudson River Bank of any requests for information or of any negotiations or discussions regarding any alternative proposal. In addition, we may not provide any information to a third party that we have not provided to Hudson River or Hudson River Bank.

  If our Board of Directors determines, after consultation with our financial advisor and legal counsel, that we have received an offer from a third party that is superior to Hudson River's, we may terminate the merger agreement. We are required to notify Hudson River of our intent to terminate the merger agreement, specify the terms and conditions of the superior offer and identify the person making the offer. Hudson River will have five business days to match the offer from the third party, in which case we may not accept the offer from the third party. We shall have five business days to evaluate Hudson River's revised proposal to determine whether the revised merger consideration is equal to or exceeds that proposed by the superior offer.

Approvals Needed to Complete the Merger

  In addition to the approval of the merger agreement by our stockholders, completion of the merger and the transactions contemplated by the merger agreement are subject to the prior approval of the Office of Thrift Supervision, the Federal Deposit Insurance Corporation and the New York State Banking Department. [The required applications for these approvals have been filed and are currently pending.] In reviewing applications under the Home Owners Loan Act and the Bank Merger Act, the OTS and the FDIC must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, and the convenience and needs of the communities to be served. In addition, the OTS and the FDIC may not approve a transaction if it will result in a monopoly or otherwise be anti-competitive.

  Under the Community Reinvestment Act of 1977, the OTS and the FDIC must take into account the record of performance of Cohoes Savings Bank and Hudson River Bank in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each institution. As part of the review process, the banking agencies frequently receive comments and protests from community groups and others. Cohoes Savings Bank and Hudson River Bank each received a "satisfactory" rating during their respective last Community Reinvestment Act examinations.

                                     26

  The New York State Banking Board also must approve the merger under its regulations. The applications to the New York Banking Board will be substantially the same as the applications to the OTS and the FDIC.

  In addition, a period of up to 30 days must expire following approval by the FDIC, within which period the United States Department of Justice may file objections to the merger under the federal anti-trust laws. Although we believe that the likelihood of such action by the Department of Justice is remote in this merger, there can be no assurance that the Department of Justice will not initiate such proceeding. If such proceeding is instituted or challenge is made, we cannot ensure a favorable result.

  We are not aware of any other regulatory approvals required for completion of the merger, except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.

  The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the consideration to be received by Cohoes stockholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

  There can be no assurances that the requisite regulatory approvals will be received in a timely manner, in which event the consummation of the merger may be delayed. If the merger is not consummated on or before August 31, 2001, the merger agreement may be terminated by either Hudson River or us.

  It is a condition to the consummation of the merger that the regulatory approvals be obtained without any conditions or requirements that are unduly burdensome or would materially reduce the value of the merger transactions to Hudson River. No assurance can be provided that any such approvals will not contain terms, conditions or requirements which fail to satisfy this condition of the merger.

Waiver and Amendment of the Merger Agreement

  By written approval of its Board of Directors, each party to the merger agreement may extend the time for the performance of any of the obligations or acts of the other party and may waive:

  * any inaccuracies in the representations and warranties contained in the merger agreement or any document delivered pursuant to the merger agreement,

  *    compliance with any covenant, undertaking or agreement,

  * to the extent permitted by law, satisfaction of any condition of the merger agreement, or

  * the performance by the other party of any of its obligations under the merger agreement.

  The merger agreement may be amended at any time by mutual agreement of the parties as approved by their Boards; provided, however, that after our stockholders have adopted the merger

                                     27

agreement no amendment can modify the form or decrease the amount of the merger consideration or otherwise materially adversely affect our stockholders without their approval.

Termination of the Merger Agreement

  The merger agreement may be terminated in writing prior to the effective time of the merger by:

  *    the mutual consent of the Boards of Hudson River and Cohoes,

  *    by the Boards of Hudson River or Cohoes if:

       * the other party has materially breached any of its covenants, agreements or representations and warranties and the breach has not been cured within 30 days after the giving of written notice,

       * any governmental entity of competent jurisdiction issues a nonappealable order prohibiting the completion of the merger transactions or if any application for regulatory approval is denied or withdrawn at the request or recommendation of the regulatory authority, provided that the denial or request or recommendation for withdrawal is not due to a breach of any provision of the merger agreement by the party seeking to terminate,

       *    our stockholders fail to adopt the merger agreement,

       * if the merger is not consummated by August 31, 2001, provided that the party seeking to terminate is not then in breach of any of its covenants, agreements or representations and warranties,

  * by the Board of Hudson River if our Board of Directors fails to recommend, or fails to continue its recommendation, that our stockholders approve the merger or if our Board modifies, withdraws or changes in any manner adverse to Hudson River or Hudson River Bank its recommendation for approval of the merger, or

  * by our Board if we have received an offer that is superior to the Hudson River offer and Hudson River or Hudson River Bank has not timely matched the superior offer, and our Board has determined to accept the superior offer and simultaneously with the termination of the merger agreement we enter into an acquisition agreement with respect to the superior offer or our Board adopts a binding resolution to recommend to our stockholders that they accept a tender offer with respect to a superior offer.

  In the event that the merger agreement is terminated, the merger agreement will become void and have no effect, except for:

  *    provisions relating confidential information,

  *    provisions relating to press releases,

                                     28

  * provisions relating to a liquidated damages fee in the amount of $4.7 million payable to Hudson River by Cohoes following the occurrence of:

       * our termination of the merger agreement due to our acceptance of a superior offer from a third party,

       * our termination of the merger agreement for any reason prior to the date of the special meeting of stockholders to vote on the merger, unless the other party has materially breached any of its covenants, agreements or representations and warranties and the breach is not timely cured, or any government entity issues a nonappealable order prohibiting the merger or regulatory approval is denied or withdrawn at the request of the regulatory authority; provided that the denial or withdrawal is not due to a breach of the merger agreement by us, or

       * our entering into an agreement with a third party relating to an alternative proposal to acquire us or Cohoes Savings Bank or the consummation of such an agreement within 18 months after (i) the termination of the merger agreement by Hudson River due to our material breach of any of our covenants, agreements or representations and warranties and the breach is not timely cured; (ii) our Board's failure to recommend, or failure to continue its recommendation, that our stockholders approve the merger or our Board's modification, withdrawal or change in any manner adverse to Hudson River or Hudson River Bank its recommendation for approval of the merger; (iii) the failure of our stockholders to adopt the merger agreement; or (iv) August 31, 2001 if a meeting of our stockholders has not been held to vote on the adoption of the merger agreement, and

  * a breaching party will not be relieved from any liability or damages for its willful breach of any provision of the merger agreement.

Interests of Directors and Officers in the Merger that are Different from Your Interests

  Some members of our management and Board of Directors may have interests in the merger that are in addition to or different from the interests of our stockholders. Our Board was aware of these interests and considered them in approving the merger agreement.

  Cohoes Stock Options. As of January 2, 2001, directors and executive officers held options to purchase in the aggregate 602,880 shares of Cohoes common stock under our stock option plan. Under the terms of the merger agreement, each director and executive officer of Cohoes and Cohoes Savings Bank has signed and delivered to Hudson River a cancellation agreement with respect to his or her unvested Cohoes stock options. Accordingly, each director and executive officer will receive payment for their stock options as described earlier in this proxy statement. The aggregate value of the payout for these stock options will be approximately $3.4 million. In addition, other officers and employees and the director emeritus of Cohoes Savings Bank also have the right to enter into cancellation agreements. See " -Treatment of Options and Restricted Shares."

                                     29


  Cohoes Restricted Stock Awards. As of January 2, 2001, an aggregate of 209,220 unvested shares of our common stock have been awarded to our directors and executive officers pursuant to the Cohoes recognition plan. Under the terms of the merger agreement, each director and executive officer of Cohoes and Cohoes Savings Bank has signed and delivered to Hudson River a cancellation agreement with respect to his or her Cohoes unvested restricted shares. Accordingly, each director and executive officer will receive payment for their restricted shares as described earlier in this proxy statement. The aggregate value of the payment for these restricted shares will be approximately $2.9 million. In addition, other officers and employees and the director emeritus of Cohoes Savings Bank also have the right to enter into cancellation agreements. See "-Treatment of Options and Restricted Shares."

  Cohoes Employee Stock Ownership Plan. As of January 2, 2001, our ESOP held 638,104 shares of our common stock which had not yet been allocated to participants and which were pledged as collateral for the remaining $8.0 million loan to the ESOP. The ESOP will be terminated upon completion of the merger, at which time the loan will be repaid with the cash received by the ESOP in the merger. Based on the number of unallocated shares and the current loan balance, the ESOP will have approximately $4.4 million of cash after repayment of the ESOP loan, which cash will be allocated to the participants in accordance with the terms of the ESOP and distributed to participants in the ESOP following receipt of a favorable determination letter from the Internal Revenue Service.

  Employment Agreements.  Effective January 6, 1999, Cohoes and Cohoes
Savings Bank entered into employment agreements with Messrs. Robinson and Ahl. Under the employment agreements, Messrs. Robinson and Ahl are each entitled to receive a severance payment upon termination of their employment. Messrs. Robinson and Ahl, however, have agreed to voluntarily reduce their severance payments by $300,000 and $150,000, respectively, in order to facilitate the merger and to reduce the amount of the non-deductible portion of the severance payments to Cohoes or Hudson River Bank. As reduced, the severance payments and benefits are approximately $2.6 million to Mr. Robinson and $1.3 million to Mr. Ahl, excluding payments for stock options, restricted stock awards and excise taxes. In addition, since the amounts payable to Messrs. Robinson and Ahl are subject to excise taxes, an additional payment will be made so that after the payment of all excise taxes, Messrs. Robinson and Ahl will be in the same position as if the taxes had not been imposed. These tax gross up payments are estimated to be approximately $1.6 million to Mr. Robinson and $849,000 to Mr. Ahl.

  Effective January 29, 1999, Cohoes Savings Bank entered into an employment agreement with Mr. Picchi. Under the employment agreement, Mr. Picchi is entitled to receive a severance payment upon termination of his employment which is estimated to be approximately $329,000, excluding payments for stock options and restricted stock awards.

  Messrs. Robinson, Ahl and Picchi will receive cash payments pursuant to the merger agreement upon cancellation of their stock options and restricted shares. For the currently vested stock options and for those stock options and restricted shares scheduled to vest on July 2, 2000, the merger agreement provides for a cash payment equal to 100% of the economic value of these stock options and restricted shares. The merger agreement provides for a cash payment less than the economic value for those stock options and restricted shares scheduled to vest in 2002, 2003 or 2004. Pursuant to their employment agreements, Messrs. Robinson, Ahl and Picchi will receive an additional cash payment equal to the difference between (1) the economic value of the stock options and restricted shares scheduled to vest in 2002 or later based on the $19.50 per share merger consideration, and (2) the reduced amount to be paid with respect to these stock options and restricted shares pursuant to the merger agreements. These


                                     30

additional cash payments are approximately $772,000 for Mr. Robinson, $386,000 for Mr. Ahl and $193,000 for Mr. Picchi.

  Change of Control Agreements. In 1999, Cohoes Savings Bank entered into change of control severance agreements with five of its officers. The change in control agreements provide for a payment to each of the officers equal to 100% of the officer's average annual compensation for the preceding five years upon the officer's termination of employment by the Bank, other than for cause, or the officer terminates his or her employment for good reason within 12 months following a change in control. For purposes of the change in control agreements, the merger will constitute a "change in control." The aggregate amount due under the change in control agreements is approximately $423,000. In addition, to the extent the amounts payable to the five officers are subject to excise taxes, an additional payment will be made so that after the payment of all excise taxes, the five officers will be in the same position as if the taxes had not be imposed. We believe there will not be any tax gross up payments to the five officers.

  Bonus Payments. Certain directors, officers and employees of Cohoes and Cohoes Savings Bank who continue their employment with us until the effective time of the merger will receive cash bonuses, excluding Messrs. Robinson, Ahl and Picchi. The aggregate value of these bonuses is approximately $497,538.

  Officers' Severance Plan. Under the terms of the Cohoes Savings Bank Employee Severance Compensation Plan, eligible officers of Cohoes or the Bank are entitled to receive a cash payment if the officer's employment is terminated for any one of several specified reasons within one year following a change of control. The merger will constitute a "change of control" for purposes of this plan. The cash payment entitled to be received by a terminated officer is equal to the product of 3.846% of the terminated officer's annual compensation times the number of years of continuous employment of the officer, provided that no payment will exceed 50% of the officer's annual compensation. This severance plan does not apply to executive officers who are covered by employment or severance agreements. If the employment of all of the covered officers is terminated, the aggregate value of the officer severance payments would be approximately $230,000.

  Board of Directors. Upon completion of the merger, Mr. Robinson will be appointed to the Board of Directors of Hudson River with the title of Vice Chairman. Messrs. Robinson and MacAffer and two other directors of Cohoes Savings Bank will be elected to the Board of Directors of Hudson River Bank. Mr. Robinson will be the Vice Chairman of the Hudson River Bank Board of Directors. Such persons will receive the same board fees as those received by other members of the board upon which they sit.

  Protection of Directors, Officers and Employees Against Claims. In the merger agreement, Hudson River has agreed to indemnify our and our subsidiaries' directors and officers after the completion of the merger to the fullest extent permitted under law and our or our subsidiaries' certificate of incorporation, charter or bylaws. Hudson River also has agreed to maintain, for a period of six years after the effective time of the merger, our and our subsidiaries' current directors' and officers' liability insurance policies, provided that Hudson River may substitute insurance policies of at least the same coverage and amount containing terms and conditions which are substantially no less advantageous or containing terms and conditions consistent with Hudson River's current insurance policies, or Hudson River may purchase single limit tail coverage for the six-year period.

                                     31


Employees and Benefit Plans

  The merger agreement provides that our and our subsidiaries' full-time employees who remain employed by Hudson River or Hudson River Bank after the effective time of the merger will be eligible to participate in the benefit plans of Hudson River and Hudson River Bank that are generally available to their full-time employees subject to the terms and provisions of the benefit plans. Continuing employees will receive credit for years of service with us and our subsidiaries for purposes of determining eligibility for participation, vesting and entitlement to vacation time and sick pay (but not for purposes of accrual or restoration of benefits that are calculated on an actuarial basis, including any qualified or non-qualified defined benefit plan or restoration plan) with Hudson River and Hudson River Bank. Contributions to and accrual of benefits under benefit plans of Hudson River and Hudson River Bank on behalf of continuing employees will only relate to qualifying compensation earned by the employees after the effective time of the merger, subject to the terms and provisions of such benefit plans. Continuing full time employees will not be eligible to participate in the Hudson River Bank benefit restoration plan or any qualified plan of Hudson River or Hudson River Bank until the plan year commencing in 2002.

  In light of the termination of the Cohoes ESOP in connection with the merger and the resulting allocation to the Cohoes employees who participate in the Cohoes ESOP of all of the unallocated assets remaining after payment of the loan to the Cohoes ESOP, continuing employees will not be entitled to participate in Hudson River's ESOP until the plan year commencing in 2002. Continuing full time employees who are not participants in the Cohoes ESOP immediately prior to the effective time of the merger and otherwise meet the eligibility requirements of the Hudson River ESOP will be permitted to participate in the Hudson River ESOP, subject to applicable laws. In addition, the Cohoes 401(k) plan will be terminated at the effective time of the merger. Following the receipt of a favorable determination letter from the Internal Revenue Service, the account balances in the Cohoes ESOP and 401(k) plan will be distributed to participants and beneficiaries or transferred to an eligible individual retirement account as directed by the participant or beneficiary. Upon termination of the Cohoes ESOP and 401(k) plan, neither us nor any of our subsidiaries will have any obligation to make further contributions to or awards of benefits under the Cohoes Restoration Plan. No participant in the Restoration Plan will receive any contribution or benefit award under the Restoration Plan as a result of the termination of the Cohoes ESOP and 401(k) plan.

  Under the terms of the Cohoes Savings Bank General Severance Plan, eligible non-officer employees of the Bank are entitled to receive a cash payment if the employee's employment is involuntary terminated, except for just cause, or voluntarily terminated due to relocation requirements of more than 15 miles away from the employee's current employment location within one year following a change of control. The merger will constitute a "change of control" for purposes of this plan. The cash payment entitled to be received by a terminated employee is equal to the product of the terminated employee's salary for a two-week period multiplied by the number of whole years of full-time employment of the employee, but not to exceed aggregate severance of more than 26 weeks of the employee's salary. The aggregate amount of severance payments to non-branch employees may not exceed $260,000, subject to certain conditions.

You Have Dissenters' Rights of Appraisal

  Under Delaware law, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to dissent from the merger and to have an appraisal of the fair value of your shares conducted by the Delaware Court of Chancery. Stockholders electing to exercise dissenters'

                                     32


rights must strictly comply with the provisions of Section 262 of the Delaware General Corporation Law to perfect their rights. A copy of Section 262 is attached as Appendix C.

  The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to dissent from the merger and perfect a stockholder's dissenters' rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law.

  Section 262 requires that stockholders be notified not less than 20 days before the special meeting to vote on the merger that dissenters' appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to you of the availability of dissenters' rights in connection with the merger. If you wish to consider exercising your dissenters' rights you should carefully review the text of Section 262 contained in Appendix C because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your dissenters' rights under Delaware law.

  If you elect to demand appraisal of your shares, you must satisfy all of the following conditions:

  * You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the merger. Voting against or failing to vote for the merger by itself does not constitute a demand for appraisal within the meaning of
       Section 262.

  * You must not vote in favor of the merger. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the merger, by proxy or in person, will constitute a waiver of your dissenters' rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

  * You must continuously hold your shares of Cohoes common stock through the effective time of the merger.

  If you fail to comply with all of these conditions and the merger is completed, you will be entitled to receive the cash payment for any shares of Cohoes common stock you hold as of the effective time of the merger as provided for in the merger agreement but will have no dissenters' rights of appraisal for your shares of Cohoes common stock.

  All demands for appraisal should be addressed to the Corporate
Secretary, Cohoes Bancorp, Inc., 75 Remsen Street, Cohoes, New York 12047, before the vote on the merger is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of Cohoes common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his or her shares.

  To be effective, a demand for appraisal by a holder of Cohoes common stock must be made by or in the name of such registered stockholder, fully and correctly, as the stockholder's name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of such shares.


                                     33


  If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

  If you hold your shares of Cohoes common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

  Within ten days after the effective date of the merger, Hudson River must give written notice that the merger has become effective to each Cohoes stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. Within 120 days after the effective date, either Hudson River or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A dissenting stockholder may request from Hudson River during this 120 day period a statement setting forth (a) the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received, and (b) the aggregate number of holders of such shares. We have been informed that Hudson River does not presently intend to file such a petition in the event there are dissenting stockholders and has no obligation to do so. Accordingly, your failure to timely file a petition could nullify your demand for appraisal.

  At any time within 60 days after the effective date of the merger, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of Cohoes common stock. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to Hudson River, Hudson River will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the court may dismiss the proceedings as to such stockholder.

  After determination of the stockholders entitled to appraisal of their shares of Cohoes common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any. When the value is determined, the court will direct the payment of such value, with
                                     34

interest thereon accrued during the pendency of the proceeding if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

  In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of the shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the merger agreement.

  Costs of the appraisal proceeding may be imposed upon Hudson River and the stockholders participating in the appraisal proceeding by the Chancery Court as the court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

  Any stockholder who demands appraisal rights will not, after the effective date, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares, other than with respect to payment as of a record date prior to the effective date; however, if no petition for appraisal is filed within 120 days after the effective date, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the cash payment for shares of his or her Cohoes common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation.

  In view of the complexity of Section 262, Cohoes stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

Federal Income Tax Consequences of the Merger to You

  The exchange of our common stock for cash pursuant to the terms of the merger agreement will be a taxable transaction for federal income tax purposes under the Internal Revenue Code, and may also be a taxable transaction under state, local and other tax laws. Similarly, any Cohoes stockholders who exercise their dissenters' appraisal rights and receive cash in exchange for their shares of Cohoes common stock will recognize income for federal tax purposes and may recognize income under state, local and other tax laws. A stockholder of Cohoes will recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the merger and the tax basis in the Cohoes common stock exchanged by such stockholder pursuant to the merger. Gain or loss must be determined separately for each block of Cohoes common stock surrendered pursuant to the merger. For purposes of federal tax law, a block consists of shares of Cohoes common stock acquired by the stockholder at the same time and price.

  Gain or loss recognized by the stockholder exchanging his or her Cohoes common stock pursuant to the merger or pursuant to the exercise of dissenters' rights will be capital gain or loss if such Cohoes common stock is a capital asset in the hands of the stockholder. If the Cohoes common stock has been held for more than one year, the gain or loss will be long-term. Capital gains recognized by an
                                     35


exchanging individual stockholder generally will be subject to tax at capital gain rates applicable to the stockholder (up to a maximum of 39.6% for short-term capital gains and 20% for long-term capital gains), and capital gains recognized by an exchanging corporate stockholder generally will be subject to tax at a maximum rate of 35%.

  Neither Hudson River nor Cohoes has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to Cohoes's stockholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to Cohoes's stockholders with respect to any of the tax effects of the merger to stockholders.

  The federal income tax discussion set forth above is based upon current law and is intended for general information only. You are urged to consult your tax advisor concerning the specific tax consequences of the merger to you, including the applicability and effect of state, local or other tax laws and of any proposed changes in those tax laws and the Internal Revenue Code.

Accounting Treatment of the Merger

  The merger will be accounted for under the purchase method of accounting. Under this method of accounting, Hudson River and Cohoes will be treated as one company as of the date of the merger, and Hudson River will record the fair market value of Cohoes's assets less liabilities on its financial statements. Acquisition costs in excess of the fair values of the net assets acquired, if any, will be recorded as an intangible asset and amortized for financial accounting purposes. The reported income of Hudson River will include our operations after the completion of the merger.

Who Pays for What

  All out-of-pocket costs and expenses incurred in connection with the merger (including, but not limited to, counsel fees) shall be paid by the party incurring such costs and expenses.


                        CERTAIN RELATED AGREEMENTS

Plan of Liquidation

  In connection with the merger, Cohoes and Hudson River Bank will enter into a plan of liquidation under which Cohoes immediately after the completion of the merger will be liquidated and dissolved by transferring all of its assets and liabilities to Hudson River Bank.

Bank Merger Agreement

  In connection with the merger, Cohoes Savings Bank and Hudson River Bank will enter into a bank merger agreement under which Cohoes Savings Bank and Hudson River Bank will merge, with Hudson River Bank being the surviving bank. The bank merger agreement provides that it may be terminated by mutual consent of the parties at any time and will be terminated automatically if the merger agreement is terminated.


                                     36

Voting Agreement

  As an inducement for Hudson River and Hudson River Bank to enter into the merger agreement, the executive officers, directors and emeritus director of Cohoes entered into a voting agreement with Hudson River and Hudson River Bank. Pursuant to the voting agreement, our executive officers, directors and emeritus director agreed to vote all of their shares of Cohoes common stock owned, controlled or for which they possess voting power in favor of the merger.


                     ADJOURNMENT OF THE SPECIAL MEETING

  Each proxy solicited requests authority to vote for an adjournment of the special meeting, if an adjournment is deemed to be necessary. Cohoes may seek an adjournment of the special meeting so that we can solicit additional votes in favor of the merger agreement if the merger proposal has not received the requisite vote of stockholders at the special meeting and has not received the negative votes of the holders of a majority of Cohoes's stock. If Cohoes desires to adjourn the meeting, it will request a motion that the meeting be adjourned for up to 29 days with respect to the merger proposal (and solely with respect to the merger proposal, provided that a quorum is present at the special meeting), and no vote will be taken on the merger proposal at the originally scheduled special meeting. Each proxy solicited, if properly signed and returned to Cohoes and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the meeting. Unless revoked prior to its use, any proxy solicited for the special meeting will continue to be valid for any adjourned meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for the proposal in question.

  Any adjournment will permit Cohoes to solicit additional proxies and will permit a greater expression of the stockholders' views with respect to the merger proposal. The adjournment would be disadvantageous to stockholders who are against the merger agreement because an adjournment will give Cohoes additional time to solicit favorable votes and thus increase the chances of passing the merger proposal.

  If a quorum is not present at the special meeting, no proposal will be acted upon and the Cohoes Board of Directors will adjourn the special meeting to a later date to solicit additional proxies on each of the proposals being submitted to stockholders.

  An adjournment for up to 29 days will not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting. Cohoes has no reason to believe that an adjournment of the special meeting will be necessary at this time.

  Because the Board of Directors recommends that stockholders vote "FOR" the proposed merger agreement, the Board of Directors also recommends that stockholders vote "FOR" the possible adjournment of the special meeting on the merger proposal. Approval of the proposal to adjourn the special meeting on the merger proposal requires the approval of a majority of the votes cast on the adjournment proposal.

                                     37

               BENEFICIAL OWNERSHIP OF COHOES COMMON STOCK

  Stockholders of record as of the close of business on January 2, 2001 will be entitled to one vote for each share of our common stock then held. As of that date, we had 7,834,685 shares of common stock issued and outstanding. The following table sets forth information regarding the share ownership of:

  * each holder of more than 5% of our outstanding common stock, including our Employee Stock Ownership Plan,

  *    each member of our Board of Directors, and

  * all of our and Cohoes Savings Bank's directors and executive officers as a group.


                                 Shares Beneficially
Name of Beneficial Owner           Owned(1)(2)(3)            Percent of Class
------------------------------------------------------------------------------

Cohoes Bancorp, Inc.                 760,231 (4)                    9.7%
Employee Stock Ownership Plan
75 Remsen Street
Cohoes, New York 12047

Directors:
  Harry L. Robinson                  214,353 (5)                    2.7%
  Arthur E. Bowen                     36,103 (6)                     .5%
  Peter G. Casabonne                  21,603                         .3%
  Michael L. Crotty                   22,978                         .3%
  Chester C. DeLaMater                41,603 (7)                     .5%
  Frederick G. Field, Jr.             22,878 (8)                     .3%
  Duncan S. MacAffer                  28,442 (9)                     .4%
  J. Timothy O'Hearn                  38,756 (10)                    .5%
  R. Douglas Paton                    32,624 (11)                    .4%
  Walter H. Speidel                   37,103 (12)                    .5%
  Donald A. Wilson                    22,303                         .3%

Executive Officers:
  Richard A. Ahl                     128,053(13)                    1.6%
  Albert J. Picchi                    49,945(14)                     .6%


Directors and executive officers
  as a group (13 persons)            696,744(15)                    8.9%

_________________________
(1) Based upon filings made pursuant to the Securities Exchange Act of 1934, as amended, and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (a) voting power, which includes the power to vote or to direct the voting of the shares, or (b) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named

                                       (Footnotes continued on following page)
                                     38

(Footnotes continued from previous page)

      beneficial owner has sole (or shares with spouse or other immediate family members) voting and dispositive power with respect to the shares.

(2) Under applicable regulations, a person is deemed to have beneficial ownership of any shares of Cohoes common stock which may be acquired within 60 days of the date shown pursuant to the exercise of outstanding stock options. Shares of Cohoes common stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of Cohoes common stock owned by any other person or group. The amounts set forth in the table include shares which may be received upon the exercise of stock options pursuant to Cohoes' stock option plan within 60 days of the date shown as follows: for each of the 10 non-employee directors, 5,201 shares; for Mr. Robinson, 8,290 shares; for Mr. Ahl, 8,290 shares; for Mr. Picchi, 11,250 shares; and for all directors and executive officers as a group, 79,840 shares.

(3) Includes unvested restricted shares granted pursuant to Cohoes' recognition and retention plan as follows: for each of the 10 non-employee directors, 8,322 shares; for Mr. Robinson, 72,000 shares; for Mr. Ahl, 36,000 shares; for Mr. Picchi, 18,000 shares; and for all directors and executive officers as a group, 209,220 shares. These shares will be voted by Cohoes' Board since they were subject to restriction as of January 2, 2001.

(4) Includes 122,126 shares allocated to ESOP participants, including 53,175 shares allocated as of December 31, 2000. The participants are entitled to direct the voting of these allocated shares. First Bankers Trust Company, NA, the trustee of the ESOP, may be deemed to own beneficially the unallocated shares held by the ESOP. Unallocated shares will be voted in the same proportion as allocated shares voted by participants, subject to the requirements of applicable law and the fiduciary duties of the trustee. The ESOP administrators are entitled to direct the voting of the allocated shares for which timely voting instructions are not received from the participants.

(5) Includes 21,000 shares owned by Mr. Robinson through the Cohoes Savings Bank 401(k) Plan; and 2,553 shares allocated to Mr. Robinson in the ESOP through December 31, 1999.

(6) Includes 8,500 shares owned by the Cohoes Savings Bank rabbi trust of which Mr. Bowen is the beneficiary and 500 shares owned by Mr. Bowen's wife.

(7)   Includes 1,000 shares owned by Mr. DeLaMater's spouse.

(8)   Includes 3,277 shares owned by Mr. Field's spouse.

(9) Includes 2,627 shares owned by an inter vivos trust of which Mr. MacAffer is trustee.

(10)  Includes 1,700 shares owned directly by Mr. O'Hearn's children.

                                       (Footnotes continued on following page)

                                     39


(Footnotes continued from previous page)

(11) Includes 7,935 shares owned by the Cohoes Savings Bank rabbi trust of which Mr. Paton is the beneficiary.

(12)  Includes 500 shares owned directly by Mr. Speidel's son.

(13) Includes 4,000 shares owned by Mr. Ahl through the Cohoes Savings Bank 401(k) Plan; 25,000 shares owned by Mr. Ahl's spouse; and 2,553 shares allocated to Mr. Ahl in the ESOP through December 31, 1999.

(14) Includes 4,648 shares owned through the Cohoes Savings Bank 401(k) Plan; and 2,121 shares allocated to Mr. Picchi in the ESOP through December 31, 1999.

(15) This total includes shares beneficially owned by all directors and executive officers listed in the table.


                           STOCKHOLDER PROPOSALS

  If the merger is not consummated prior to the next regularly scheduled annual meeting of our stockholders, any proposal which a stockholder wishes to have included in our proxy materials for the next annual meeting of stockholders must be received at our main office located at 75 Remsen Street, Cohoes, New York 12047, Attention: Richard A. Ahl, Secretary, no later than June 25, 2001. Otherwise, any stockholder proposal to take action at the next annual meeting requires the stockholder to provide notice to us which must be received at our main office located at 75 Remsen Street, Cohoes, New York 12047 not less than sixty (60) days prior to the anniversary date of the preceding year's annual meeting. The stockholder's notice must include certain information as specified in our bylaws. Nothing in this paragraph shall be deemed to require us to include in our proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received. In addition, all stockholder proposals must comply with our bylaws and Delaware law.


                              OTHER MATTERS

  Each proxy solicited also confers discretionary authority on our Board of Directors to vote the proxy with respect to matters incident to the conduct of the meeting and upon such other matters as may properly come before the special meeting. Our Board of Directors is not aware of any business to come before the special meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the special meeting, it is intended that proxy holders will act in accordance with their best judgment.


                                     40

                                                                    Appendix A















                       AGREEMENT AND PLAN OF MERGER

                              by and between

                        HUDSON RIVER BANCORP, INC.

                    HUDSON RIVER BANK & TRUST COMPANY

                                   and

                           COHOES BANCORP, INC.




                          Dated November 24, 2000



                             TABLE OF CONTENTS


                                ARTICLE I
                 DEFINITIONS AND RULES OF INTERPRETATION

1.1 Definitions. . . . . . . . . . . . . . . . . . . . . . . A-1
1.2 Rules of Interpretation. . . . . . . . . . . . . . . . . A-8

                                ARTICLE II
                              PLAN OF MERGER

2.1 The Merger . . . . . . . . . . . . . . . . . . . . . . . A-8
2.2 Surviving Corporation. . . . . . . . . . . . . . . . . . A-8
2.3 Conversion of Cohoes Common Stock. . . . . . . . . . . . A-9
2.4 Dissenting Shares/Cohoes-Owned Shares. . . . . . . . . . A-9
2.5 Shareholders Rights, Stock Transfers . . . . . . . . . . A-10
2.6 Exchange Procedures. . . . . . . . . . . . . . . . . . . A-10
2.7 Cohoes Options/Cohoes Restricted Shares. . . . . . . . . A-11
2.8 Closing. . . . . . . . . . . . . . . . . . . . . . . . . A-13

                               ARTICLE III
               UNQUALIFIED REPRESENTATIONS AND WARRANTIES
                                OF COHOES

3.1 Capital Structure. . . . . . . . . . . . . . . . . . . . A-13
3.2 Registrations. . . . . . . . . . . . . . . . . . . . . . A-13
3.3 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . A-14
3.4 This Agreement . . . . . . . . . . . . . . . . . . . . . A-14
3.5 Financial Statements; No Adverse Change. . . . . . . . . A-14
3.6 Fairness Opinion . . . . . . . . . . . . . . . . . . . . A-14
3.7 Interim Events . . . . . . . . . . . . . . . . . . . . . A-14
3.8 Regulatory Reports . . . . . . . . . . . . . . . . . . . A-15
3.9 Governmental Approvals . . . . . . . . . . . . . . . . . A-15
3.10 No Broker's or Finder's Fees. . . . . . . . . . . . . . A-15
3.11 Equity Holdings . . . . . . . . . . . . . . . . . . . . A-15
3.12 Certain Agreements. . . . . . . . . . . . . . . . . . . A-16
3.13 No Impediments. . . . . . . . . . . . . . . . . . . . . A-16
3.14 Cohoes Officer Severance Plan . . . . . . . . . . . . . A-17
3.15 Proxy Statement Information . . . . . . . . . . . . . . A-17
3.16 Cohoes Restoration Plan . . . . . . . . . . . . . . . . A-17
3.17 Registration Obligations. . . . . . . . . . . . . . . . A-17


                                    A-i

                               ARTICLE IV
                QUALIFIED REPRESENTATIONS AND WARRANTIES
                                OF COHOES

4.1 Organization and Good Standing . . . . . . . . . . . . . A-17
4.2 Compliance with Law. . . . . . . . . . . . . . . . . . . A-18
4.3 No Violations. . . . . . . . . . . . . . . . . . . . . . A-18
4.4 Litigation and Other Proceedings . . . . . . . . . . . . A-18
4.5 Environmental Matters. . . . . . . . . . . . . . . . . . A-18
4.6 Insurance. . . . . . . . . . . . . . . . . . . . . . . . A-19
4.7 Labor. . . . . . . . . . . . . . . . . . . . . . . . . . A-19
4.8 Indemnification. . . . . . . . . . . . . . . . . . . . . A-19
4.9 Loan Portfolio . . . . . . . . . . . . . . . . . . . . . A-19
4.10 Investment Portfolio. . . . . . . . . . . . . . . . . . A-19
4.11 Defaults. . . . . . . . . . . . . . . . . . . . . . . . A-20
4.12 Real Estate Loans and Investments . . . . . . . . . . . A-20
4.13 Employee Benefit Plans. . . . . . . . . . . . . . . . . A-20
4.14 Liquidation Account . . . . . . . . . . . . . . . . . . A-22
4.15 Tax Matters . . . . . . . . . . . . . . . . . . . . . . A-22
4.16 Derivatives Contracts . . . . . . . . . . . . . . . . . A-23
4.17 Properties. . . . . . . . . . . . . . . . . . . . . . . A-23
4.18 Material Interests of Certain Persons . . . . . . . . . A-23
4.19 Disclosures . . . . . . . . . . . . . . . . . . . . . . A-24

                                ARTICLE V
                      REPRESENTATIONS AND WARRANTIES
                        OF HUDSON AND HUDSON BANK

5.1 Organization and Good Standing . . . . . . . . . . . . . A-24
5.2 Registrations. . . . . . . . . . . . . . . . . . . . . . A-24
5.3 This Agreement . . . . . . . . . . . . . . . . . . . . . A-24
5.4 Financial Statements . . . . . . . . . . . . . . . . . . A-25
5.5 Fairness Opinion . . . . . . . . . . . . . . . . . . . . A-25
5.6 Regulatory Reports . . . . . . . . . . . . . . . . . . . A-25
5.7 Governmental Approvals . . . . . . . . . . . . . . . . . A-25
5.8 No Impediments . . . . . . . . . . . . . . . . . . . . . A-25
5.9 Proxy Statement Information. . . . . . . . . . . . . . . A-26
5.10 Financial Ability . . . . . . . . . . . . . . . . . . . A-26

                                ARTICLE VI
                         COVENANTS AND AGREEMENTS

6.1 Reasonable Best Efforts. . . . . . . . . . . . . . . . . A-26
6.2 Shareholders Meeting . . . . . . . . . . . . . . . . . . A-26
6.3 Regulatory Matters . . . . . . . . . . . . . . . . . . . A-27
6.4 Investigation and Confidentiality. . . . . . . . . . . . A-27
6.5 Press Releases . . . . . . . . . . . . . . . . . . . . . A-28


                                     A-ii

6.6 Business of the Parties. . . . . . . . . . . . . . . . . A-28
6.7 Certain Actions. . . . . . . . . . . . . . . . . . . . . A-32
6.8 Current Information. . . . . . . . . . . . . . . . . . . A-33
6.9 Indemnification. . . . . . . . . . . . . . . . . . . . . A-33
6.10 Environmental Reports . . . . . . . . . . . . . . . . . A-34
6.11 Employees and Employee Benefit Plans. . . . . . . . . . A-35
6.12 Litigation Matters. . . . . . . . . . . . . . . . . . . A-37
6.13 Conforming Entries. . . . . . . . . . . . . . . . . . . A-37
6.14 Systems Integration . . . . . . . . . . . . . . . . . . A-38
6.15 Disclosure Supplements. . . . . . . . . . . . . . . . . A-38
6.16 Failure to Fulfill Conditions . . . . . . . . . . . . . A-39
6.17 Proxy Solicitor . . . . . . . . . . . . . . . . . . . . A-39
6.18 Previous Transaction Stock Option Agreements
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-39
6.19 Organization of Merger Sub. . . . . . . . . . . . . . . A-39
6.20 Liquidated Damages. . . . . . . . . . . . . . . . . . . A-39

                               ARTICLE VII
                           CONDITIONS PRECEDENT

7.1 Conditions Precedent - the Parties . . . . . . . . . . . A-40
7.2 Conditions Precedent - Cohoes. . . . . . . . . . . . . . A-40
7.3 Conditions Precedent - Hudson. . . . . . . . . . . . . . A-41

                               ARTICLE VIII
                      TERMINATION, WAIVER, AMENDMENT
                         AND SPECIFIC PERFORMANCE

8.1 Termination. . . . . . . . . . . . . . . . . . . . . . . A-42
8.2 Effect of Termination. . . . . . . . . . . . . . . . . . A-43
8.3 Survival of Representations, Warranties and Covenants. . A-43
8.4 Waiver . . . . . . . . . . . . . . . . . . . . . . . . . A-43
8.5 Amendment or Supplement. . . . . . . . . . . . . . . . . A-43
8.6 Specific Performance . . . . . . . . . . . . . . . . . . A-44

                                ARTICLE IX
                              MISCELLANEOUS

9.1 Expenses . . . . . . . . . . . . . . . . . . . . . . . . A-44
9.2 Entire Agreement . . . . . . . . . . . . . . . . . . . . A-44
9.3 No Assignment. . . . . . . . . . . . . . . . . . . . . . A-44
9.4 Notices. . . . . . . . . . . . . . . . . . . . . . . . . A-44
9.5 Counterparts . . . . . . . . . . . . . . . . . . . . . . A-45
9.6 Governing Law. . . . . . . . . . . . . . . . . . . . . . A-45
9.7 Severability . . . . . . . . . . . . . . . . . . . . . . A-45
9.8 Standard of Breach . . . . . . . . . . . . . . . . . . . A-46
9.9 Alternative Structure. . . . . . . . . . . . . . . . . . A-46


                                   A-iii


                                 EXHIBITS

     EXHIBIT A - Cohoes Savings Bank General Severance Plan
     EXHIBIT B - Voting Agreement























                                    A-iv



                       AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is dated as of November 24, 2000, by and between Hudson, Hudson Bank and Cohoes.

     WHEREAS, the Boards of the Parties deem it advisable and in the best interests of the respective companies and their shareholders to consummate the Transactions consisting of: (a) the Merger pursuant to which Merger Sub shall be merged into Cohoes and in connection therewith each share of Cohoes Common Stock outstanding immediately prior to Effective Time (excluding Dissenting Shares and Cohoes-Owned Shares) shall be canceled in exchange for the right to receive the Merger Consideration, (b) the Liquidation pursuant to which Cohoes shall be liquidated and dissolved by transferring all of its assets and liabilities to Hudson Bank, and (c) the Bank Merger pursuant to which Cohoes Bank shall merge into Hudson Bank;

     WHEREAS, the Board of Directors of the Parties have approved and adopted this Agreement and the Merger;

     WHEREAS, Hudson and Cohoes have mutually agreed to terminate the Cohoes Stock Option Agreement as of the date hereof;

     WHEREAS, as a material inducement for Hudson and Hudson Bank to enter into this Agreement, the executive officers, directors and emeritus director of Cohoes have entered into the Voting Agreement pursuant to which they have agreed to vote all of the shares of Cohoes Common Stock owned, controlled or for which they possess voting power in favor of the Merger and the adoption of this Agreement; and

     WHEREAS, the Parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the Transactions.

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the Parties do agree as follows:

                                ARTICLE I
                 DEFINITIONS AND RULES OF INTERPRETATION

     The following meanings shall apply for purposes of this Agreement.

1.1 Definitions

     "Agreement" means this Agreement and Plan of Merger.

     "Alternative Proposal" shall mean any bona fide written proposal by any person other than Hudson and Hudson Bank to engage in a merger, consolidation, purchase or lease of substantially all assets, purchase of securities representing more than 20% of the voting power, or any similar transaction, involving Cohoes or Cohoes Bank.

     "Bank Merger" means the merger of Cohoes Bank into Hudson Bank.

     "Bank Merger Effective Time" means the time the Plan of Merger is filed in the Office of the Superintendent by the Superintendent.

     "Board" means the Board of Directors of an entity, or any committee duly authorized to act on behalf of the Board of Directors of such entity with respect to the relevant matter.

     "Cause" means termination because of the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses).

     "Certificate" means any certificate which immediately prior to the Effective Time represented shares of Cohoes Common Stock.

     "Certificate of Merger" means the certificate of merger to be executed and filed by Merger Sub and Cohoes with the Secretary of State of the State of Delaware pursuant to the DGCL to make the Merger effective.

     "Claim"  has the meaning attributed to it in Section 6.9(a).

     "Closing" means the closing of the Transactions.

     "Closing Date" means the date on which the Closing occurs.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Cohoes" means Cohoes Bancorp, Inc., a Delaware corporation.

     "Cohoes Bank" means Cohoes Savings Bank, a New York chartered savings bank.

     "Cohoes ESOP" means the Cohoes Employee Stock Ownership Plan and Trust Agreement, as in effect as of the date hereof.

     "Cohoes 401(k) Plan" means the Cohoes Savings Bank 401(k) Retirement Savings Plan and Trust Agreement in RSI Retirement Trust as in effect on the date hereof.

     "Cohoes General Severance Plan" means the Cohoes Savings Bank General Severance Plan (for non-officer employees) as adopted on the date hereof in the form of EXHIBIT A hereto.

     "Cohoes Officer Severance Plan" means the Cohoes Savings Bank Employee Severance Compensation Plan as in effect on the date hereof.

     "Cohoes Option Plan" means the Cohoes 1999 Stock Option and Incentive Plan as the same may be amended pursuant to the Previously Disclosed amendments at the 2000 annual meeting of shareholders of Cohoes.

     "Cohoes Options" means options to purchase shares of Cohoes Common Stock granted under the Cohoes Option Plan.

     "Cohoes-Owned Shares" means any shares of Cohoes' Common Stock which are owned beneficially or of record by any Party or any Subsidiary of a Party immediately prior to the Effective Time, other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted.

     "Cohoes Recognition Plan" means the Cohoes 1999 Recognition and
Retention Plan as the same may be amended pursuant to the Previously Disclosed amendments at the 2000 annual meeting of shareholders of Cohoes.

     "Cohoes Restoration Plan" means the Benefit Restoration Plan of Cohoes as in effect on the date hereof.

     "Cohoes Restricted Shares" means shares of Cohoes Common Stock awarded under the Cohoes Recognition Plan which are subject to restriction.

     "Cohoes Special Bonus" means the special bonus to be paid by Cohoes Savings Bank immediately prior to the Effective Time to each holder of an unvested Cohoes Option who (a) is an employee or director of Cohoes Savings Bank immediately prior to the Effective Time but specifically excluding Messrs. Robinson, Ahl and Picchi and (b) timely executes and delivers to Hudson cancellation agreements with respect to his or her Substitute Option and Substitute Restricted Shares.

     "Cohoes Stock Option Agreement" means that certain Stock Option Agreement between Cohoes, as issuer, and Hudson, as grantee, dated April 25, 2000, as amended.

     "Common Stock" means the common stock of any entity which has only one authorized class of common stock.

     "CRA" means the Community Reinvestment Act.

     "Delivered" means provided by a Party or any of its Subsidiaries to the other Party or Parties.

     "DGCL" means the Delaware General Corporation Law.

     "Dissenting Shares" means any shares of Cohoes Common Stock whose holder becomes entitled to fair value of such shares under the DGCL.

     "DOL" means the U.S. Department of Labor.

     "Effective Time" means the time that the Merger becomes effective under the DGCL.

     "Employee Plans" means all stock option, restricted stock, employee stock purchase and stock bonus plans, pension, profit- sharing and retirement plans, deferred compensation, consultant, bonus and group insurance agreements and all other incentive, health, welfare and benefit plans and arrangements maintained for the benefit of any present or former directors or employees of Cohoes or any of its Subsidiaries, whether written or oral.

     "Encumbrance" means any lien, claim, charge, restriction, security interest, rights of third parties, or encumbrance.

     "Environmental Claim" means any written notice from any Governmental Entity or third party alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

     "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes (x) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq; the Clean Air Act, as amended, 42 U.S.C.
Section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 1101, et seq; the Safe Drinking Water Act, 42 U.S.C.
Section 300f, et seq; and all comparable state and local laws, and (y) any common law (including common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has the meaning set forth in Section 4.13(f).

     "ERISA Affiliate Plan" has the meaning set forth in Section 4.13(f).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" means an exchange agent designated by Hudson or Hudson Bank and reasonably acceptable to Cohoes.

     "Exchange Ratio" means a number equal to the quotient of $19.50 and the average closing sale price of a share of Hudson Common Stock as reported on the Nasdaq Stock Market, or any other nationally recognized stock exchange, on the most recent trading day prior to the day that the Effective Time occurs.

     "FDIA" means the Federal Deposit Insurance Act, as amended.

     "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

     "FHLB" means the Federal Home Loan Bank of New York.

     "Financial Advisor" means Keefe, Bruyette & Woods, Inc. with respect to Cohoes, and Sandler O'Neill & Partners, L.P. with respect to Hudson and Hudson Bank.

     "Financial Statements" means both the Annual Financial Statements and Interim Financial Statements of Cohoes or Hudson, whichever is applicable.

               (a) "Financial Reports" means the consolidated balance sheets, consolidated statements of income and statements of changes in shareholders' equity and cash flows, including any related notes and schedules.

               (b) "Annual Financial Statements" means all the Financial Reports filed by Cohoes or Hudson, whichever is applicable, in its most recent annual report under the Securities Laws.

               (c) "Interim Financial Statements" means the Financial Reports filed by Cohoes or Hudson, whichever is applicable, in all of its quarterly reports under the Securities Laws since the filing of its most recent Annual Financial Statements.

     "GAAP" means generally accepted accounting principles applied consistently with prior practices.

     "Governmental Entity" means any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

     "HOLA" means the Home Owners' Loan Act, as amended.

     "Hudson" means Hudson River Bancorp, Inc., a Delaware corporation.

     "Hudson Bank" means Hudson River Bank & Trust Company, a New York chartered savings bank.

     "Hudson Proposal" has the meaning set forth in Section 6.7(b).

     "Hudson Stock Option Agreement" means that certain Stock Option Agreement between Hudson, as issuer, and Cohoes, as grantee, dated April 25, 2000, as amended.

     "Indemnified Liabilities"  has the meaning attributed to it in Section
6.9(a).

     "Indemnified Parties " has the meaning attributed to it in Section
6.9(a).

     "Insider Loans" means loans from Cohoes or any of its Subsidiaries to any of its officers, directors or employees or any associate or related interest of any such person.

     "IRS" means the Internal Revenue Service or any successor thereto.

     "Knowledge Qualification" means to the best knowledge, after reasonable investigation, of the Party receiving the benefit of the qualification.

     "Liquidation" means the liquidation and dissolution of Cohoes pursuant to which all of the assets and liabilities of Cohoes shall be transferred to Hudson Bank.

     "Material Adverse Effect" means, (a) in the case of Cohoes, any effect that is material and adverse to the condition (financial or otherwise), results of operations or business of Cohoes and Cohoes Bank, taken as a whole, or that materially impairs the ability of Cohoes or Cohoes Bank to consummate any of the Transactions, provided, however, that a Material Adverse Effect shall not be deemed to include the impact of (i) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings institution industries, (ii) changes in GAAP that are generally applicable to the banking or savings institution industries, (iii) expenses incurred in connection with this Agreement and the Transactions, (iv) actions or omissions of Cohoes or Cohoes Bank taken with the prior informed written consent of Hudson or Hudson Bank in contemplation of the Transactions or (v) changes attributable to or resulting from changes in general economic conditions generally affecting financial institutions, including changes in the prevailing level of interest rates; and (b) in the case of Hudson Bank, any effect that materially impairs the ability of Hudson Bank to make payment at the Effective Time of the aggregate Merger Consideration or otherwise materially impairs the ability of Hudson or Hudson Bank to consummate any of the Transactions.

     "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

     "Merger" means the merger of Merger Sub into Cohoes, with Cohoes being the surviving corporation.

     "Merger Consideration" means $19.50, without interest, for each share of Cohoes Common Stock that is outstanding immediately prior to the Effective Time (but excluding Dissenting Shares and Cohoes-Owned Shares).

     "Merger Sub" means a Delaware corporation to be formed and wholly owned by Hudson Bank as a transitory Subsidiary to effectuate the Merger.

     "OTS" means the Office of Thrift Supervision of the U.S. Department of the Treasury or any successor thereto.

     "Party" means Cohoes, Hudson, Hudson Bank or Merger Sub, after it becomes a party to this Agreement, whichever is applicable.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Plan of Bank Merger" means the plan of merger to be entered into by Cohoes Bank and Hudson Bank to effectuate the Bank Merger.

     "Pension Plan" has the meaning set forth in Section 4.13(c).

     "Previously Disclosed" means disclosed in a written disclosure schedule delivered on or prior to the date hereof by Cohoes to Hudson or Hudson Bank specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

     "Previous Transaction Stock Option Agreements" means the Cohoes Stock Option Agreement and the Hudson Stock Option Agreement.

     "Proxy Statement" means the proxy statement, together with any supplements thereto, to be delivered to the holders of Cohoes Common Stock in connection with the solicitation of their adoption of this Agreement.

     "Regulatory Reports" means all reports, including Securities Documents, which a Party or any of its Subsidiaries is required to file with any banking or thrift Governmental Entity or the SEC.

     "Rights" means all warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended."

     "Securities Documents" means all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

     "Securities Laws" means the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the SEC promulgated thereunder.

     "Subsidiary" when used with respect to any Party means any entity, whether incorporated or unincorporated, which is consolidated with such Party for financial reporting purposes.

     "Substitute Option" has the meaning set forth in Section 2.7(b).

     "Substitute Restricted Shares" has the meaning set forth in Section
2.7(c).

     "Superintendent" means the Superintendent of Banks of the State of New
York.

     "Superior Offer" has the meaning set forth in Section 6.7(d).

     "Thrift Regulations" means the banking laws of the State of New York, the FDIA, the HOLA and the rules and regulations promulgated thereunder.

     "Transactions" means the Merger, Liquidation and Bank Merger.

     "Voting Agreement" means that certain agreement entered into between Hudson and the executive officers, directors and emeritus directors of Cohoes on the date hereof in the form of Exhibit B hereto.

1.2 Rules of Interpretation

     The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. All provisions of this Agreement are subject to applicable law and to the other terms and conditions of this Agreement. No provision of this Agreement shall be construed to require a party or its affiliate to take any action which would violate applicable law.

     The word "accurate" includes the concept "true and complete."

     The word "agreement" includes every sort of contract, commitment, or understanding, whether written or oral.

     The word "authority" includes the concept "all requisite power and authority."

     The word "authorized" includes the concepts "duly approved and authorized," "adopted," "advised," and any other similar term which may be required by law.

     All forms of the verb "include" includes the concept "without limitation."

     With respect to any securities, "outstanding" means "issued and outstanding."

                                 ARTICLE II
                               PLAN OF MERGER

2.1 The Merger

     At the Effective Time, Merger Sub shall be merged into Cohoes. The separate corporate existence of Merger Sub shall cease, Cohoes shall be the surviving corporation, and Cohoes shall continue its corporate existence under the DGCL.

2.2 Surviving Corporation

               (a) The name of the surviving corporation shall be "Cohoes Bancorp, Inc.

               (b) The Certificate of Incorporation and Bylaws of Cohoes as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of Cohoes, as the surviving corporation, at and after the Effective Time, until thereafter altered, amended or repealed in accordance with Delaware law.

               (c) The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of Cohoes, as the surviving corporation, at and after the Effective Time, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and Bylaws of Cohoes, as the surviving corporation.

2.3 Conversion of Cohoes Common Stock

     At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the holders of Common Stock of the Parties, the following shall occur:

               (a) each share of Cohoes Common Stock outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into the right to receive the Merger Consideration, except as provided in Section 2.4;

               (b) each share of Hudson Common Stock outstanding immediately prior to the Effective Time shall remain an outstanding share of Hudson Common Stock at and after the Effective Time; and

               (c) each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into and become one share of Cohoes Common Stock.

2.4 Dissenting Shares/Cohoes-Owned Shares

               (a) Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the DGCL; provided, however, that if any holder of Dissenting Shares shall forfeit such right to payment, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration from Hudson Bank without interest. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the DGCL.

               (b) Cohoes shall give Hudson or Hudson Bank (i) prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served upon or received by Cohoes pursuant to
     Section 262 of the DGCL and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the DGCL. Cohoes shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Hudson or Hudson Bank, settle or offer to settle any such demands.

               (c) Any Cohoes-Owned Shares shall cease to exist at the Effective Time, the Certificates for such shares shall as promptly as practicable be canceled, such shares shall not be converted into the Merger Consideration, and no cash or other consideration shall be issued or exchanged therefor.

2.5 Shareholders Rights, Stock Transfers

     At the Effective Time, holders of Certificates shall cease to be and shall have no rights as shareholders of Cohoes, other than such rights as they may have under the DGCL. After the Effective Time, there shall be no transfers on the stock transfer books of Cohoes of Certificates and if Certificates are presented for transfer after the Effective Time, they shall be delivered to the Exchange Agent or Hudson Bank for cancellation against delivery of the Merger Consideration. No interest shall be paid on the Merger Consideration.

2.6 Exchange Procedures

               (a) No later than five business days following the Effective Time, Hudson Bank shall cause the Exchange Agent to mail or make available to each holder of record any Certificate a notice and letter of transmittal disclosing the effectiveness of the Merger and the procedure for exchanging Certificates for the Merger Consideration.
     Such letter of transmittal shall specify that delivery shall be effected and risk of loss and title shall pass only upon proper delivery of Certificates to the Exchange Agent.

               (b) At or prior to the Effective Time, or at such other time or times as the Exchange Agent may otherwise request, Hudson Bank shall deliver to the Exchange Agent for the benefit of the holders of Certificates (other than the holders of Dissenting Shares and Cohoes-Owned Shares) an amount of cash equal to the aggregate Merger Consideration for payment of the aggregate Merger Consideration to such holders of Certificates.

               (c) Each holder of any outstanding Certificate (other than holders of Dissenting Shares and Cohoes-Owned Shares) who surrenders such Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to the Merger Consideration. The Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange in accordance with normal exchange practices. Each outstanding Certificate which is not surrendered to the Exchange Agent shall, except as provided in Section 2.4, evidence ownership of only the right to receive the Merger Consideration without interest.

               (d) The Exchange Agent shall not be obligated to deliver the Merger Consideration until the holder surrenders a Certificate as provided in this Section 2.6, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Exchange Agent or Hudson Bank. If any check is to be issued in a name other than that in which the Certificate is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a check in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

               (e) Any portion of the cash delivered to the Exchange Agent by Hudson Bank pursuant to Section 2.6(b) that remains unclaimed by the former shareholders of Cohoes for six months after the Effective Time shall be delivered by the Exchange Agent to Hudson Bank. Any shareholders of Cohoes who have not theretofore complied with Section 2.6(c) shall thereafter look only to Hudson Bank for the Merger Consideration. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any Governmental Entity, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Hudson Bank (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any of the Parties shall be liable to any holder of Cohoes Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws.
     Hudson Bank and the Exchange Agent shall be entitled to rely upon the stock transfer books of Cohoes to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto.

               (f) The Exchange Agent or Hudson Bank shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Exchange Agent or Hudson Bank, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

2.7 Cohoes Options/Cohoes Restricted Shares

               (a) At the Effective Time, each Cohoes Option granted pursuant to the Cohoes Option Plan that is then vested, outstanding and unexercised shall be canceled, and in lieu thereof the holder of such Cohoes Option shall be paid in cash an amount equal to the product of
     (i) the number of shares of Cohoes Common Stock subject to such vested option at the Effective Time and (ii) the amount by which the Merger Consideration exceeds the exercise price per share of such Cohoes
     Option, net of any cash which must be withheld under federal and state income and employment tax requirements.

               (b) At the Effective Time, each Cohoes Option granted pursuant to the Cohoes Option Plan that is then unvested and outstanding will be converted into an option (the "Substitute Option") to purchase shares of Hudson Common Stock under the same terms and provisions of the Cohoes Option Plan and the underlying stock option agreement by which the Cohoes Option is evidenced (including the vesting schedule), which plan and agreement shall be assumed by Hudson, except that the Substitute Option shall represent the right to purchase (when and to the extent it becomes exercisable and during the exercise period) a number of shares of Hudson Common Stock (rounded to the nearest whole share) equal to the product of (i) the number of shares of Cohoes Common Stock subject to the Cohoes Option being converted and (ii) the Exchange Ratio. The exercise price for each share of Hudson Common Stock subject to the Substitute Option shall be adjusted by dividing the per share exercise price contained in the Cohoes Option by the Exchange Ratio (rounded to the nearest cent).
                                     A-11


               (c) At the Effective Time, all of the Cohoes Restricted Shares of a holder awarded pursuant to the Cohoes Recognition Plan that are then outstanding will be converted into restricted shares of Hudson Common Stock (the "Substitute Restricted Shares") under the same terms and provisions of the Cohoes Recognition Plan and the underlying award agreement by which the Cohoes Restricted Shares are evidenced (including the vesting schedule), which plan and agreement shall be assumed by Hudson, except that the Substitute Restricted Shares shall represent a number of shares of Hudson Common Stock (rounded to the nearest whole share) equal to the product of (i) the number of Cohoes Restricted
     Shares of the holder and (ii) the Exchange Ratio.

               (d) At least 25 days prior to the Effective Time, each holder of an unvested Cohoes Option will be offered the opportunity to enter into a cancellation agreement with Hudson with respect to the Substitute
     Option to be received by the holder pursuant to Section 2.7(b). The cancellation agreement shall provide that Hudson shall pay to the holder of the Substitute Option on the first business day following the day the Effective Time occurs, in cancellation of the Substitute Option of the holder, a cash amount, by check, equal to (i) the number of options to purchase shares of Hudson Common Stock that vest on July 2, 2001 multiplied by the quotient of $7.43750 and the Exchange Ratio (provided this subpart (i) shall only apply if the Effective Time occurs prior to July 2, 2001), plus (ii) the number of options to purchase shares of Hudson Common Stock that vest on July 2, 2002 multiplied by the quotient of $6.01707 and the Exchange Ratio, plus (iii) the number of options to purchase shares of Hudson Common Stock that vest on July 2, 2003 multiplied by the quotient of $4.63411 and the Exchange Ratio, plus (iv) the number of options to purchase shares of Hudson Common Stock that vest on July 2, 2004 multiplied by the quotient of $3.28596 and the Exchange Ratio, less any cash which must be withheld under applicable federal and state income and employment tax requirements. In order to accept the aforesaid offer, the holder of an unvested Cohoes Option must execute and deliver the cancellation agreement to Hudson no later than the 15th day after it is provided to the holder by Hudson, time being of the essence. Accordingly, Hudson shall not be obligated to abide by its offer herein to any holder of an unvested Cohoes Option who does not timely provide his or her executed cancellation agreement to Hudson.

               (e) At least 25 days prior to the Effective Time, each holder of Cohoes Restricted Shares will be offered the opportunity to enter into a cancellation agreement with Hudson with respect to the Substitute Restricted Shares to be received by the holder pursuant to Section
     2.7(c). The cancellation agreement shall provide that Hudson shall pay to the holder of the Substitute Restricted Shares on the first business day following the day the Effective Time occurs, in cancellation of the Substitute Restricted Shares of the holder, a cash amount, by check, equal to (i) the number of Substitute Restricted Shares that vest on July 2, 2001 multiplied by the quotient of $19.50 and the Exchange Ratio (provided this subpart (i) shall only apply if the Effective Time occurs prior to July 2, 2001), plus (ii) the number of Substitute Restricted Shares that vest on July 2, 2002 multiplied by the quotient of $15.77584 and the Exchange Ratio, plus (iii) the number of Substitute Restricted Shares that vest on July 2, 2003 multiplied by the quotient of $12.14993 and the Exchange Ratio, plus (iv) the number of Substitute Restricted Shares that vest on July 2, 2004 multiplied by the quotient of $8.61530 and the Exchange Ratio, plus (v) the amount of the accrued but unpaid cash dividends on the Cohoes Restricted Shares of the holder, less any cash which must be withheld under applicable federal and state income and employment tax requirements. In order to accept the aforesaid offer, the holder of Cohoes

     Restricted Shares must execute and deliver the cancellation agreement to Hudson no later than the 15th day after it is provided to the holder by Hudson, time being of the essence. Accordingly, Hudson shall not be obligated to abide by its offer herein to any holder of Cohoes Restricted Shares who does not timely provide his or her executed cancellation agreement to Hudson.

               (f) Notwithstanding the foregoing, each director and executive officer of Cohoes and Cohoes Bank will execute and deliver to Hudson within 15 business days of the date hereof (i) a cancellation agreement with respect to his or her Substitute Option and (ii) a cancellation agreement with respect to his or her Substitute Restricted Shares.

2.8 Closing

     Within 30 days following the satisfaction or waiver of all the conditions set forth in Article VII(other than the delivery of certificates, opinions and other instruments and documents to be furnished at Closing), the Closing shall take place on a date and at a time and place designated in writing by Hudson or Hudson Bank. The Parties shall use their best efforts to cause all of the Transactions to be completed on the Closing Date with the Merger and Liquidation occurring simultaneously and the Bank Merger occurring immediately thereafter.


                                 ARTICLE III
                 UNQUALIFIED REPRESENTATIONS AND WARRANTIES
                                 OF COHOES

     As of the date hereof, Cohoes represents and warrants to Hudson and Hudson Bank as follows:

3.1 Capital Structure

               (a) Its authorized capital stock consist of 25,000,000 shares of Cohoes Common Stock of which 7,911,985 are outstanding (inclusive of Cohoes Restricted Shares) and 1,623,240 are held by it as treasury shares, and 5,000,000 shares of preferred stock, none of which are outstanding or held as treasury shares of outstanding shares of Cohoes Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person.

               (b) Its outstanding Rights consist solely of Cohoes Options. There are outstanding (i) Rights to acquire 858,305 shares of Cohoes Common Stock and 275,262 Cohoes Restricted Shares. It has Previously Disclosed a schedule of its Rights and Cohoes Restricted Shares that includes the name of each optionee and holder of Restricted Shares, the number of options held by each optionee, the number of shares of Restricted Shares held by each holder thereof, the exercise price of each option and the vesting date of each option and each of the Restricted Shares.

3.2 Registrations

     It is duly registered as a savings and loan holding company under the HOLA and is registered under the Exchange Act.

3.3 Subsidiaries

     It has Previously Disclosed a list of all its Subsidiaries. All outstanding shares or ownership interests of its Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by it or one of its Subsidiaries free and clear of any Encumbrance. There are no Rights authorized, issued or outstanding with respect to any of its Subsidiaries. All eligible accounts of Cohoes Bank are insured by the FDIC to the maximum extent permitted by law.

3.4 This Agreement

               (a) It has authority to enter into this Agreement, and any other documents and instruments that are to be executed by it in connection with the Transactions and, subject to any necessary approvals from Governmental Entities and/or its shareholders, to consummate the Transactions.

               (b) Its Board has authorized the execution, delivery and performance of this Agreement and the consummation of the Transactions. It has properly executed and delivered this Agreement. Its obligations under this Agreement are valid and binding upon it, and this Agreement does not violate its Certificate of Incorporation, Bylaws, or any law, judgment or order of any Governmental Entity applicable to it.

               (c) No "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation prohibits, restricts or subjects to any material condition its ability to perform its obligations under this Agreement.

3.5 Financial Statements; No Adverse Change

     Its Financial Statements have been prepared in accordance with GAAP, fairly present its consolidated financial position, and contain adequate reserves for losses. Since the period covered by its most recent Annual Financial Statements prior to the date hereof, it and its Subsidiaries have conducted their businesses only in the ordinary course and, except as Previously Disclosed, it has not suffered a Material Adverse Effect. Except as disclosed in such Annual Financial Statements or as otherwise Previously Disclosed, no circumstances exist that could reasonably be expected to result in a Material Adverse Effect to it. It and its Subsidiaries have no liabilities, known or unknown, asserted or unasserted, absolute, contingent or otherwise, that are required under GAAP to be reflected in audited financial statements or the notes thereto which are not reflected in its Annual Financial Statements other than liabilities incurred in the ordinary course of business since such date.

3.6 Fairness Opinion

     It has received an opinion from its Financial Advisor to the effect that Merger Consideration is fair, from a financial point of view, to its shareholders.

3.7 Interim Events

     Except as Previously Disclosed, since its most recent Interim Financial Statements neither it nor any of its Subsidiaries paid or declared any dividend (other than its regular quarterly cash dividend) or made any other distribution to shareholders or taken any action (other than loan originations) which if taken after the date hereof would require the prior written consent of Hudson or Hudson Bank hereunder.

3.8 Regulatory Reports

     The Regulatory Reports filed by it and its Subsidiaries during the past three years, as filed or amended, complied with applicable requirements of law and, as of their respective dates or the dates as amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.9 Governmental Approvals

     No approval of, or filing with, any Governmental Entity is required by it or any of its Subsidiaries for the consummation of the Transactions except for:

                    (a)  any filings or approvals under the Thrift Regulations;

                    (b)  the clearance of the Proxy Statement;

                    (c)  the filing of the Certificate of Merger;

                    (d)  the filing of the Plan of Bank Merger; and

                    (e)  any anti-trust filings or approvals.

     It is not aware of any reasons relating to it or any of its Subsidiaries why such consents and approvals should not be granted, free of any conditions or requirements which would be unduly burdensome to Hudson or Hudson Bank or which would materially reduce the value of the Transactions to Hudson.

3.10 No Broker's or Finder's Fees

     No agent, broker, investment banker, person or firm acting on behalf of it or any of its Subsidiaries will be entitled to any fee or commission in connection with the Transactions, except for its Financial Advisor. It has Previously Disclosed the engagement letter that it entered into with its Financial Advisor which sets forth all of the fees and expenses to be paid to its Financial Advisor in connection with the Transactions.

3.11 Equity Holdings

     Except as Previously Disclosed, neither it nor any of its Subsidiaries own more than 2% of the capital stock or other equity securities (including securities convertible or exchangeable into such securities) of or more than 2% of the aggregate profit participations in any entity other than a Subsidiary.

3.12 Certain Agreements

     Except as Previously Disclosed or for agreements, arrangements, commitments and understandings which are not material in the aggregate, neither it nor any of its Subsidiaries is a party to, is bound or affected by, or receives or is obligated to pay benefits (other than those that relate to benefits which previously have been fully accrued as a liability or expensed and for which there is no future financial reporting obligation) under:

               (a) any agreement, arrangement or commitment, including any agreement, indenture or other instrument, relating to the borrowing of money(other than in the case of deposits, FHLB advances and federal funds purchased) or the guarantee of any obligation;

               (b) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, advisory director, officer or employee;

               (c) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) is or may become due to any present or former director, advisory director, officer or employee;

               (d) any agreement, arrangement or understanding pursuant to which any present or former director, advisory director, officer, employee or agent is entitled to indemnification;

               (e) any agreement, arrangement or understanding which limits its or any of its Subsidiaries freedom to compete in any line of business or with any person;

               (f) any agreement, arrangement or understanding which would be required to be filed as an exhibit to its Annual Report on Form 10-K under the Exchange Act and which has not been so filed;

               (g) any agreement pursuant to which loans have been sold, which impose any potential recourse obligations (by representation, warranty, covenant or other contractual terms) upon it or any of its Subsidiaries; or

               (h)  any subservicing agreement.

3.13 No Impediments

     Except as Previously Disclosed, neither it nor any of its Subsidiaries has taken or agreed to take any action, nor does it have knowledge of any fact or circumstance, that would materially impede or delay the consummation of the Transactions or the ability of the Parties to obtain any approval of any Governmental Entity required for consummation of the Transactions or to perform their covenants and agreements under this Agreement.

3.14 Cohoes Officer Severance Plan

     All current participants and all persons who may become participants in the Cohoes Officer Severance Plan prior to the Effective Time have been Previously Disclosed.

3.15 Proxy Statement Information

     None of the information relating to it or any of its Subsidiaries which is included in the Proxy Statement, as of the date such Proxy Statement is mailed to its shareholders and up to and including the date of the meeting of its shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

3.16 Cohoes Restoration Plan

     Upon the termination of the Cohoes ESOP and Cohoes 401(k) Plan as of the Effective Time in accordance with Sections 6.11(e) and 6.11(f), none of Cohoes, any Cohoes Subsidiary or any of their respective successors in interest will have any obligation to make further contributions to or awards of benefits under the Cohoes Restoration Plan. No participant in the Cohoes Restoration Plan will receive any contribution or benefit award under the Cohoes Restoration Plan as a result of the aforesaid termination of the Cohoes ESOP and Cohoes 401(k) Plan.

3.17 Registration Obligations

     It is not under any obligation, contingent or otherwise, which will survive the Effective Time to register any of its securities under the Securities Act or other federal or state securities laws or regulations.

                                  ARTICLE IV
                  QUALIFIED REPRESENTATIONS AND WARRANTIES
                                 OF COHOES

     As of the date hereof, except as Previously Disclosed and subject to the standard set forth in Section 9.8, Cohoes as to itself and separately as to each of its Subsidiaries, represents and warrants to Hudson and Hudson Bank as follows:

4.1 Organization and Good Standing

     It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has authority to own, operate and lease its assets and properties and to carry on its business. It is qualified to do business and is in good standing in each jurisdiction where the character of its assets or the nature of its business requires it to be qualified. It has Delivered accurate copies of its organizational documents, bylaws and other governing documents as currently in effect. Its minute books contain complete and accurate records of all meetings and other actions taken by its shareholders, owners, Board, or committees of its Board. Its stock ledgers or other ownership ledgers reflect all transactions in its capital stock or ownership interests, since its inception.

4.2 Compliance with Law

               (a) It is in compliance with all laws, regulations, ordinances, rules, judgments, orders or decrees applicable to its operations and business.

               (b) It has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently being conducted.

               (c) It has not received in the last three years any notification or communication from any Governmental Entity or the staff thereof asserting that it was not in compliance with any statutes, regulations or ordinances, threatening to revoke any license, franchise, permit or authorization; or threatening or contemplating any enforcement action.

               (d) It is not required to give prior notice to any regulatory agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

4.3 No Violations

     Neither the execution of this Agreement nor the consummation of the Transactions will result in any violation, breach, termination, default or loss of a material benefit under, or permit the acceleration of any obligation under, or require the consent of a third party under, or result in the creation of any Encumbrance on any of the property or assets under, any of its agreements or other instruments.

4.4 Litigation and Other Proceedings

     It is not a defendant in nor is any of its property subject to any pending (or, subject to the Knowledge Qualification, threatened), claim, action, suit, investigation or proceeding or subject to any judicial order, judgment or decree.

4.5 Environmental Matters

               (a) It is in compliance with all Environmental Laws. It has not received any communication alleging that it is not in such compliance and, subject to the Knowledge Qualification, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

               (b) Subject to the Knowledge Qualification, none of the properties owned, leased or operated by it has been or is in violation of or liable under any Environmental Law.

               (c) Subject to the Knowledge Qualification, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental
     Claim or other claim or action or governmental investigation that could result in the imposition of any liability against or obligation on the part of it or any person or entity whose liability or obligation for any Environmental Claim it has or may have retained or assumed either contractually or by operation of law.

               (d) It has not conducted (i) any phase one environmental investigations during the past three years (other than in connection with loan originations or purchases) or (ii) any phase two environmental investigations during the past five years, in each case, with respect to any properties owned by it, leased by it or securing loans held by it.

4.6 Insurance

     It is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by its agreements and applicable laws and regulations. It has not, during the past five years, had an insurance policy canceled or non-renewed or been denied any insurance coverage for which it has applied.

4.7 Labor

     No work stoppage involving it is pending or, subject to the Knowledge Qualification, threatened. It is not involved in or, subject to the Knowledge Qualification, threatened with or affected by, any labor dispute, discrimination or sexual harassment claims, arbitration, lawsuit or administrative proceeding involving any of its current or former employees.
It is not a party to any collective bargaining agreement.

4.8 Indemnification

     Subject to the Knowledge Qualification, no action or failure to take action by any present or former director, advisory director, officer, employee or agent of it has occurred which would give rise to a claim or a potential claim by any such person for indemnification from it.

4.9 Loan Portfolio

     Each loan reflected as an asset on its Annual Financial Statements and each loan originated or acquired thereafter is evidenced by appropriate and sufficient documentation and constitutes a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. All such loans are free and clear of any Encumbrance, other than the lien of the FHLB. It has no loan or other asset that has been classified by examiners or others as "Other Loans of Concern," "Substandard," "Doubtful" or "Loss." It has Previously Disclosed a complete list of the real estate acquired by it through foreclosure, repossession or deed in lieu thereof which are currently held by it.

4.10 Investment Portfolio

     All investment securities held by it are carried on its financial books and records in accordance with GAAP. Except for pledges to secure public and trust deposits, none of its investment securities are subject to any restriction, whether contractual or statutory, which materially impairs its ability to freely dispose of such investment securities at any time, other than those restrictions imposed on securities held to maturity under GAAP.

4.11 Defaults

     There has not been any default in any obligation to be performed by it under any agreement and it has not waived any material right under any agreement. Subject to the Knowledge Qualification, no other party to any agreement is in default in any obligation to be performed by such party.

4.12 Real Estate Loans and Investments

     Except for properties acquired by it in settlement of loans, there are no facts, circumstances or contingencies known to it which exist and would require a reduction under GAAP in the present carrying value of any of its real estate investments, joint ventures, construction loans, other investments or other loans (either individually or in the aggregate with its other loans and investments).

4.13 Employee Benefit Plans

               (a) It has Previously Disclosed all Employee Plans (other than those that relate to benefits which previously have been fully accrued as a liability or expensed and for which there is no future financial reporting obligation) and has heretofore delivered accurate copies of each (including amendments and agreements relating thereto) together with, in the case of qualified plans, (i) the most recent financial reports and actuarial reports prepared with respect thereto, (ii) the most recent annual reports filed with any Governmental Entity with respect thereto, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain thereto.

               (b) Each Employee Plan has been operated and administered in accordance with its terms and with applicable law, including, to the extent applicable, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, and the regulations or rules promulgated thereunder; and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made.

               (c) Each Employee Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Pension Plan is exempt from tax under
     Section 501(a) of the Code) from the IRS, and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter.

               (d) There is no pending or, subject to the Knowledge Qualification, threatened legal action, suit or claim relating to any Employee Plan (other than routine claims for benefits) or against any related trust thereto or fiduciary thereof.

               (e) It has not engaged in a transaction, or omitted to take any action, with respect to any Employee Plan that has or would reasonably be expected to subject it to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of
     Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

               (f) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by it with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with it under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan").

               (g) Neither it nor any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980.

               (h)  No notice of a "reportable event", within the meaning of
     Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Employee Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, subject to the Knowledge Qualification, no condition exists that presents a risk that such proceedings will be instituted by the PBGC.

               (i) There is no pending investigation or enforcement action by the PBGC, DOL or IRS or any other Governmental Entity with respect to any Employee Plan.

               (j) All contributions required to be made under the terms of any Employee Plan or ERISA Affiliate Plan have been timely made.

               (k) Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates.

               (l) Neither it nor any ERISA Affiliate (i) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to
     Section 401(a)(29) of the Code, or (ii) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of an Encumbrance under Section 412(n) of the Code or pursuant to ERISA.

               (m) It is not currently a sponsor of or a participating employer in any Pension Plan that is a defined benefit plan.

               (n) It has no obligation to provide retiree health and life insurance or other retiree death benefits under any Employee Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to its employees that would reasonably be expected to promise or guarantee such employees retiree health or life insurance or other retiree death benefits.

               (o) Except as Previously Disclosed with respect to parachute payments to be made to Messrs. Robinson and Ahl, it has neither made any payments, nor is obligated to make any payments by virtue of the consummation of any of the Transactions or any termination of employment in connection therewith, nor is a party to any agreement or any Employee Plan, that under any circumstances could obligate it or its successor to make payments or deemed payments that (i) are not or will not be deductible because of Sections 162(m) or 280G of the Code or
     (ii) would require Hudson or any of its Subsidiaries to record any charge or expense therefor (or any tax gross-up payments) for financial reporting purposes on a post-acquisition basis.

4.14 Liquidation Account

     In the case of Cohoes Bank, the liquidation account established by it in connection with its conversion from mutual to stock form has been maintained since its establishment in accordance with applicable laws and the records with respect to said account are accurate.

4.15 Tax Matters

               (a) It has timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns and reports required by applicable law to be filed by it(including estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and has paid, or where payment is not required to have been made, has set up adequate reserves or accruals for the payment of, all taxes in respect of the periods covered by such returns and reports and, as of the Effective Time, will have paid, or where payment is not required to have been made will have set up adequate reserves or accruals for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. It will not have any liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

               (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns and reports filed by it are accurate and complete. It is either not delinquent in the payment of any tax, assessment or governmental charge or has requested an extension of time without penalty within which to file any tax returns or reports in respect of any fiscal year or portion thereof. Its federal, state and local tax returns and reports that are open to audit have not been audited by the applicable tax authorities and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against it which have not been settled and paid. There are currently no agreements in effect as to it to extend the period of limitations for the assessment or collection of any tax. No audit, examination or deficiency or refund litigation with respect to any of its returns or reports is pending or, subject to the Knowledge Qualification, threatened.

               (c) It(i) is not a party to any agreement providing for the allocation or sharing of taxes, (ii) is not required to include in income any adjustment pursuant to Section 481(a) of the Code or by reason of any change in accounting method (nor does it have any knowledge that the IRS has proposed any such adjustment or change of accounting method) and (iii) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.
                                     A-22


               (d) It has withheld amounts from its employees, shareholders, and holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, has filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made.

4.16 Derivatives Contracts

     It is not a party to and has not agreed to enter into any exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included in Cohoes' Annual Financial Statement which is a derivatives contract (including various combinations thereof) and it does not own any securities that are identified in OTS Thrift Bulletin No. 65 or otherwise referred to as structured notes.

4.17 Properties

               (a) All real and personal property owned by it or presently used by them it is in good condition (ordinary wear and tear excepted) and are sufficient to carry on its business in the ordinary course consistent with past practices. It has good and marketable title free and clear of all Encumbrances (other than equitable rights of redemption laws relating to property acquired in foreclosure) to all of its properties and assets, real and personal, except

                    (i)  liens for current taxes not yet due or payable,

                    (ii) pledges to secure deposits,

                    (iii) such imperfections of title, easements and non-monetary Encumbrances affecting real property, if any, which do not adversely affect the value or use of such real property, and

                    (iv) any monetary Encumbrances, reflected in Cohoes' Annual Financial Statements.

               (b) All real and personal property that is leased or licensed by it is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and no such lease or license will terminate or lapse prior to the Effective Time or thereafter by reason of completion of the Transactions. All improved real property owned or leased by it or any of its Subsidiaries is in compliance in all material respects with all applicable laws including zoning laws.

4.18 Material Interests of Certain Persons

               (a) None of its officers, directors or employees or any "associate" (as such term is defined in Rule 14a-1 under the Exchange
     Act) or related interest of any such persons has any material interest in any material agreement or property (real or personal, tangible or intangible), used in, or pertaining to, its business.

                                     A-23


               (b) Except as set forth in the Cohoes proxy statement for its most recent annual meeting of the shareholders, there are no outstanding Insider Loans. All outstanding Insider Loans were made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with third parties and were, with respect to executive officers and directors, approved by its Board in accordance with applicable law and regulations.

4.19 Disclosures

     None of the representations and warranties pursuant to Articles III and IV hereof or any of the information Previously Disclosed or Delivered by it or on its behalf, contains any untrue statement of a material fact, or omits to state any material fact required to be stated or necessary to make any such information, in light of the circumstances, not misleading.

                                  ARTICLE V
                        REPRESENTATIONS AND WARRANTIES
                         OF HUDSON AND HUDSON BANK

     As of the date hereof, Hudson and Hudson Bank, jointly and severally, represent and warrant to Cohoes as follows:

5.1 Organization and Good Standing

     It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has authority to own, operate and lease its assets and properties and to carry on its business. It is qualified to do business and is in good standing in each jurisdiction where the character of its assets or the nature of its business requires it to be qualified. It has Delivered accurate copies of its organizational documents, bylaws and other governing documents as currently in effect.

5.2 Registrations

     Hudson is duly registered as a savings and loan holding company under the HOLA and is registered under the Exchange Act.

5.3 This Agreement

               (a) It has authority to enter into this Agreement, and any other documents and instruments that are to be executed by it in connection with the Transactions and, subject to any necessary approvals from Governmental Entities, to consummate the Transactions.

               (b) Its Board has authorized the execution, delivery and performance of this Agreement and the consummation of the Transactions. It has properly executed and delivered this Agreement. Its obligations under this Agreement are valid and binding upon it, and this Agreement does not violate its Certificate of Incorporation or Charter, Bylaws, or any law, judgment or order of any Governmental Entity applicable to it.

                                     A-24


               (c) No "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation prohibits, restricts or subjects to any material condition its ability to perform its obligations under this Agreement.

5.4 Financial Statements

     The Financial Statements of Hudson have been prepared in accordance with GAAP, fairly present its consolidated financial position, and contain adequate reserves for losses. It has not suffered a Material Adverse Effect. No circumstance exists that could reasonably be expected to result in a Material Adverse Effect to it.

5.5 Fairness Opinion

     It has received an opinion from its Financial Advisor to the effect that Merger Consideration is fair, from a financial point of view, to it and its shareholders.

5.6 Regulatory Reports

     The Regulatory Reports filed by it and its Subsidiaries during the past three years, as filed or amended, complied with applicable requirements of law and, as of their respective dates or the dates as amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.7 Governmental Approvals

     No approval of, or filing with, any Governmental Entity is required by it for the consummation of the Transactions except for:

           (a)  any filings or approvals under the Thrift Regulations;

           (b)  the filing of the Certificate of Merger;

           (c)  the filing of the Plan of Bank Merger; and

           (d)  any anti-trust filings or approvals;


     It is not aware of any reasons relating to it why such consents and approvals should not be granted, free of any conditions or requirements which would be unduly burdensome to it or which would materially reduce the value of the Transactions to it.

5.8 No Impediments

     It has not taken or agreed to take any action, nor does it have knowledge of any fact or circumstance, that would materially impede or delay the consummation of the Transactions or the ability

                                     A-25


of the Parties to obtain any approval of any Governmental Entity required for consummation of the Transactions or to perform their covenants and agreements under this Agreement.

5.9 Proxy Statement Information

     None of the information relating to it or any of its Subsidiaries which is supplied by it in writing for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to the shareholders of Cohoes and up to and including the date of the meeting of the shareholders of Cohoes to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

5.10 Financial Ability

     At the Effective Time, Hudson Bank will have sufficient cash funds to pay the aggregate Merger Consideration and will use such funds for the payment of the Merger Consideration subject to the completion of the Transactions in accordance with the terms of this Agreement. Hudson Bank is, and will be immediately following completion of the Transactions, in material compliance with all capital, debt, and financial and nonfinancial provisions applicable to it, under the Thrift Regulations.

                                  ARTICLE VI
                           COVENANTS AND AGREEMENTS

6.1 Reasonable Best Efforts

     Subject to the terms and conditions of this Agreement, each of the Parties (i) shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit and otherwise enable completion of the Transactions as promptly as reasonably practicable, and (ii) shall cooperate fully with each other to that end. Consistent with the foregoing, prior to Closing (or earlier if necessary to facilitate the Transactions), Cohoes shall take all necessary action to delete
Section 7 of the Charter of Cohoes Bank.

6.2 Shareholders Meeting

     Cohoes shall take all action necessary to properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon the adoption of this Agreement. The Board of Cohoes has agreed as of the date hereof to recommend to its shareholders that they vote in favor of the adoption of this Agreement. The Board of Cohoes will continue to make such favorable recommendation, provided that the Board of Cohoes may fail to continue to make such recommendation, or withdraw, modify or change such recommendation, if it has determined in good faith, after the receipt of advice from its outside counsel, that the making of such recommendation would result in a breach of its fiduciary duties to the shareholders of Cohoes under applicable Delaware law.

                                     A-26

6.3 Regulatory Matters

               (a) The Parties shall promptly cooperate with each other in the preparation of the Proxy Statement to be filed by Cohoes with the SEC and after the SEC has cleared the Proxy Statement, Cohoes shall promptly mail the Proxy Statement to its shareholders.

               (b) The Parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file within 30 days after the date hereof or as soon thereafter as is reasonably practicable, all necessary documentation, to effect all applications (including applications of Merger Sub), notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the Transactions; provided however, nothing herein shall require the Board of Cohoes to solicit proxies from Cohoes' shareholders or make any other communications to such shareholders to vote for adoption of this Agreement, if such Board has determined pursuant to Section 6.2 that it can no longer favorably recommend adoption of this Agreement to the Cohoes' shareholders. Each Party shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made by another Party or written materials submitted by another Party to any third party or any Governmental Entity in connection with the Transactions. In exercising the foregoing right, each Party shall act reasonably and as promptly as practicable. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Transactions and each Party will keep the other Parties apprised of the status of matters relating to completion of the Transactions. The Parties agree that they will use their reasonable best efforts to cause the Closing Date to occur by April 30, 2001.

               (c) Each Party shall, upon the request of another Party, furnish to such other Party all information concerning itself and its Subsidiaries, their respective present and former directors and officers, the shareholders of Cohoes and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of a Party or any of its Subsidiaries to any Governmental Entity in connection with the Transactions.

               (d) Each Party shall promptly furnish the other Parties with copies of written communications received from, or delivered to, any Governmental Entity in respect of the Transactions.

6.4 Investigation and Confidentiality

               (a) Cohoes shall, and shall cause its Subsidiaries to, permit Hudson and Hudson Bank and their representatives reasonable access to their properties and personnel, and shall disclose and make available to them, upon reasonable request, all books, papers and records relating to their assets, stock or other ownership records, properties, operations, obligations and liabilities, including all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders,

                                     A-27


     organizational documents, bylaws, material contracts and agreements, filings with any Governmental Entity, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which Hudson or Hudson Bank may have a reasonable interest, provided that such access and any such reasonable request shall be reasonably related to the Transactions and shall not unduly interfere with the normal operations of Cohoes and its Subsidiaries. Cohoes shall make its, and shall cause Cohoes Bank to make its, directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Hudson or Hudson Bank and its representatives, provided that such access shall be reasonably related to the Transactions and shall not unduly interfere with Cohoes' and Cohoes Bank's normal operations.

               (b) All information furnished previously in connection with the Transactions or pursuant to this Agreement shall be treated as the sole property of the Party furnishing the information until completion of the Transactions and, if the Transactions shall not be completed, the Party receiving the information shall either destroy or return to the Party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for two years from the date the Transactions are abandoned but shall not apply to (i) any information which (A) the Party receiving the information can establish was already in its possession prior to the disclosure thereof by the Party furnishing the information; (B) was then generally known to the public; or (C) became known to the public through no fault of the Party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the Party which is the subject of any such legal requirement or order shall use its best efforts to give the Party, at least ten business days' prior notice thereof.

6.5 Press Releases

     Hudson and Cohoes shall agree with each other as to the form and substance of any press release related to this Agreement or the Transactions, and consult with each other as to the form and substance of other public disclosures which may relate to the Transactions provided, however, that nothing contained herein shall prohibit either of them, following notification to the other, from making any disclosure which it believes is required by law or regulation.

6.6 Business of the Parties

               (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Hudson or Hudson Bank, Cohoes shall, and shall cause each of its Subsidiaries to, carry on its business only in the ordinary course consistent with past practice. During such period, Cohoes will, and will cause each of its Subsidiaries to, use all reasonable efforts to (x) preserve its business organization intact, (y) keep available the present services of its employees and (z) preserve the goodwill of its customers and others with whom it has business relationships. Without limiting the generality of the foregoing, except with the prior written consent of Hudson or Hudson Bank (which consent shall not be unreasonably withheld or

                                     A-28

     delayed with respect to subparts (vi), (ix) and (xv)) or as expressly contemplated hereby, between the date hereof and the Effective Time, neither Cohoes nor any of its Subsidiaries shall:

                    (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for (A) the declaration and payment of regular quarterly cash dividends by Cohoes in an amount not in excess of $0.08 per outstanding share of Cohoes Common Stock with usual record and payment dates for such dividends consistent with the past dividend practices of Cohoes and
          (B) the declaration and payment of cash dividends by Cohoes Bank to Cohoes to facilitate the payment of any cash dividend by Cohoes pursuant to clause (A) above or any other cash payments to be made by Cohoes pursuant to or as contemplated by this Agreement;

                    (ii) issue any shares of its capital stock, other than upon exercise of Cohoes Options referred to in Section
          3.1 hereof; issue, grant, modify or authorize any Rights other than a modification pursuant to the Previously Disclosed amendments to the Cohoes Option Plan approved by Cohoes' shareholders at Cohoes' 2000 annual meeting of shareholders; purchase any shares of its capital stock or ownership interests; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

                    (iii) except for the deletion of Section 7 of the Charter of Cohoes Bank, amend its Certificate of Incorporation, Charter, Bylaws or similar organizational documents; or waive or release any material right or cancel or compromise any material debt or claim;

                    (iv) increase the rate of compensation of or benefits to any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new benefit or incentive to, any of its directors, officers or employees, except (A) compensation increases and bonus payments as may be required pursuant to Previously Disclosed commitments existing on the date hereof, and in the case of Previously Disclosed bonuses the amounts accrued therefor through December, 2000 may be paid in December, 2000 and unpaid amounts accrued immediately before the Closing may be paid on the Closing Date, (B) the Cohoes Special Bonus to the persons and in the amounts Previously Disclosed if such persons are employees or directors of Cohoes Bank immediately prior to the Effective Time,(C) as may be required by law; or (D) merit increases to rank and file employees consistent with past practices;

                    (v) enter into or, except as may be required by law, modify any Employee Plan other than a modification pursuant to the Previously Disclosed amendments to the Cohoes Option Plan and the Cohoes Recognition Plan approved by Cohoes' shareholders at Cohoes' 2000 annual meeting of shareholders;

                                     A-29

                    (vi) originate or purchase (A) any brokered loan not pursuant to a commitment Previously Disclosed and existing on the date hereof, (B) any unsecured loan in excess of $50,000,(C) any loan secured by a first trust or mortgage on a one- to four-family residential property in excess of $250,000, (D) any loan secured by a first trust or mortgage on commercial real property in excess of $400,000, or (E) any other loan in excess of $100,000;

                    (vii) except as otherwise permitted hereunder, enter into (A) any agreement for the purchase, sale, transfer, Encumbrance or other disposition of any properties or assets (other than real estate acquired in foreclosure (or by deed in lieu thereof) or repossessed assets, in each case, with a carrying value on Cohoes' Financial Reports of less than $300,000 individually),(B) any other transaction, agreement, arrangement or commitment not made in the ordinary course of business, (C) any agreement, indenture or other instrument relating to the borrowing of money or guarantee of any obligations, except for deposits, FHLB advances not to exceed six months to maturity, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice,
          (D) any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment; or (E) any contract, agreement or understanding with a labor union;

                    (viii) change any of its methods of accounting, except as required by changes in laws or regulations or GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its last federal income tax return, except as required by changes in laws or regulations;

                    (ix) enter into or renew any lease of real or personal property or any service contract; or fail to give any required notice to prevent a lease or service contract from being renewed; or make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments Previously Disclosed and existing on the date hereof and expenditures necessary to maintain existing assets in good repair;

                    (x) enter into or agree to enter into any agreement, arrangement or commitment described in Section 3.12(b) -
          (h);

                    (xi) file any applications or make any contract with respect to branching or site location or relocation;

                    (xii) purchase any security or acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) control over or any equity interest in any business or entity, other than marketable securities (which do not exceed 1% of the securities outstanding within such class) in the ordinary course of business;

                                     A-30


                    (xiii) except with respect to real estate acquired in foreclosure (or by deed in lieu thereof) or repossessed assets, enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                    (xiv) except as necessitated in the reasonable opinion of Cohoes Bank due to changes in interest rates, and in accordance with safe and sound banking practices, change or modify in any material respect any of its lending, investment, or deposit gathering policies, except to the extent required by law or an applicable regulatory authority;

                    (xv) enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                    (xvi) take any action that would cause any of the representations and warranties of Cohoes contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Section 7.1 or 7.3 hereof not to be satisfied;

                    (xvii) voluntarily take any action that would materially impede or delay the completion of the Transactions or the ability of the Parties to perform their covenants and agreements under this Agreement; or

                    (xviii) agree to do any of the foregoing.

               (b) Except with the prior written consent of Cohoes or as expressly contemplated hereby, between the date hereof and the Effective Time, neither Hudson nor Hudson Bank shall:

                    (i) take any action that would cause any of its representations and warranties contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Section 7.1 or 7.2 hereof not to be satisfied;

                    (ii) voluntarily take any action that would materially impede or delay the completion of the Transactions or its ability to perform its covenants and agreements under this Agreement; or

                    (iii) agree to do any of the foregoing.

               (c) Each Party shall promptly notify the other Parties in writing of the occurrence of any matter or event known to and directly involving it, that could have, either individually or in the aggregate, a Material Adverse Effect upon it.

                                     A-31


6.7 Certain Actions

               (a) Neither Cohoes nor any of its Subsidiaries or any of their respective officers, directors, employees, representatives or agents shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any Alternative Proposal, provided, however, that the Board of Cohoes may furnish such information or participate in such negotiations or discussions if it, after having consulted with and considered the advice of outside counsel and its Financial Advisor, has determined in good faith that the failure to do the same would result in a breach of the fiduciary duties of such Board to Cohoes' shareholders under applicable Delaware law. Cohoes will promptly inform Hudson or Hudson Bank orally and in writing of any such request for information or of any such negotiations or discussions, as well as instruct its and its Subsidiaries directors, officers, representatives and agents to refrain from taking any action prohibited by this Section 6.7. In no event may Cohoes provide any information to a third party that it has not provided to Hudson or Hudson Bank.

               (b) In the event that the Board of Cohoes determines in good faith, after consultation with its Financial Advisor and upon advice from outside counsel, that it has received a Superior Offer (as defined below), it shall notify Hudson in writing of its intent to terminate this Agreement and concurrently with or after such termination cause Cohoes to enter into an acquisition agreement with respect to, or recommend acceptance of, the Superior Offer. Such notice shall specify all of the terms and conditions of such Superior Offer and identify the person making such Superior Offer. Hudson shall have five business days to evaluate and respond to the Cohoes notice. If Hudson notifies Cohoes in writing prior to the expiration of the five business day period provided above that it or Hudson Bank shall increase the Merger Consideration to an amount at least equal to that of such Superior Offer (the "Hudson Proposal"), then Cohoes shall not be permitted to enter into an acquisition agreement with respect to, or permit its Board to recommend acceptance to its shareholders of, such Superior Offer. Such notice by Hudson shall specify the new Merger Consideration. Cohoes shall have five business days to evaluate the Hudson Proposal.

               (c) In the event the Superior Offer involves consideration to Cohoes' shareholders consisting of securities, in whole or in part, a Hudson Proposal shall be deemed to be at least equal to the Superior Offer, if the Hudson Proposal offers cash Merger Consideration that equals or exceeds the consideration being offered to Cohoes' shareholders in the Superior Offer valuing any securities forming a part of the Superior Offer at its cash equivalent based upon (a) the average trading price of such securities for the 20 trading days immediately preceding the date of the Hudson Proposal or (b) the written valuation of such securities by a nationally recognized investment banking firm selected by Hudson(who shall not be Hudson's Financial Advisor) if such securities are not traded on a nationally recognized exchange or will be newly issued securities that are not of a class then trading on a nationally recognized exchange. Any written valuation shall be attached as an Exhibit to the Hudson Proposal.

               (d) In the event that the Board of Cohoes determines in good faith, upon the advice of its Financial Advisor and outside counsel, that the Hudson Proposal is not at least equal to the Superior Offer, Cohoes can terminate this Agreement in order to execute an acquisition agreement with respect to, or to allow its Board to adopt a resolution recommending acceptance

                                     A-32


     to the Cohoes' shareholders of, the Superior Offer as provided in
     Section 8.1(g). For purposes of this Agreement, a "Superior Offer" means any bona fide proposal, including a tender offer, made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 40% of the voting power of the shares of Cohoes or Cohoes Bank Common Stock then outstanding or all or substantially all the assets of Cohoes or Cohoes Bank and provides consideration to the Cohoes' shareholders which the Board of Cohoes determines in its good faith judgment (based on the advice of its Financial Advisor) to be materially more favorable than the Merger Consideration and for which third-party financing, to the extent required, is then firmly committed.

6.8 Current Information

     During the period from the date hereof to the Effective Time, Cohoes shall, upon the request of Hudson, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Hudson regarding Cohoes' consolidated financial condition, operations and business and matters relating to the completion of the Transactions. As soon as reasonably available, but in no event more than two business days after filing, Cohoes will deliver to Hudson or Hudson Bank all reports and documents including Securities Documents filed by it or Cohoes Bank with the SEC or under the Thrift Regulations subsequent to the date
hereof.   Within 45 days after the end of each month, Cohoes will deliver to
Hudson or Hudson Bank an unaudited consolidated balance sheet and an unaudited consolidated statement of income, without related notes, for such month prepared in accordance with GAAP.

6.9 Indemnification

               (a) After the Effective Time, Hudson shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of Cohoes or any of its Subsidiaries(the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Hudson, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Cohoes or any of its Subsidiaries if such Claim pertains to any matter or fact arising, existing or occurring before the Effective Time (including, without limitation, the Transactions, regardless of whether such Claim is asserted or claimed before, or at or after, the Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under applicable state law or the Thrift Regulations, whichever is applicable, in effect as of the date hereof or as amended applicable to a time before the Effective Time and under the Certificate of Incorporation, Charter or Bylaws of Cohoes or any of its Subsidiaries, whichever is applicable, as in effect on the date hereof. Hudson shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by applicable state law or the Thrift Regulations, whichever is applicable, in effect on the date hereof or as amended applicable to a time before the Effective Time upon receipt of any undertaking required by applicable state law or the Thrift Regulations. Any Indemnified Party wishing to claim indemnification under this Section 6.9(a), upon learning of

                                     A-33


     any Claim, shall notify Hudson (but the failure so to notify Hudson shall not relieve it from any liability which it may have under this Section 6.9(a)except to the extent such failure materially prejudices Hudson) and shall deliver to Hudson any undertaking required by applicable state law or the Thrift Regulations, whichever is applicable. Hudson shall ensure, to the extent permitted under applicable state law or the Thrift Regulations, whichever is applicable, that all limitations of liability existing in favor of the Indemnified Parties as provided in the Certificate of Incorporation, Charter or Bylaws of Cohoes or any of its Subsidiaries(as the case may be), as in effect on the date hereof, or allowed under applicable state law or the Thrift Regulations, whichever is applicable, as in effect on the date hereof or as such law or regulation may be amended applicable to a time before the Effective Time, with respect to Indemnified Liabilities shall survive the consummation of the Transactions.

               (b) From and after the Effective Time, the directors, and officers of Cohoes and its Subsidiaries who become directors or officers of Hudson or its Subsidiaries, shall have indemnification rights having prospective application with respect to acts or omissions occurring after the Effective Time. The prospective indemnification rights shall consist of such rights to which directors and officers of Hudson or its Subsidiaries, whichever is applicable, are entitled to under the provisions of the Certificate of Incorporation, Charter or Bylaws of Hudson or its Subsidiaries, whichever is applicable, as in effect from time to time after the Effective Time, and the provisions of applicable state law and the Thrift Regulations, whichever is applicable, as in effect from time to time after the Effective Time.

               (c) For a period of six years from and after the Effective Time, Hudson shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Cohoes and its Subsidiaries (provided that Hudson may substitute therefor policies from a financially capable insurer of at least the same coverage and amount containing terms and conditions which are substantially no less advantageous, or in the event such coverage is provided through Hudson's insurer it may be on terms and conditions (other than coverage and amounts) consistent with Hudson's current coverage), or in lieu thereof single limit tail coverage for such period (which shall be purchased by Cohoes immediately prior to Closing upon the request of Hudson), with respect to claims arising from facts or events which occurred before the Effective Time. Following the Effective Time, the directors and officers of Hudson and its Subsidiaries shall be covered by the directors' and officers' liability insurance maintained by Hudson and/or its Subsidiaries, whichever is applicable.

               (d) The obligations of Hudson provided under paragraphs (a), (b) and (c) of this Section 6.9 are intended to be enforceable against Hudson directly by the Indemnified Parties and shall be binding on all successors and permitted assigns of Hudson.

6.10 Environmental Reports

     If requested by Hudson or Hudson Bank within 20 days of the date hereof (or within 10 days after Hudson or Hudson Bank is informed of the permitted acquisition or lease of any real property by Cohoes or any of its Subsidiaries after the date hereof), Cohoes shall provide to Hudson or Hudson Bank, as soon as reasonably practicable, but not later than 30 days from the receipt by Cohoes of the request of Hudson or Hudson Bank therefor, a report of a phase one environmental investigation on real property owned or leased by Cohoes or any of its Subsidiaries (but excluding space in office or retail and similar

                                     A-34


establishments leased by Cohoes or any of its Subsidiaries for automatic teller machines or bank branch facilities or other office uses where the space leased comprises less than 20% of the total space leased to all tenants of such property). If required by the phase one environmental investigation in Hudson's or Hudson Bank's reasonable opinion, Cohoes shall provide to Hudson or Hudson Bank, within 45 days of the receipt by Cohoes of the request of Hudson or Hudson Bank therefor, a report of a phase two environmental investigation on properties requiring such additional study. Hudson or Hudson Bank shall have ten days from its receipt of the phase one environmental investigation to request a phase two environmental investigation. The costs of the phase one and phase two environmental investigations, if any, shall be borne by Hudson or Hudson Bank.

6.11 Employees and Employee Benefit Plans

               (a) Full time employees of Cohoes and its Subsidiaries who remain employed after the Effective Time will be eligible to participate in benefit plans of Hudson and its Subsidiaries that are generally available to their full-time employees on a uniform and non-discriminatory basis in accordance with and subject to the terms and provisions of such benefit plans, with credit for years of service with Cohoes and its Subsidiaries for the purpose of determining eligibility for participation, vesting and entitlement to vacation time and sick pay (but not for the purpose of accrual or restoration of benefits under any existing or future benefit plan of Hudson or any of its Subsidiaries where benefits are calculated on an actuarial basis, including any qualified or non-qualified defined benefit plan or restoration plan). Contributions to (and accrual of benefits, to the extent applicable, if any, under) benefit plans of Hudson and its Subsidiaries on behalf of continuing full-time employees of Cohoes and its Subsidiaries shall only relate to qualifying compensation earned by such employees after the Effective Time subject to the terms and provisions of such benefit plans. Notwithstanding anything contained above, continuing full time employees of Cohoes and its Subsidiaries shall not be eligible to participate in the Hudson Bank benefit restoration plan or any qualified plan of Hudson or any of its Subsidiaries, including the Hudson Bank retirement plan, Hudson Bank savings plan and Hudson employee stock ownership plan until the plan year commencing in 2002, except that, to the extent permitted by the Code and any other applicable law, continuing full time employees of Cohoes and its Subsidiaries who are not participants in the Cohoes ESOP immediately prior to the Effective Time and otherwise meet the eligibility requirements of the Hudson employee stock ownership plan (after taking into account their past service credit with Cohoes and its Subsidiaries) shall be permitted to participate in the Hudson employee stock ownership plan as of the first entry date in such plan on or following the date of the Effective Time. Hudson shall amend its employee stock ownership plan to accomplish the foregoing, to the extent such amendments are consistent with the Code and any other applicable law. Hudson shall use its best efforts to cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the corresponding Cohoes group health plan) and eligibility waiting periods under its group health plans to be waived with respect to such participants and their eligible dependents.

               (b) Hudson or Hudson Bank agrees to honor the Cohoes Officer Severance Plan, the Cohoes General Severance Plan, the Cohoes Option Plan, the Cohoes Recognition Plan, and the terms of all Previously Disclosed employment and change in control severance agreements to which Cohoes or Cohoes Bank is a party; provided however, in the case of the employment agreements of Harry L. Robinson and Richard A. Ahl, such individuals shall accept a reduction

                                     A-35


     in their monetary benefits upon termination of their employment by virtue of (i) their monetary benefits being calculated from and after July 2, 2001 (as if such date were the employment termination date) and (ii)Harry L. Robinson and Richard A. Ahl shall take an additional reduction in monetary benefits in the amounts of $300,000 and $150,000, respectively. It is acknowledged by the Parties that the employment of Messrs Robinson and Ahl will be terminated on the day next following the date on which the Effective Time occurs, and that any subsequent employment of such individuals by Hudson or Hudson Bank shall be at will. Cohoes covenants that the amounts Previously Disclosed are the sole amounts of monetary benefits to be received by Messrs. Robinson and Ahl pursuant to their employment agreements upon a termination of their employment at or following the Effective Time, other than any adjustments to be made with respect to the tax gross up payments under Section 12 of their respective employment agreements; and that Messrs. Robinson and Ahl have agreed in writing to accept the Previously Disclosed monetary benefits in full satisfaction of all monetary obligations under their respective employment agreements (other than any adjustments to be made with respect to the tax gross up payments under Section 12 of their respective employment agreements) and to take a tax filing position on their federal income tax returns with respect to parachute payments consistent with the tax filing position taken by Hudson on its federal income tax return with respect thereto. Hudson or Hudson Bank, whichever is applicable, hereby expressly assumes at the Effective Time the Cohoes Officer Severance Plan, the Cohoes General Severance Plan, the Cohoes Option Plan, the Cohoes Recognition Plan, and every such employment (subject to the foregoing provisions) and change in control severance agreement which by its terms requires express assumption by a successor. Such express assumption shall occur by virtue of Hudson's and Hudson Bank's execution of this Agreement without any further action required by them upon the completion of the Transactions.

               (c) In the sole discretion of Hudson or Hudson Bank payments made by it in full and complete satisfaction of obligations under
     Section 6.11(b) shall be subject to the recipient's delivery to it of
     (i) a written acknowledgment signed by such recipient that the payment or payments and benefits to be made to him or her is in full and complete satisfaction of all liabilities and obligations thereunder of Cohoes, Cohoes Bank, Hudson and Hudson Bank and their respective affiliates, directors, officers, employees and agents and (ii) a written release signed by such recipient releasing such parties from further liability in connection with such obligations and from all other matters relating to the recipient's employment.

               (d) Cohoes and its Subsidiaries shall take all necessary action to cause the Cohoes ESOP to be terminated as of the Effective Time. The Merger Consideration received by the Cohoes ESOP trustee in connection with the Merger with respect to the unallocated shares of Cohoes Common Stock shall be first applied by the Cohoes ESOP trustee to the full repayment of the Cohoes ESOP loan. The balance of the Merger Consideration (if any) received by the Cohoes ESOP trustee with respect to the unallocated shares of Cohoes Common Stock shall be allocated to the accounts of all participants in the Cohoes ESOP who have accounts remaining under the Cohoes ESOP (whether or not such participants are then actively employed) and beneficiaries in proportion to the account balances of such participants and beneficiaries as they exist as of the Effective Time as earnings, to the maximum extent permitted under the Code and applicable law. As soon as practicable after the date hereof, Cohoes shall file or cause to be filed all necessary documents with the IRS for a determination letter for termination of the Cohoes ESOP as of the Effective Time. As soon as practicable after receipt of a favorable determination

                                     A-36


     letter for termination from the IRS, the account balances in the Cohoes ESOP shall be distributed to participants and beneficiaries or transferred to an eligible individual retirement account as a participant or beneficiary may direct. Prior to the Effective Time, no prepayments shall be made on the Cohoes ESOP loan and contributions to the Cohoes ESOP and payments on the Cohoes ESOP loan shall be made consistent with past practices on the regularly scheduled payment dates.

               (e) Cohoes and its Subsidiaries shall take all necessary action to cause the Cohoes 401(k) Plan to be terminated as of the Effective
     Time. As soon as practicable after the date hereof, Cohoes shall file or cause to be filed all necessary documents with the Internal Revenue Service for a determination letter for termination of the Cohoes 401(k) Plan as of the Effective Time. As soon as practicable after receipt of the favorable determination letter for termination from the IRS, the account balances in the Cohoes 401(k) Plan shall be distributed to participants and beneficiaries or transferred to an eligible individual retirement account as a participant or beneficiary may direct. From the date hereof through the Closing Date, Cohoes and its Subsidiaries shall be permitted to make accrued employer profit sharing contributions and 401(k) matching contributions to the Cohoes 401(k) Plan on a periodic or monthly basis.

               (f) At the Effective Time, Hudson shall cause Harry L. Robinson to be added to its Board with the official title of Vice Chairman. If the initial term of Harry L. Robinson's directorship at Hudson is for a period of less than three years, then the Hudson Board agrees, subject to their fiduciary duties, to nominate him as part of the management slate of directors for one additional three year term and if he is so elected, he shall continue to serve as Vice Chairman of the Board. The provisions hereof shall not be binding upon any successor of Hudson.

               (g) At the Bank Merger Effective Time, Hudson, as the sole shareholder of Hudson Bank, shall cause Harry L. Robinson, Duncan S. MacAffer and two other current directors of Cohoes Bank selected by the President of Hudson Bank after consultation with Messrs. Robinson and MacAffer, to be elected as directors of Hudson Bank, with Mr. Robinson having the official title of Vice Chairman. Subject to its fiduciary duties, Hudson shall cause such individuals to be re-elected as directors of Hudson Bank so that their service as directors does not cease prior to the expiration of three years from the Effective Time. The provisions of this paragraph shall only apply during the period that Hudson possesses voting control of Hudson Bank and such provisions shall not be binding upon any successor of Hudson or Hudson Bank.

6.12 Litigation Matters

     Cohoes will consult with Hudson or Hudson Bank about any proposed settlement, or any disposition of, any litigation to which Cohoes or any of its Subsidiaries is a party.

6.13 Conforming Entries

               (a) Cohoes recognizes that Hudson and its Subsidiaries may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses).
     Subject to applicable law, from and after the date hereof to the Closing, Cohoes and Hudson shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Cohoes and its Subsidiaries to those policies of Hudson and

                                     A-37


     its Subsidiaries, as specified in each case in writing from Hudson to Cohoes, based upon such consultation and subject to the conditions in
     Section 6.13(c) below.

               (b) Subject to applicable law, Cohoes and Hudson shall consult and cooperate with each other with respect to determining, as specified in a written notice from Hudson to Cohoes, based upon such consultation and subject to the conditions in Section 6.13(c) below, the amount and the timing for recognizing for financial accounting purposes of Cohoes' expenses of the Transactions and the restructuring charges relating to or to be incurred in connection with the Transactions.

               (c)  Subject to applicable law, Cohoes and its Subsidiaries shall
     (i) establish and take such reserves and accruals at such time as Hudson shall reasonably request to conform the loan, accrual and reserve policies of Cohoes and its Subsidiaries to the policies of Hudson and its Subsidiaries, and (ii) establish and take such accruals, reserves and charges in order to implement such policies and to recognize for financial accounting purposes such expenses of the Transactions and restructuring charges related to or to be incurred in connection with the Transactions, in each case at such times as are reasonably requested by Hudson, but in no event prior to five days before the Closing Date; provided, however, that on the date such reserves, accruals and charges are to be taken, Hudson shall certify to Cohoes that all conditions to Hudson's obligation to consummate the Transactions set forth in Sections
     7.1 and 7.3 hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing by Cohoes, the delivery of which shall continue to be conditions to Hudson's obligation to consummate the Transactions) have been satisfied or waived; and provided, further, that Cohoes and its Subsidiaries shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.

               (d) No reserves, accruals or charges taken in accordance with this Section may be a basis to assert a violation or a breach of a representation, warranty or covenant of Cohoes herein.

6.14 Systems Integration

     During the period from the date hereof to the Effective Time, Cohoes shall cause its and Cohoes Bank's directors, officers and employees to, and shall make all reasonable efforts to cause Cohoes Bank's data processing service providers to, cooperate and assist Hudson Bank in connection with an electronic and systematic conversion of all applicable data regarding Cohoes Bank to Hudson Bank's system of electronic data processing. In furtherance of the foregoing, Cohoes shall cause Cohoes Bank to make reasonable arrangements during normal business hours to permit representatives of Hudson Bank to train Cohoes Bank employees in Hudson Bank's system of electronic data processing.

6.15 Disclosure Supplements

     From time to time prior to the Closing, each Party shall promptly supplement or amend any materials Previously Disclosed or Delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed or Delivered or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby. No such supplement or amendment to such materials shall be deemed to have modified the representations,

                                     A-38

warranties and covenants of the disclosing Party for the purpose of determining whether the conditions set forth in Article VII hereof have been satisfied.

6.16 Failure to Fulfill Conditions

     If a Party determines that a condition to its obligations to consummate the Transactions may not be fulfilled, it will promptly notify the other Parties. Each Party will promptly inform the other Parties of any facts applicable to it that would be likely to prevent or materially delay approval of any of the Transactions by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of any of the Transactions.

6.17 Proxy Solicitor

     Cohoes may, and if requested by Hudson or Hudson Bank shall, retain a proxy solicitor in connection with its meeting of shareholders held to vote on the adoption of this Agreement.

6.18 Previous Transaction Stock Option Agreements

     Hudson and Cohoes do hereby agree to terminate the Cohoes Stock Option Agreement. Accordingly, upon the execution of this Agreement, the Cohoes Stock Option Agreement shall terminate and have no further force and effect. The Hudson Stock Option Agreement shall continue in full force and effect in accordance with its terms.

6.19 Organization of Merger Sub

     Hudson Bank shall cause Merger Sub to be organized under the DGCL. The Board of Merger Sub shall approve this Agreement and the Merger, whereupon Merger Sub shall become a party to, and be bound by, this Agreement, and Hudson Bank shall adopt and ratify this Agreement in its capacity as the sole shareholder of Merger Sub.

6.20 Liquidated Damages

     Due to expenses, direct and indirect, incurred by Hudson and Hudson Bank in negotiating and executing this Agreement and in taking steps to effect the Transactions, the loss by them of other opportunities, and as material inducement for Hudson agreeing to terminate the Cohoes Stock Option Agreement as provided in Section 6.18, Cohoes shall pay to Hudson and Hudson Bank, collectively, agreed upon cash liquidated damages of $4.7 million, within 5 days after written demand for payment is made by Hudson and Hudson Bank, following the occurrence of any of the events set forth below:

               (a)  Cohoes terminates this Agreement pursuant to Section 8.1(g);

               (b) the termination of this Agreement by Cohoes for any reason (other than a termination by Cohoes pursuant to Section 8.1(b) or (c)) prior to the date of the meeting of the shareholders of Cohoes to vote on this Agreement; or

               (c) the entering into a definitive agreement by Cohoes or Cohoes Bank relating to an Alternative Proposal or the consummation of an Alternative Proposal involving Cohoes or Cohoes Bank within 18 months after the occurrence of any of the following: (i) the termination

                                     A-39

     of this Agreement by Hudson pursuant to Section 8.1(b) or 8.1(f); (ii) the failure of the shareholders of Cohoes to adopt this Agreement at the Cohoes' shareholders meeting held to vote on this Agreement; or (iii) August 31, 2001 if prior thereto the Cohoes' shareholders meeting has not been held to vote on the adoption of this Agreement.

     If demand for payment of cash liquidated damages is made pursuant to this Section 6.20 and payment is timely made, then neither Hudson nor Hudson Bank will have any other rights or claims against Cohoes, its Subsidiaries, and their respective officers, directors, attorneys and financial advisors under this Agreement, it being agreed that the acceptance of cash liquidated damages under this Section 6.20 will constitute the sole and exclusive remedy of Hudson and Hudson Bank against Cohoes, its Subsidiaries and their respective officers, directors, attorneys and financial advisors.

                                 ARTICLE VII
                            CONDITIONS PRECEDENT

7.1 Conditions Precedent - the Parties

     The respective obligations of both Parties to effect the Merger shall be subject to the satisfaction of the following conditions at or prior to the Closing unless waived by the Parties to the extent permitted by Section 8.4.

               (a) The shareholders of Cohoes shall have adopted this Agreement in accordance with all legal requirements.

               (b) All approvals and consents from any Governmental Entity, the approval or consent of which is required for the completion of the Transactions, shall have been received and all statutory waiting periods in respect thereof shall have expired; and the Parties shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the completion of the Transactions; provided, however, that the approvals and consents referred to in this
     Section 7.1(b) shall not be deemed to have been received if, individually or in the aggregate, they shall include any conditions or requirements that, in the reasonable opinion of the Hudson Board, are unduly burdensome or would materially reduce the value of the Transactions to Hudson.

               (c) None of Hudson, Hudson Bank, Cohoes or Cohoes Bank shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal completion of any of the Transactions.

               (d) No proceeding initiated by any Government Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of any of the Transactions shall be pending or threatened.

7.2 Conditions Precedent - Cohoes

     The obligations of Cohoes to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Closing unless waived by Cohoes to the extent permitted by Section 8.4.

                                     A-40


               (a) The representations and warranties of Hudson and Hudson Bank made herein shall be true and correct as of the date hereof and in all material respects as of the Closing as though made anew at the Closing
     (as if the Closing Date was the date hereof for such purpose).

               (b) Hudson and Hudson Bank shall have performed in all material respects all obligations and complied in all material respects with all covenants and agreements required to be performed and complied with by it pursuant to this Agreement on or prior to the Closing.

               (c) Hudson and Hudson Bank shall have delivered to Cohoes a certificate, dated the Closing Date and signed by their respective Chief Executive Officers, to the effect that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

               (d) Hudson and Hudson Bank shall have furnished Cohoes with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in Section 7.1 as such conditions relate to Hudson and Hudson Bank as Cohoes may reasonably request.

7.3 Conditions Precedent - Hudson

     The obligations of Hudson, Hudson Bank and Merger Sub to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Closing unless waived by Hudson to the extent permitted by
Section 8.4.

               (a) Between the date hereof and the Closing, Cohoes shall not have been affected by any event or change which has had or caused, or is reasonably likely to have or cause, a Material Adverse Effect.

               (b) The representations and warranties of Cohoes set forth herein shall be true and correct as of the date hereof and (other than the representations and warranties in Section 3.1 with respect to the effects of any exercise of Rights or vesting of Restricted Shares) in all material respects as of the Closing as though made anew at the Closing (as if the Closing Date was the date hereof for such purpose), except that in each case the representations and warranties under
     Article IV shall be subject to the standard set forth in Section 9.8.

               (c) Cohoes shall have performed in all material respects all obligations and complied in all material respects with all covenants and agreements required to be performed and complied with by it pursuant to this Agreement on or prior to the Closing.

               (d) Cohoes shall have delivered to Hudson Bank a certificate, dated the Closing Date and signed by its Chief Executive Officer, to the effect that the conditions set forth in Sections 7.3(a) through 7.3(c) have been satisfied.

               (e) Cohoes shall have furnished Hudson Bank with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Section 7.1 as such conditions relate to Cohoes and its Subsidiaries as Hudson Bank may reasonably request.

               (f) Each director and executive officer of Cohoes and Cohoes Bank shall have executed and delivered cancellation agreements to Hudson as provided in Section 2.7(f).

                                     A-41


                                 ARTICLE VIII
                        TERMINATION, WAIVER, AMENDMENT
                          AND SPECIFIC PERFORMANCE

8.1 Termination

     This Agreement may be terminated by a written instrument prior to the Effective Time:

               (a)  by the mutual consent of the Boards of Hudson and Cohoes;

               (b) by the Board of the non-breaching Party if the other Party has breached in any material respect any of its covenants, agreements or representations and warranties (but in the case of representations and warranties under Article IV subject to the standard set forth in Section 9.8) herein, and such breach has not been cured within 30 days after written notice (and for purposes hereof Hudson and Hudson Bank shall be deemed to be one Party);

               (c) by the Board of either Hudson or Cohoes, (i) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order prohibiting the completion of the Transactions or
     (ii) if application for any necessary prior approval of a Governmental Entity is denied or withdrawn at the request or recommendation of the Governmental Entity, provided that such denial or request or recommendation for withdrawal is not due to the terminating Party's breach of any provision of this Agreement;

               (d) by the Board of either Hudson or Cohoes if the shareholders of Cohoes fail to adopt this Agreement at the Cohoes' shareholders meeting held to vote on this Agreement;

               (e) by the Board of either Hudson or Cohoes if the Effective Time has not occurred by the close of business on August 31, 2001, provided that the terminating Party is not then in breach of any of its covenants, agreements or representations and warranties (but in the case of representations and warranties under Article IV subject to the standard set forth in Section 9.8) herein;

               (f) by the Board of Hudson if the Cohoes Board either (i) fails to recommend, or fails to continue its recommendation, that the shareholders of Cohoes vote in favor of the adoption of this Agreement, or (ii) modifies, withdraws or changes in any manner adverse to Hudson or Hudson Bank its recommendation that the shareholders of Cohoes vote in favor of the adoption of this Agreement; or

               (g) by the Board of Cohoes if Cohoes has received a Superior Offer which is not timely matched by Hudson and Hudson Bank pursuant to
     Section 6.7, and the Board of Cohoes has made a determination to accept such Superior Offer subject to approval thereof by the Cohoes' shareholders, and simultaneously with the termination of this Agreement pursuant to this paragraph Cohoes enters into an acquisition agreement with respect to the Superior Offer if the Superior Offer is for a merger or the Board of Cohoes adopts a binding resolution to recommend to the shareholders of Cohoes that they accept the Superior Offer if the Superior Offer is for a tender offer.

                                     A-42

8.2 Effect of Termination

     In the event that this Agreement is terminated it shall become void and have no effect, except for:

                    (a)  the provisions relating to confidentiality set forth in
     Section 6.4,

                    (b)  the provision relating to press releases set forth in
     Section 6.5,

                    (c) The provision relating to cash liquidated damages set forth in Section 6.20; and

                    (d) except as provided in Section 6.20, a termination pursuant to Section 8.1(b) shall not relieve the breaching Party from any liability or damages if such termination arises out of its willful breach of any provision of this Agreement; in such event the non-breaching Party shall be entitled to such monetary remedies and relief against the breaching Party as are available at law (and for purposes hereof Hudson and Hudson Bank shall be deemed to be one Party).

8.3 Survival of Representations, Warranties and Covenants

     All representations, warranties, agreements and covenants in this Agreement or in any other document or instrument delivered pursuant hereto or in connection herewith shall expire on, and be terminated and extinguished at, the Effective Time other than agreements or covenants contained herein or therein that by their terms are to be performed after the Effective Time. No such representations, warranties, agreements or covenants shall be deemed to be terminated or extinguished so as to deprive Hudson or Hudson Bank or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any person, including any shareholder or former shareholder.

8.4 Waiver

     Each Party hereto by written instrument approved by its Board and signed by an executive officer of such Party, may at any time (whether before or after approval of this Agreement by the shareholders of Cohoes) extend the time for the performance of any of the obligations or other acts of the other Party hereto and may waive (i) any inaccuracies of the other Party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other Party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other Party of any of its obligations set forth herein.

8.5 Amendment or Supplement

     This Agreement may be amended at any time by mutual written agreement of the Parties approved by their Boards and signed by an executive officer of each Party, provided that any such amendment after the adoption of this Agreement by shareholders of Cohoes shall not either modify the form or decrease the amount of the Merger Consideration or otherwise materially adversely affect such shareholders without the approval of the shareholders to the extent required by applicable law.

                                     A-43


8.6 Specific Performance

     The Parties acknowledge and agree that the Transactions contemplated herein are unique and that any remedy at law for breach is inadequate to compensate the aggrieved Party or Parties. Accordingly, each Party shall have the right to seek specific performance of this Agreement and the other Parties' duties, obligations, covenants and agreements herein in order to cause the Transactions to be consummated. To this end, each Party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance or any other equitable relief. Notwithstanding the foregoing, neither Hudson nor Hudson Bank shall be entitled to seek specific performance under any circumstances where it is entitled to receive liquidated damages pursuant to Section 6.20 upon termination of this Agreement.

                                  ARTICLE IX
                                MISCELLANEOUS

9.1 Expenses

     Each Party hereto shall bear and pay all costs and expenses incurred by it in connection with this Agreement and the Transactions, including fees and expenses of its Financial Advisor, counsel and accountants.

9.2 Entire Agreement

     This Agreement together with any other documents or instruments executed by the Parties relating to the subject matter hereto concurrently with or on the same day as the execution of this Agreement contains the entire agreement among the Parties with respect to the Transactions and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein which are to be executed after the date hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the Parties, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in
Article II and in Sections 6.9 and 6.11 hereof.

9.3 No Assignment

     None of the Parties hereto may assign any of its rights or obligations under this Agreement to any other person.

9.4 Notices

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

                                     A-44


     If to Cohoes:

               Cohoes Bancorp, Inc.
               75 Remsen Street
               Cohoes, New York 12047

               Attention: Harry L.  Robinson
                          President and Chief Executive Officer

     With a required copy to:

               Elias, Matz, Tiernan & Herrick, L.L.P.
               734 15th Street, N.W.
               Washington, DC 20005
                    Attn: Raymond A. Tiernan, Esq.
                          Gerald F. Heupel, Jr., Esq.

     If to Hudson, Hudson Bank or Merger Sub:

               Hudson River Bancorp, Inc.
               One Hudson City Center
               Hudson, New York 12534

               Attention: Carl A. Florio
                          President and Chief Executive Officer

     With a required copy to:

               Silver, Freedman & Taff, L.L.P.
               1100 New York Avenue, N.W., 7th Floor East
               Washington, D.C. 20005
               Attn: Robert L. Freedman, P.C.

9.5 Counterparts

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

9.6 Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed within such jurisdiction. The Parties hereby designate Wilmington, Delaware to be the proper jurisdiction and venue for any suit or action arising out of this Agreement.

9.7 Severability

     Any term, provision, covenant or restriction contained in this Agreement held to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the

                                     A-45


validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

9.8 Standard of Breach

     None of the representations or warranties contained in Article IV shall be deemed untrue or incorrect, and Cohoes shall not be deemed to have breached its representations or warranties therein as a consequence of the existence of any fact, circumstance or event, which would not, either individually or taken together with all other facts, circumstances or events, have a Material Adverse Effect on it.

9.9 Alternative Structure

     Notwithstanding any provision of this Agreement to the contrary, Hudson may at any time modify the structure of the acquisition of Cohoes set forth herein, subject to the prior written consent of Cohoes which consent shall not be unreasonably withheld or delayed, provided that (i) the Merger Consideration to be paid to the holders of Cohoes Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (ii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Entities.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers and attested by their officers thereunto duly authorized, all as of the day and year first above written.


                                   COHOES BANCORP, INC.

Attest:

/s/ Richard A. Ahl                 By: /s/ Harry L. Robinson
----------------------                -------------------------
Name: Richard A. Ahl               Name: Harry L. Robinson
Title: Secretary                   Title: President


                                   HUDSON RIVER BANCORP, INC.

Attest:


/s/ Holly Rappleyea                By: /s/ Carl A. Florio
----------------------                ---------------------------
Name: Holly Rappleyea              Name: Carl A. Florio
Title: Secretary                   Title: President


                                     A-46



                                   HUDSON RIVER BANK & TRUST COMPANY

Attest:


/s/ Holly Rappleyea                By: /s/ Carl A. Florio
----------------------                ----------------------------
Name: Holly Rappleyea              Name: Carl A. Florio
Title: Secretary                   Title: President


HUDSON RIVER ACQUISITION CORP., Merger Sub, has joined as a Party to this Agreement on this __ day of ___________, 2001.

                                   HUDSON RIVER ACQUISITION CORP.

Attest:


                                   By:
----------------------                ------------------------------
Name: Holly Rappleyea              Name: Carl A. Florio
Title: Secretary                   Title: President









                                     A-47



                                                                    Appendix B





                                        January __, 2001




The Board of Directors
Cohoes Bancorp, Inc.
75 Remsen Street
Cohoes, New York 12047

Members of the Board:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to Cohoes Bancorp, Inc. ("Cohoes") and its stockholders of the consideration to be paid ("Merger Consideration") in the proposed merger (the "Merger") of Cohoes with and into a subsidiary of Hudson River Bank & Trust Company ("Hudson River Bank") pursuant to the Agreement and Plan of Merger ("Agreement") dated as of November 24, 2000 between Cohoes, Hudson River Bancorp, Inc. ("Hudson River") and Hudson River Bank. It is our understanding that the Merger will be accounted for as a purchase transaction under generally accepted accounting principles.

     As is more specifically set forth in the Agreement, upon consummation of the Merger, each outstanding share of Cohoes stock, par value $0.01 per share ("Cohoes Common Stock"), will be entitled to receive $19.50 in cash (the "Merger Consideration"), other than certain restricted shares.

     Keefe, Bruyette & Woods, Inc. ("Keefe Bruyette"), as part of its investment banking business, is continually engaged in the valuation of bank holding companies and banks, thrift holding companies and thrifts and their securities in connection with mergers and acquisitions, underwritings, private placements, competitive bidding processes, market making as a NASD market maker, and valuations for various other purposes. As specialists in the securities of banking companies we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, trade the securities of Hudson River or Cohoes, for our own account, and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. To the extent we have any such positions as of the date of this opinion it has been disclosed to Cohoes. Keefe Bruyette has served as financial advisor to Cohoes in the negotiation of the Agreement and in rendering this fairness opinion and will receive a fee from Cohoes for those services.

In arriving at our opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Hudson River and Cohoes and the Merger.

                                     B-1

January __, 2001




In the course of our engagement as financial advisor we have, among other things:

1.   Reviewed the Agreement;

2. Reviewed certain historical financial and other information concerning Cohoes for the two fiscal years ending June 30, 2000, including Cohoes' Annual Reports to Stockholders, Annual Reports on Form 10-K, and interim Quarterly Reports on Form 10-Q;

3. Reviewed certain historical financial and other information concerning Hudson River for the three fiscal years ending March 31, 2000, including Hudson River's Annual Reports to Stockholders, Annual Reports on Form 10-K, and interim Quarterly Reports on Form 10-Q;

4. Reviewed and studied the historical stock prices and trading volumes of the common stock of both Cohoes and Hudson River;

5. Held discussions with senior management of Cohoes and Hudson River with respect to their past and current financial performance, financial condition and future prospects;

6. Reviewed certain internal financial data, projections and other information of Cohoes and Hudson River, including financial projections prepared by management;

7. Analyzed certain publicly available information of other financial institutions that we deemed comparable or otherwise relevant to our inquiry, and compared Cohoes and Hudson River from a financial point of view with certain of those institutions;

8. Reviewed the financial terms of certain recent business combinations in the banking industry that we deemed comparable or otherwise relevant to our inquiry; and

9. Conducted such other financial studies, analyses and investigations and reviewed such other information as we deemed appropriate to enable us to render our opinion.

     In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We have relied upon the management of Cohoes as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such management. We are not experts in the independent verification of the adequacy of allowances for loan losses and we have assumed that the current and projected aggregate reserves for loan losses for Cohoes and Hudson River are adequate

                                     B-2

January __, 2001




to cover such losses. We did not make or obtain any independent evaluations or appraisals of any assets or liabilities of Cohoes, Hudson River, or any of their respective subsidiaries nor did we verify any of Cohoes' or Hudson River's books or records or review any individual loan or credit files.

     We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following:
(1) the historical and financial position and results of operations of Cohoes and Hudson River; (2) the assets and liabilities of Cohoes and Hudson River; and (3) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to Cohoes and its stockholders.

                              Very truly yours,


                              KEEFE, BRUYETTE & WOODS, INC.















                                     B-3

                                                                    Appendix C

                         DELAWARE CODE ANNOTATED
                          TITLE 8. CORPORATIONS
                    CHAPTER 1. GENERAL CORPORATION LAW
                  SUBCHAPTER IX. MERGER OR CONSOLIDATION


SECTION 262 APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinary meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of
Section 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2)  If the merger or consolidation was approved pursuant to Section
228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances.
Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339, L. '98, eff. 7-1-98.)

                                                       Please mark
                      COHOES BANCORP, INC.             your votes as
                SPECIAL MEETING OF STOCKHOLDERS        indicated
                                                       in this        [X] FOR
                                                       example


     The undersigned hereby appoints the Board of Directors of Cohoes Bancorp, Inc. ("Cohoes"), and its successors, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Cohoes which the undersigned is entitled to vote at Cohoes' Special Meeting of Stockholders (the "Meeting"), to be held on Thursday, February 15, 2001, at the Cohoes Music Hall, 58 Remsen St., Cohoes, New York at 2:00 p.m., local time, and at any and all adjournments and postponements thereof, as follows:


                                                    FOR     AGAINST    ABSTAIN
1. Approval of the Agreement and Plan of Merger,
dated as of November 24, 2000, by and between       [  ]      [  ]       [  ]
Hudson River Bancorp, Inc., Hudson River Bank &
Trust Company and Cohoes Bancorp, Inc.


                         2. Approval of motion to   FOR     AGAINST    ABSTAIN
                            adjourn the Special
                            Meeting, if necessary,  [  ]      [  ]       [  ]
                            to solicit additional
                            proxies with respect
                            to approval of the
                            Agreement and Plan of
                            Merger.


Your Board of Directors     I plan to attend the          YES       NO
recommends a vote "FOR"     Cohoes Special Meeting.       [  ]     [  ]
proposals 1 and 2.


In their discretion, the proxies are authorized to vote on any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.


This proxy will be voted as directed. If you date, sign and return this proxy but do not provide specific voting instructions, this proxy will be voted FOR Proposals 1 and 2. If any other business is presented at the Special Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. The stockholder may revoke this proxy at any time before it is voted.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned acknowledges receipt from Cohoes, prior to the execution of this proxy, of Notice of the Special Meeting, the Proxy Statement and their materials.

Dated:_______________________            _____________________________________
                                         Print Name of Stockholder(s)


_____________________________            _____________________________________
Signature of Stockholder                 Signature of Stockholder

Please sign exactly as your name appears above on this form. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title. If shares are held jointly, each holder should sign.

______________________________________________________________________________

           PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN
                       THE ENCLOSED POSTAGE-PAID ENVELOPE.

______________________________________________________________________________